As filed with the U.S. Securities and Exchange Commission on February 10, 2025.

Registration No. 333-283448

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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TOP WIN INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

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Cayman Islands	5094	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

33/F Sunshine Plaza
353 Lockhart Road, Wan Chai, Hong Kong
Tel: +852 2815 7988
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022	Mark E. Crone, Esq. Liang Shih, Esq. Ron Levy, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 T: 646-861-7891

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2025

TOP WIN INTERNATIONAL LIMITED

2,664,000 Ordinary Shares

This is an initial public offering (the “Offering”) of 2,664,000 ordinary shares of par value US$0.0005 per share (the “Ordinary Shares”), of TOP WIN INTERNATIONAL LIMITED (“Top Win”, the “Company”, “we, “our”, “us”), on a firm commitment basis. We anticipate that the initial public offering price (the “Offering Price”) will be between US$4 and US$6 per Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TOPW”. This Offering is contingent upon us listing our Ordinary Shares on the Nasdaq Capital Market, or Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering will not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 13 of this prospectus for more information.

Following this Offering, Mr. Kwan NGAI, our Chief Executive Officer, through his ownership of Pride River Limited (the “Pride River”), controls 65.1% of the voting power, and will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Mr. Kwan NGAI may be deemed the ultimate beneficial owner of the shares of Top Win held by Pride River. As a result, Mr. Kwan NGAI can control the outcome of matters submitted to the shareholders for approval through Pride River. Additionally, following the offering, we will be a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Our corporate actions will be substantially controlled by Mr. Kwan NGAI, our Chief Executive Officer and the 65.1% owner of our Controlling Shareholder, through Pride River, who will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, following the offering we will be a “controlled company” and intend to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 36 and “Prospectus Summary — Implication of Being a Controlled Company” on page 14 of this prospectus.

Top Win International Limited, or Top Win, is a holding company incorporated in Cayman Islands. As a holding company with no material operations, Top Win conducts all its operations through its operating entities Top Win International Trading Limited (“Top Win Hong Kong”) incorporated in Hong Kong (Top Win Hong Kong is referred as the “Operating Subsidiary”). Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchasing equity solely of Top Win, the Cayman Islands holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Top Win’s operations and/or a material change in the value of the securities Top Win is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by the Operating Subsidiary in Hong Kong. We do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong and having some customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the

Operating Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.

Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if the shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands may render the investors unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

According to the opinions of our counsel, Stevenson, Wong & Co., with respect to Hong Kong law, judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

The legal and operational risks associated in operating in the PRC also apply to our Operating Subsidiary’ operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that PRC government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary or Top Win are to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we are not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this Offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiary Operate — All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the PRC, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 28; and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiary Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 34.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 10. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations. According to the opinions of Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures will not have an impact on our business, operations or this offering, nor are we or our Hong Kong subsidiaries covered by permission requirements from the CSRC or CAC or any PRC authorities that is required to approve our subsidiary’s operations, as the Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States, because (i) the Operating Subsidiary were incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures do not provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million individuals and we have acquired the our customers’ separate consents for collecting and storing of their personal information and data; (iii) all of the data the Operating Subsidiary have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, neither of the Operating Subsidiary has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by the PRC authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate, list on the U.S. exchanges, or offer the securities being registered to foreign investors. Therefore, no application to obtain permission or approval from the PRC authorities is required and no permissions or approvals have been denied as of the date of this prospectus.

However, given the uncertainties arising from the legal system in the PRC and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Furthermore, since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary or Top Win become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary and us will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 34.

Under the PRC Enterprise Income Tax Law (“EIT Law”) and its implementing rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation (“SAT”) issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

As all of our board members and managements are Hong Kong residents, and substantially all of our assets and the primary location of the day-to-day operational management are located in Hong Kong, we are not a “de facto management body” as defined in the Circular 82. Therefore, we are not subject to EIT Law.

To the date of this prospectus, we do not have any subsidiaries nor conducts any business operations in PRC. Accordingly, we do not believe it is necessary to obtain a legal opinion from PRC counsel, as there are no applicable PRC regulations that would impact our operations.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual in order to ensure personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Compliance with PDPO and any such other existing or future data privacy related laws, regulations and governmental orders by us may entail significant expenses as we have to process the data in a secured manner by enhancing the security of our IT system from time to time and ensure that all data are properly collected and used; and any breach of PDPO could materially affect our business.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations. See “Risk Factor — Risks Relating to Doing Business in Hong Kong — Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.” on page 33.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in Manhattan, New York and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor is not affected by and not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 39.

Top Win has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. Top Win may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Top Win, our holding company incorporated in Cayman Islands, to our Operating Subsidiary in Hong Kong through Grand Moon International Limited (“Grand Moon”), our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Top Win through Grand Moon.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiary, including our subsidiary in Hong Kong, to Top Win and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands law and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and Top Win will be able to pay our debts as they become due.

For the cash transfers between Top Win and the Operating Subsidiary, and according to the Companies Act, a Cayman Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the assets of such company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and that such company is able to satisfy its liabilities as they fall due in the ordinary course of its business. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Top Win’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Top Win. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further Cayman Islands or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Top Win and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Top Win and U.S. investors and amounts owed. According to the opinions of Guangdong Wesley Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Top Win to the Operating Subsidiary or from the Operating Subsidiary to Top Win, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary” and “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 5 and 37. See “Dividend Policy” for further details.

Top Win, our Cayman Islands holding company, since its incorporation on June 27, 2024, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the Cayman Islands holding company. Up to the date of this prospectus, Top Win Hong Kong has settled professional fee of approximately US$1.1 million on behalf of Top Win. Other than the above, there has been no other cash transfer between entities within our group as of the date of this prospectus. On December 30, 2022, the Operating Subsidiary, Top Win Hong Kong declared a dividend of totaling HK$2,000,000 (approximately US$255,410) to its then shareholders. For the year ended December 31, 2022, Top Win Hong Kong also settled dividend declared in prior years of US$446,967 in cash. For the fiscal year ended December 31, 2023, neither Top Win nor the Operating Subsidiary have declared or made any dividend or contribution to their respective shareholders.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 13 for additional information.

	Per Share		Total(3)
Offering price(1)	US$	5.00	US$	13,320,000
Underwriting discounts(2)	US$	0.35	US$	932,400
Proceeds to the company before expenses	US$	4.65	US$	12,387,600

____________

(1)      Initial public offering price per share is assumed as US$5.00, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering. In addition to the compensation referenced above, we have agreed to pay the underwriters a non-accountable expense allowance of one percent (1.0%) of the total proceeds raised and, to reimburse the underwriters for certain accountable expenses incurred relating to this offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 112.

(3)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 15% additional Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$5.00, the total underwriting discounts payable will be US$1,225,400, and the total proceeds to us, before expenses, will be US$14,092,560.

We expect our total cash expenses for this Offering to be approximately US$1,369,907, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about [*] 2025.

Dominari Securities LLC	Revere Securities LLC

The date of this prospectus is          , 2025

We have not, and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this Offering and the distribution of this prospectus applicable to those jurisdictions.

Until and including ________, 2025 (the 25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum of association and the articles of association of Top Win (as defined below) that will become effective immediately prior to the completion of this offering;

•        “BVI” refers to the British Virgin Islands;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” refers to Pride River Limited, a company incorporated under the laws of the British Virgin Islands on June 4, 2024, which is wholly owned by Kwan NGAI our CEO and one of our directors;

•        “Grand Moon” refers to Grand Moon International Limited, a company incorporated under the laws of the British Virgin Islands on June 4, 2024, an intermediate holding company directly and wholly owned by Top Win International Limited;

•        “Ordinary Shares” refers to the Ordinary Shares of Top Win (as defined below), par value of US$1.00 per share;

•        “FY2022” and “FY2023” refer to fiscal year ended December 31, 2022 and 2023, respectively;

•        “Hong Kong dollar(s)”, or “HK$” refer to the legal currency of Hong Kong;

•        “Hong Kong” or “HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Memorandum and Articles of Association” refers to the memorandum of association and the articles of association articles of association of Top Win (as defined above) adopted on June 27, 2024;

•        “Migo” refers to Migo Corporation Limited, an independent research consultancy firm commissioned by the Company;

•        “Migo Report” refers to the “INDUSTRY OVERVIEW REPORT FOR TOP WIN INTERNATIONAL LIMITED” dated July 25, 2024 prepared by Migo and commissioned by the Company;

•        “Operating Subsidiary” refers to Top Win Hong Kong (as defined below), the indirectly wholly-owned subsidiaries of Top Win, through Grand Moon International Limited, unless otherwise specified;

•        “PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

•        “PRC government” or “Chinse government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Top Win” and “Company” refers to Top Win International Limited, the Cayman Islands holding company, incorporated on July 27, 2024, which investors are purchasing an interest;

•        “Top Win International Trading” or “Operating Subsidiary” refers to Top Win International Trading Limited, a company with limited liability under the laws of Hong Kong on June 15, 2001;

•        “US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

•        “U.S.”, or “United States” refers to the United States of America;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “We”, “Group”, “us”, “or “our” refer to Top Win, the Cayman Islands holding company that will issue the Ordinary Shares being offered, and its subsidiaries.

Top Win is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiary, using Hong Kong dollars.

The Group’s principal place of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HKD” or “HK$”), as the functional currency. The Group’s consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income or loss in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s consolidated statements of income and comprehensive income (loss).

The following table outlines the exchange rates between HK$ and US$ that are used in preparing these consolidated financial statements:

	For the years ended December 31,
	2023	2022
Average rate	7.8292	7.8306
	As of December 31,
	2023	2022
Year-end spot rate	7.8109	7.8015

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by Migo Corporation Limited, or “Migo,” a third-party industry research consultancy firm, to provide information regarding our industry and market position. Industry data, projections, and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. While we generally believe the information contained in such reports to be accurate and reliable, we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports.

Overview

Through our Operating Subsidiary in Hong Kong, Top Win International Trading Limited, we are a wholesaler engaged in trading, distribution, and retail of luxury watches of international brands.

As the purveyor of fine watches, we source luxury products directly or indirectly from authorized dealers, distributors, and brand owners, located in Europe, Japan, Singapore, and other locations, and sell them to our customers, comprising independent watch dealers, watch distributors, and retail buyers within the watch industry. Our strategic location in Hong Kong positions us advantageously within the Asia-Pacific luxury market. This region has seen significant growth in demand for luxury goods, driven by rising disposable incomes and a growing appreciation for high-quality, branded products. We currently offer a selection of over 30 internationally renowned watch brands, including Blancpain, Breguet, Cartier, Chopard, Hermes, IWC, Jaeger, Rolex, Omega, and Longines. We primarily trade watches within the price range of $1,900 to $7,500 with our target customers being middle to high-income earners.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        We have an established reputation in the trading industry.

•        We have access to favorable pricing and exclusive and rare models.

•        Strategic geographic location in Hong Kong enables us to connect globally.

•        We have strong and stable relationships with diverse suppliers and customers.

•        We have an experienced management team and a strong sales and marketing team.

Growth Strategies

We intend to maintain and strengthen our established market position and our strong market recognition in the watch dealing industry to deliver our customers with premium watches by pursuing the following strategies:

•        Diversify our product portfolios.

•        Expand our market presence in the pre-owned luxury watch market.

•        Strengthen our retail customer base and establish boutique outlets.

•        Expanding brand representation and authorized dealerships.

Corporate History and Structure

Top Win International Limited (“Top Win”), was incorporated as a Cayman Islands exempted company with limited liability on June 27, 2024 under the laws of the Cayman Islands. As of the date of this prospectus, Top Win is authorized to issue a maximum of 100,000,000 Ordinary Shares of par value US$0.0005 each, of which 22,200,000 Ordinary Shares are issued and outstanding.

Top Win has no material operation of its own, and it conducts operations through the Operating Subsidiary, namely Top Win International Trading Limited (“Top Win Hong Kong”). Top Win Hong Kong was formed on June 15, 2001, as a company with limited liability under the laws of Hong Kong.

During the first half of 2024, we have carried series of transactions to effectuate the reorganization of the Top Win group of companies. As part of the reorganization, on June 4, 2024, Grand Moon International Limited (“Grand Moon”) was incorporated under the laws of the British Virgin Islands. Grand Moon is wholly owned by Top Win, as the intermediate holding company and not actively engaging in any business. On July 25, 2024, Grand Moon acquired all of the issued equity interest of Top Win Hong Kong from Mr. Hon, SIT, for a consideration of HK$10,000, thereby completing the Reorganization. Immediately before and after the Reorganization, Top Win, Grand Moon, and Top Win Hong Kong remained under the complete ownership and control of Mr. Hon, SIT.

On September 16, 2024, the board of directors of Top Win resolved and approved to issued 550 Ordinary Shares with a par value of US$1.00 to Kelven Wong and Ngai Ming Yuk, at a consideration of US$1,000,000, respectively.

On October 29, 2024, Mr. Hon, SIT transferred 10,000 ordinary shares of Pride River Limited to Mr. Kwan NGAI, for a consideration of US$10,000,000.

On October 29, 2024, the board of directors of Top Win resolved and approved: (1) to transfer 555 Ordinary Shares from Pride River Limited to Seng Kar Men, at a consideration of US$1,000,000; and (2) to transfer 555 Ordinary Shares from Pride River Limited to Shi Dongqin, at a consideration of US$1,000,000; and (3) to transfer 555 Ordinary Shares from Pride River Limited to Kon Teck Tien, at a consideration of US$1,000,000; and (4) to transfer 555 Ordinary Shares from Pride River Limited to Yang Shengguang, at a consideration of US$1,000,000; and (5) to transfer 555 Ordinary Shares from Pride River Limited to HELPIZO Holdings Inc., at a consideration of US$1,000,000.

On November 20, 2024, Top Win executed a shareholder resolution to (1) approve and adopt amended and restated memorandum and articles of association which dated November 20, 2024; and (2) change the par value of the Ordinary Shares from US$1.00 to $0.0005, a 2,000 for 1 share subdivision (“Share Subdivision”). Pursuant to such resolution, the authorized share capital of Top Win International Limited was US$50,000 divided into 100,000,000 Ordinary Shares with a nominal or par value of US$0.0005 each, in accordance with section 13 of the Cayman Islands Companies Act.

For a more detailed discussion of the risks relating to our corporate structure, see “Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure involves unique risks to investors — Top Win International Limited, or Top Win, is a holding company incorporated in Cayman Islands. As a holding company with no material operations, Top Win conducts all its operations through its operating entities Top Win International Trading Limited incorporated in Hong Kong. Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchasing equity solely of Top Win, the Cayman Islands holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities, through Hong Kong Government, could disallow this structure, which would likely result in a material change in Top Win’s operations and/or a material change in the value of the securities Top Win is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.” on page 37.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of the prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters):

Top Win International Limited (“Top Win”), was incorporated as a Cayman Islands exempted company with limited liability on June 27, 2024 under the laws of the Cayman Islands. As of the date of this prospectus, Top Win is authorized to issue a maximum of 100,000,000 Ordinary Shares of par value US$0.0005 each, of which 22,200,000 Ordinary Shares are issued and outstanding. The Ordinary Shares offered in this prospectus are those of Top Win International Limited, in which investors are purchasing an interest. The Ordinary Shares offered in this prospectus are those of Top Win International Limited.

Top Win International Limited is a holding company and is not actively engaged in any business, and it conducts operations through the Operating Subsidiary, namely Top Win International Trading Limited (“Top Win Hong Kong”) incorporated under the laws of Hong Kong, on June 15, 2001. Top Win Hong Kong is our operating entity and is indirectly wholly-owned by Top Win through Grand Moon International Limited, an intermediate holding company.

Grand Moon International Limited (“Grand Moon”) was incorporated on June 4, 2024 under the laws of the British Virgin Islands. Grand Moon is wholly owned by Top Win, as the intermediate holding company and not actively engaging in any business.

Transfers of Cash to and from Our Subsidiary

Top Win has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. Top Win may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Top Win, our holding company incorporated in Cayman Islands, to our Operating Subsidiary in Hong Kong through Grand Moon International Limited (“Grand Moon”), our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Top Win through Grand Moon.

There is no restriction under the Cayman Islands law on the amount of funding that Top Win may provide to its subsidiary in Hong Kong (i.e., Top Win to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Top Win. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to Top Win, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and Top Win will be able to satisfy our debts as they fall due in the ordinary course of business. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Top Win and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Top Win and U.S. investors and amounts owed. See “Regulations” on page 83 and “Dividend Policy” on page 47.

As further advised by our PRC Counsel, Guangdong Wesley Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Top Win to the Operating Subsidiary or from the Operating Subsidiary to Top Win, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

For fiscal years ended December 31, 2023 and 2022, no transfer of cash or other types of assets has been made between our holding company and Operating Subsidiary; and Top Win, our holding company, has not declared or made any dividends or other distribution to its shareholders in the past, nor has any dividends or distributions been made by our Operating Subsidiary to Grand Moon and our holding company, or by Grand Moon to our holding Company. For fiscal years ended December 31, 2023 and 2022, no transfer of cash or other types of assets has been made between our Cayman Islands holding company and subsidiaries. Up to the date of this prospectus, Top Win Hong Kong has settled professional fee of approximately US$1.1 million on behalf of Top Win. Other than the above, there has been no other cash transfer between entities within our group as of the date of this prospectus. For the six month ended June 30, 2024, Top Win nor the Operating Subsidiary have declared or made any dividend or contribution to their respective shareholders. On December 30, 2022, the Operating Subsidiary, Top Win Hong Kong declared a dividend of totaling HK$2,000,000 (approximately US$255,410) to its then shareholders. For the year ended December 31, 2022, Top Win Hong Kong also settled dividend declared in prior years of US$446,967 in cash. For the fiscal year ended December 31, 2023, neither Top Win nor the Operating Subsidiary have declared or made any dividend or contribution to their respective shareholders.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 37, and the audited combined financial statements and the accompanying footnotes beginning on F-2 of this prospectus, for more information.

Risk Factors Summary

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to our Business and Operations (for a more detailed discussion, see “Risk Factors — Risks Relating to our Business and Operations” beginning on page 19 of this prospectus)

•        If we fail to manage and expand our relationships with suppliers of luxury watches, or otherwise fail to procure products on favorable terms and quality, our business, financial condition, and results of operations may be materially and adversely affected. (see page 19 of this prospectus)

•        We do not have direct contractual or business relationships with luxury watch brand owners, and as a result we may face legal risks from potential liability for goods sold by us, outside brand owners’ authorized distribution channels and potential claims related to “parallel import” activities, and we may also face commercial risks from actions by luxury brand owners. (see page 19 of this prospectus)

•        We depend on a small number of customers to derive a significant portion of our revenues and this dependence is likely to continue. (see page 20 of this prospectus)

•        We rely on a limited number of vendors for a significant portion of our purchases, and the loss of any of these vendors could have a material adverse effect on our business. (see page 20 of this prospectus)

•        We may be exposed to credit risks in relation to defaults from customers. (see page 21 of this prospectus)

•        We trade worldwide and as such are exposed to currency fluctuation risks. (see page 21 of this prospectus)

•        We are exposed to interest rate risks. (see page 21 of this prospectus)

•        If we fail to manage our inventory effectively, the results of operations, financial condition and liquidity may be materially and adversely affected. (see page 21 of this prospectus)

•        Any changes or disruption in our shipping arrangements or any interruptions in shipping could adversely affect our results of operations. (see page 22 of this prospectus)

•        We are subject to credit risk in relation to the collectability of our trade receivables from customers. (see page 22 of this prospectus)

•        We may incur liability or become subject to claims or penalties for counterfeit, infringing, illegal or stolen products inadvertently sold by us or through us, and our reputation and results of operations could be materially and adversely affected. (see page 22 of this prospectus)

•        We depend on our in-house team of trained experts, to ensure the authenticity of the luxury watches we sell. If we fail to identify counterfeit goods or it is unable to recruit and train qualified professionals for quality control and assurance, our business may be materially and adversely affected. (see page 23 of this prospectus)

•        Our revenue flow is subject to seasonality and a variety of factors. (see page 23 of this prospectus)

•        We may implement business strategies and future plans that may not be successful. (see page 24 of this prospectus)

•        Any harm to our brand or reputation may materially and adversely affect our business and results of operations. (see page 24 of this prospectus)

•        Our business depends to a significant extent upon general economic conditions, consumer demand, preferences and discretionary spending patterns, we may be adversely affected if our customers’ purchasing patterns change due to negative economic trends. (see page 24 of this prospectus)

•        We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong. (see page 25 of this prospectus)

•        Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business. (see page 25 of this prospectus)

•        Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations. (see page 25 of this prospectus)

•        Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations. (see page 26 of this prospectus)

•        We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions. (see page 26 of this prospectus)

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations. (see page 26 of this prospectus)

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share. (see page 26 of this prospectus)

•        We are subject to risks relating to litigation and disputes, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result. (see page 27 of this prospectus)

•        We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations. (see page 28 of this prospectus)

•        We may not be able to obtain finance from time to time to fund our operations and maintain growth. (see page 28 of this prospectus)

Risks Relating to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 28 of this prospectus)

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. (see page 28 of this prospectus)

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. (see page 30 of this prospectus)

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business. (see page 33 of this prospectus)

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. (see page 34 of this prospectus)

•        The enforcement of laws rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’ operations and/or the value of the securities we are offering. (see page 34 of this prospectus)

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business. (see page 35 of this prospectus)

•        There are political risks associated with conducting business in Hong Kong. (see page 35 of this prospectus)

•        Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. (see page 36 of this prospectus)

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Corporate Structure” beginning on page 36 of this prospectus)

•        Our corporate actions will be substantially controlled by Mr. Kwan NGAI, through his 65.1% ownership Pride River, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, following the offering we will be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (see page 36 of this prospectus)

•        Our current corporate structure involves unique risks to investors. (see page 37 of this prospectus)

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. (see page 37 of this prospectus)

•        The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions. (see page 38 of this prospectus)

Risks Relating to our Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Relating to Ordinary Shares and this Offering” beginning on page 39 of this prospectus)

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. (see page 39 of this prospectus)

•        There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all. (see page 40 of this prospectus)

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. (see page 41 of this prospectus)

•        Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (see page 42 of this prospectus)

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them. (see page 42 of this prospectus)

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards. (see page 43 of this prospectus)

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. (see page 43 of this prospectus)

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company. (see page 43 of this prospectus)

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences. (see page 44 of this prospectus)

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021.

The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Top Win is a holding company incorporated in the Cayman Islands with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, Top Win is headquartered in Hong Kong with its officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of the revenues and profits are generated by its subsidiaries in Hong Kong. Meanwhile, our Operating Subsidiary may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with Operating Subsidiary’ business and operations and for “Know Your Customers” purposes.

According to the opinions of Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary have in aggregate collected and stored personal information of less than one million users (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, according to the opinions of Guangdong Wesley Law Firm, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See Risk Factors — Risks Relating to Doing Business in Hong Kong — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” On page 34, and “We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” On page 30.

Permission required from Hong Kong authorities

According to the opinions of our counsel, Stevenson, Wong & Co., as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Top Win and its subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from the business registration certificate and the certificate of registration for category B registrant (Section 53ZUP, Cap 615), Top Win and its subsidiaries, including the Operating Subsidiary, are not required to obtain any permission or approval from Hong Kong authorities to operate our business. The Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, including but not limited to its business registration certificate and certificate of registration for category B registrant (Section 53ZUP, Cap 615).

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim extended transition periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the extended transition period for the adoption of new or revised financial accounting standards, having acknowledged that such election is irrevocable under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country’s corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than 6 months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date. Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, Mr. Kwan NGAI, through our Controlling Shareholder, Pride River, will beneficially own 58.1% of our total issued and outstanding Ordinary Shares, representing 58.1% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As we intend to rely on controlled company exemptions under Nasdaq listing standards, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in Manhattan, New York, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 39.

Corporate Information

Our principal executive office is located at 33/F, Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong. The telephone number of our principal executive office is +852 2815 7988. Our registered office and our registered agent’s office in the Cayman Islands are both located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at [*]. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered:	2,664,000 Ordinary Shares, excluding exercise of the over-allotment discussed below
3,063,600 Ordinary Shares, assuming full exercise of the over-allotment
Shares Issued and Outstanding Prior to the Offering:	22,200,000 Ordinary Shares.
Shares Issued and Outstanding after the Offering:	24,864,000 Ordinary Shares (or 25,263,600 Ordinary Shares if the underwriters exercise the over-allotment option in full).
Over-Allotment:	Top Win has granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to 15% additional Ordinary Shares.
Assumed Offering Price per Ordinary Shares:	US$5.00 per Ordinary Shares
Gross Proceeds:	Approximately US$13,320,000, excluding proceeds from the exercise of the Underwriters’ over-allotment option
Lock-up

Each of our directors and executive officers and our principal shareholders have agreed, subject to certain exceptions, for a period of six (6) months after the closing of the offering, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares.

The Company has agreed, for a period starting from the date of this prospectus until three (3) months after the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

See “Underwriting” for more information.

Proposed trading market and symbol:	We intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market under the symbol “TOPW”.
Transfer Agent:	VStock Transfer, LLC
Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Ordinary Shares.

Use of Proceeds:

We intend to use the net proceeds we receive from this offering as follows:

•   Approximately US$4.91 million or 45% for enhancing our brand recognition and implementing strategic marketing initiatives aimed at driving growth;

•   Approximately US$2.73 million or 25% for bolstering our sales team and extending our market presence into new geographical regions, including the South East Asia market;

•   Approximately US$1.64 million or 15% for establishing a more robust sourcing network and acquiring diverse watch products to appeal to a broader customer base.

See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and, in the documents, referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Operations

If we fail to manage and expand our relationships with suppliers of luxury watches, or otherwise fail to procure products on favorable terms and quality, our business, financial condition, and results of operations may be materially and adversely affected.

We source substantially all luxury watch items from both authorized or independent watch distributors, luxury watch wholesaler, or dealers worldwide. Maintaining stable relationships with these suppliers is important to the growth of our business. In particular, we depend on our ability to procure products on favorable pricing terms. Our current suppliers network allows us to select the best prices and quality watches for our operation. However, there is no guarantee that the volume of supplies and stability will continue in the future. If we receive fewer offers from our suppliers than in the past, we may be unable to maintain stable inventory levels, which could hinder our ability to promptly supply the watches our customer’s desire. This could adversely affect our business operations and financial performance.

We enter the spot purchase order with our supplier on an order-by-order basis, specifying the model, quantity, and method of payment, but do not have long-term agreements or supply arrangement with any of such suppliers. We may be subject to price fluctuations due to a lack of long-term supply arrangements, and we cannot assure you that our current suppliers will continue to supply the luxury watch products to us on commercially acceptable terms, if at all. In the event that we are not able to source luxury watches at favorable prices, our revenue and cost of revenue may be materially and adversely affected. If we are unable to develop and maintain good relationships with suppliers that would allow us to obtain a sufficient amount and variety of luxury watches on commercially acceptable terms, it may inhibit our ability to offer sufficient products sought by luxury watch buyers, or to offer these products at competitive prices. Any adverse developments in our relationships with our suppliers, as well as with merchants and individual sellers on our marketplaces, could materially and adversely affect our business and growth prospects. Even if we maintain good relations with our suppliers, their ability to supply products to us in sufficient quantity and at competitive prices may be adversely affected by changes in their relationship with brand owners of the watches, economic conditions, labor unrest, regulatory or legal decisions, natural disasters or other contingencies. Furthermore, any inability of a manufacturer or supplier to ship the time pieces in a timely manner or to meet our quality standards could result in the temporary suspension of certain model of watches we offered, refund, or loss of customers, any of which could have a material adverse effect on our revenues. Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We do not have direct contractual or business relationships with luxury watch brand owners, and as a result we may face legal risks from potential liability for goods sold by us, outside brand owners’ authorized distribution channels and potential claims related to “parallel import” activities, and we may also face commercial risks from actions by luxury brand owners.

We do not have direct contractual or business relationships with watch brand owners. Instead, we source watches primarily from authorized distributors, independent watch dealers, and watch wholesalers in various countries. The contractual arrangements between some luxury brand owners and certain of our suppliers could contain restrictions on the price, geographic region and manner in which goods may be resold. We also source luxury goods through distribution channels outside the control of brand owners, which are often referred to as “parallel imports.” We believe that the import and sale of parallel import goods is generally permitted under the laws and regulations of the primary jurisdictions in which we operate, subject to certain exceptions. Section 20(2) of the Trade Marks Ordinance (Chapter 559 of the laws of Hong Kong) (“TMO”) provides that, once a piece of goods bearing a registered trade mark has been put on the market anywhere in the world by the owner or with his consent (whether express or implied or conditional or unconditional), the registered trade mark in respect of such goods is not infringed unless (i) the condition of the goods has been changed or impaired after they have been put on the market and (ii) the use of the registered trade mark in relation to those goods is detrimental to the distinctive character or repute of the trade mark. If we fail to adequately inspect the watches for defects before sale, we may fall within the exceptions outlined above and risk infringing on the registered trade mark. Considering our strict quality control procedure, and our intention to uphold and enhance the watch brands, we do not believe that our business is likely to fall within the exceptions outlines above. However, if our sourcing from any supplier is in violation of contractual arrangements with brand owners or legal restrictions on parallel import activities, we could be subject to claims of intellectual property rights infringement, tortious interference or inducement of contract breach, among others, and face significant liabilities. Any such perception that we are a parallel importer may undermine our reputation among buyers and sellers of luxury goods.

We are also subject to the commercial risks that brand owners may instruct our suppliers not to sell goods to us or may cease selling goods to our suppliers completely or in sufficient quantities to meet our sourcing needs. In particular, brand owners may object to our pricing practices, especially the discounts to the retail prices fixed or suggested by brand owners. If we are successful in increasing the scale of our business and become more prominent in the luxury watch industry, the risk that brand owners may take legal or commercial action against us or our suppliers may increase. Any such actions could harm our reputation and adversely impact our product offerings, which could have a material and adverse effect on our results of operations and growth prospects.

We might in the future receive claims alleging that sales of luxury goods by us are not through brand owners’ authorized distribution channels. Irrespective of the validity of such claims, we could incur significant costs and effort in either defending or settling such claims, which could divert our management’s attention from day-to-day operations. If a successful claim is made against us, we might be required to pay substantial damages or refrain from further sale of the relevant products. Regardless of whether we successfully defend against such claims, we could suffer negative publicity, our reputation could be severely damaged, and our product offerings could be significantly reduced. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

We depend on a small number of clients to derive a significant portion of our revenues and the loss of any of these clients could have a material adverse effect on our business.

We receive a significant portion of our net revenues from a limited number of major clients. For the six months ended June 30, 2024, two customers accounted for 10% or more of our revenue. Revenue from these two customers accounted for 25% and 14% of our total revenue, respectively. For the year ended December 31, 2023, there were three customers each generating over 10% of our total revenue for the year, and they in aggregate accounted for approximately 40% of our total revenue for the year. For the year ended December 31, 2022, there were one customer each generated over 10% of our total revenue for the year, and they in aggregate accounted for approximately 11% of our total revenue for the year. Although our business does not heavily depend on any single client, the loss of one or more of these clients, or a significant reduction in the volume of their purchases, could materially and adversely affect our business and financial performance in the short term. This is particularly because we do not have long-term agreements with these clients; instead, sales are made on an order-by-order basis. Consequently, there is no guarantee that these clients will continue to make purchases from us at current levels, or at all. Additionally, due to the concentration of revenues from a limited number of customers, if we do not receive the payments expected from any of these clients, our revenue, financial condition and results of operations will be negatively and materially impacted in the short term.

Historically, we have been able to retain a longstanding and well-established relationship with our customers. While we are confident in our ability to continue attracting new customers and adapting to evolving market conditions, any inability to retain or replace key customers could have a material adverse effect on our business, results of operations, and financial condition.

We rely on a limited number of vendors for a significant portion of our purchases, and the loss of any of these vendors could have a material adverse effect on our business.

Although we operate as a watch trading company, we purchase a significant portion of our supplies from a few major vendors. As of June 30, 2024, four vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these four vendors accounted for 29%, 19%, 18% and 13% of our total purchase for that period, respectively.

For the year ended December 31, 2023, two vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these two vendors accounted for 64% and 14% of the Group’s total purchase, respectively. For the year ended December 31, 2022, one vendor accounted for 10% or more of the Group’s total purchase. Total purchase from the vendor accounted for 65% of the Group’s total purchase. While we receive numerous offers daily from authorized dealers, distributors, and brand owners worldwide, and while these offers may be comparable to those from our existing vendors, the specific terms would need to be renegotiated if we want to engage with new vendors. Although identifying alternative vendors will not pose a significant challenge, losing one or more key vendors could lead to short-term difficulties, such as negotiating favorable terms or pricing with new suppliers. We believe that over the long term, we will be able to find alternative vendors without significant disruption to our operations.

Historically, we have been able to retain good relationships with our vendors, which has supported the stability of our supply chain. However, there is no guarantee that we will be able to maintain these relationships or secure new vendors on similarly favorable terms if one or more of these key vendors were to cease supplying to us. A loss of a major vendor could lead to higher costs in the near term, which could negatively impact our profit margins until alternative arrangements are secured.

We may be exposed to credit risks in relation to defaults from customers.

Our exposure to credit risk may be influenced mainly by the individual characteristics of each customer and may be concentrated on few numbers of customers. As of June 30, 2024, there was one customer whose receivables accounted for 10% or more of our total balances of accounts receivable and it accounted for 100% of the total balances of accounts receivables. As of December 31, 2023, there was one customer whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and it accounted for 98% of the total balances of accounts receivables. As of December 31, 2022, there were three customers whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and accounted for 46%, 20% and 11% of the total balances of accounts receivables, respectively. Although we will monitor our exposure to credit risk on an ongoing basis and make periodic judgment on impairment of overdue receivables based on the likelihood of collectability, we cannot assure you that all of our customers are creditworthy and reputable and will not default on payments in the future. If we encounter significant delays or defaults in payment by our customers or are otherwise unable to recover our accounts receivables, our cash flow, liquidity and financial condition may be materially and adversely affected.

We trade worldwide and as such are exposed to currency fluctuation risks.

As a watch trading company receiving offers from all over the world, currency fluctuations play a significant role in our transactions. The exchange rate at the time of order placement directly affects the cost of our inventory. Volatile currency rates can lead to unpredictable costs and profit margins, as we must pay based on the currency rate of the day. Adverse movements in exchange rates could increase our expenses, reduce our profitability, and create financial instability. This exposure to currency risk could materially and negatively impact our business operations and financial condition.

We are exposed to interest rate risks.

As of December 31, 2023, we had outstanding bank loans of approximately $2.4 million, which are payable within one year. The bank loans bore effective interest rates from 2.91% to 5.84%. Our exposure to interest rate risk primarily relates to the interest rate on our outstanding short-term loans which are payable within one year. Our deposited cash raised by this offering can earn income, on the other hand. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we incur presently and, in the future, and result in an adverse impact on our income.

If we fail to manage our inventory effectively, the results of operations, financial condition and liquidity may be materially and adversely affected.

Our business often requires us to manage a high volume of valuable inventory effectively. We depend on our forecasts of demand for and popularity of our products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. The demand for the watches we sell is highly dependent on the end customers’ preferences for our watches, which are beyond our control.

Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. It may be difficult to accurately forecast demand and determine the appropriate product or component to be in inventory. If we cannot manage to source appropriate products to suit the consumer preference and market trends in the future, the volume of obsolete and slow-moving inventory may increase and we may need to either sell off such inventory at a lower price or write off such inventory. If we fail to manage our inventory effectively or negotiate favorable credit terms with suppliers, we may be subject to a decline in inventory values, and significant inventory write-downs or write-offs. If we are required to lower sale prices to reduce inventory level or to pay higher prices to our suppliers in order to secure the right to return products to our suppliers, our profit margins might be negatively affected. Any of the above may materially and adversely affect the results of operations and financial condition.

Any changes or disruption in our shipping arrangements or any interruptions in shipping could adversely affect our results of operations.

We primarily rely international and domestic courier and logistic companies for the shipping from the suppliers, DHL, FedEx, UPS, or SF Express. If we are not able to negotiate acceptable pricing and other terms with these entities, if they significantly increase their shipping charges or they experience performance difficulties, including as a result of the pandemic, natural disaster, force majeure events, or other difficulties, it could negatively impact our results of operations and our customer experience. In addition, our ability to receive inbound inventory efficiently and ship merchandise to customers may be negatively affected by the pandemic and related response measures, inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, trade embargoes and similar factors. For example, strikes at major international shipping ports may in the future impact our supply of inventory from our supply partners, and the escalating trade disputes between the United States, the European Union, China and certain other regions could lead to increased tariffs on our goods and restrict the flow of the goods between the United States the European Union. We are also subject to risks of damage or loss during delivery by our shipping vendors. Any of these factors could result in reduced sales or canceled orders, which may limit our growth and damage our reputation. If our merchandise is not delivered in a timely fashion or is damaged or lost during the delivery process, our customers could become dissatisfied and cease shopping on our sites, which would have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to credit risk in relation to the collectability of our trade receivables from customers.

We usually do not offer a credit period to our customers; customers are required to make payment in advance or pay upon delivery. Under some circumstances, customers may settle the sales proceeds after delivery, but the aging of such receivables would normally be less than 30 days. We cannot assure you that our customers will make payment in full to us on a timely basis. Delays in receiving payments from or non-payment by our customers may result in pressure on our cash flow position and our ability to meet our working capital requirements. Our liquidity and cash flows from operations may be materially and adversely affected if our collection periods lengthen further or if we encounter any material defaults of payment, or provisions for impairment, of our trade receivables from customers. Should these events occur, we may be required to obtain working capital from other sources, such as from third-party financing, in order to maintain our daily operations, and such financing from outside sources may not be available at acceptable terms or at all.

We may incur liability or become subject to claims or penalties for counterfeit, infringing, illegal or stolen products inadvertently sold by us or through us, and our reputation and results of operations could be materially and adversely affected.

We purchase the luxury watches we sell from a variety of suppliers and distribution methods, so are subject to the risk that counterfeit, infringing, illegal or stolen goods could be sold through us. We have taken steps to prevent potential violation of third parties’ intellectual property rights while sourcing and selling products, as well as to confirm the authenticity of the watch sold by us and we reject items we believe to be counterfeit. We also conduct due diligence on our suppliers and have quality control procedures in place to ensure and verify that luxury watches and product sold through us are authentic. However, these measures may not always be successful. We cannot assure you that we are able to identify any and all unauthorized, counterfeit or illegal products, given the large number of luxury watches being inspected.

Manufacturers and distributors of counterfeit goods are also increasingly sophisticated, it may be increasingly difficult to identify counterfeit watches and their components, parts and accessories. To the date of this prospectus, we have not encountered any issue regarding distributing counterfeit watches in the course of our business. In the event that counterfeit, unauthorized, or infringing products are sold by us or infringing content is posted by us, we could face claims that may subject us to liabilities. Any sale of counterfeit goods or the discovery of counterfeit products sold under our brand names and trademarks could significantly harm our reputation, cause existing or potential customers to refrain from making future purchases from us, which would materially and adversely affect our business operations and financial results, could result in brand owners making legal claims against us for infringement of trademark, copyright or other intellectual property rights. From time to time in the ordinary course of our business, buyers, brand owners or other third parties may allege that counterfeit products have been sold by us or through our platform. Any perception that our platform may contain counterfeit goods, even without merit, could have a material and adverse impact on our reputation.

Furthermore, if we fail to identify any infringing or counterfeiting watches, including components and parts or accessories and such products are sold to purchasers, we risk facing infringement claims, which would also be bad for our reputation. Regardless of the truth of such accusations, we could have to spend a lot of money and time defending ourselves or settling them. We can be forced to pay significant damages if the lawsuit against us is found to be valid or stop marketing the relevant items. If we were to be held to have sold or facilitated the sale of counterfeit goods, potential legal sanctions may include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability, depending on the governing law and the seriousness of the misconduct. Moreover, such third-party claims or administrative penalties could result in negative publicity and our reputation could be severely damaged. In addition, stolen products that unknowingly sold by us could also result in negative publicity, and thus damage our reputation. Pursuant to the Hong Kong laws, we would be subject to criminal liability if we knowingly engage in any sale of stolen good that we sourced from other parties. We may implement further measures in an effort to strengthen our protection against these potential liabilities, which could require us to spend substantial resources or discontinue certain service offerings. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or other infringement could harm our business.

We depend on our in-house team of trained experts, to ensure the authenticity of the luxury watches we sell. If we fail to identify counterfeit goods or it is unable to recruit and train qualified professionals for quality control and assurance, our business may be materially and adversely affected.

We believe that an important measure to maintain buyer confidence in the Top Win brand is to provide buyers with the assurance that the items they purchase are authentic. Our in-house team of appraisers and watch technicians authenticate all watches goods sold by us. Each time piece we sourced is authenticated and appraised. However, there can be no assurance that our in-house team of appraisers and watch technicians will identify all counterfeit goods and not certify such goods as genuine. Any failure by us to identify counterfeit goods could significantly harm our reputation and could result in brand owners making legal claims for infringement of trademark, copyright or other intellectual property rights, which in turn could materially and adversely affect our results of operations and prospects.

As our business grows, we may need to retain additional watch technicians, and we could experience a backlog if we are unable to increase the size and efficiency of our watch technicians team as we grow. The market competition for experienced luxury goods authentication professionals, especially watch authentication, is intense, and there is no assurance that we will be able to hire and retain a sufficient number of professionals with the required experience on acceptable terms or that our training programs for new ateliers will be effective. Furthermore, counterfeiters and the products they produce are increasingly sophisticated, such that there can be no assurance that our technicians will be able to consistently differentiate between authentic and counterfeit goods. If we are unable to grow our team of watch technicians at the rate, and with the degree of sophistication, that we expect to require as our business grows, our authentication capabilities could be impacted, which could result in counterfeit or defective products being sold through us. Any of the foregoing could have a material and adverse effect on our business, results of operations and prospects.

Our revenue flow is subject to seasonality and a variety of factors.

Revenue fluctuations throughout the year are common for the watch industry which is subject to the seasonal and festival purchase patterns of consumers. Our sales vary from month to month and we generally record higher sales revenue during major holidays and summertime, such as Chinese New Year, Valentine’s Day, PRC Labor Festival, National Day and Christmas. Further, our revenue flow and periodical financial performance are also subject to a variety of factors, including changes in our products, the effectiveness of our inventory management, timing and effectiveness of our marketing activities, actions by our existing and new competitors, and employee motivation and effectiveness, among others. Accordingly, any comparison of sales and results of operations between different periods within a single financial year is not necessarily meaningful and cannot be relied on as indicators of our Group’s performance. Any seasonal fluctuations in the future may not match the expectations of investors and could cause fluctuations in the trading price of our Shares.

We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

Brand recognition and reputation are invaluable assets in the luxury goods market. We believe that the recognition and reputation of our Top Win brand among our customers, in particular, the luxury watch dealers, our suppliers, merchants and individual buyers have contributed significantly to the growth and success of our business. Maintaining and enhancing such brand recognition and reputation are critical to our business and competitiveness. Many factors, including those beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

•        maintain the authenticity, quality and diversity of the products we offers in sufficient quantities;

•        maintain the efficiency, reliability and security of our delivery and customer services systems;

•        maintain or improve buyer satisfaction with our after-sale services;

•        enhance brand awareness through marketing and brand promotion activities;

•        maintain positive relationships with our suppliers, marketplace merchants, individual sellers and other service providers.

•        preserve our reputation and goodwill in the event of any negative publicity involving our product authenticity and quality, customer service, or other issues affecting products we sell;

Any public perception (i) that counterfeit watches or unauthorized or stolen watches are sold by us, (ii) that we, or our third-party service providers, do not provide satisfactory customer service or (iii) that we infringe upon any brand owners’ intellectual property rights could damage our reputation, diminish our brand value, undermine our credibility and adversely impact our business. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our brand, products and services, we may be difficult to maintain and grow our customer base, and our business and growth prospects may be materially and adversely affected. We cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the personnel for any damages suffered if the court does not rule in our favor based on its interpretation of the facts of such claims and we are found to be at fault.

Our business depends to a significant extent upon general economic conditions, consumer demand, preferences and discretionary spending patterns, we may be adversely affected if our customers’ purchasing patterns change due to negative economic trends.

Since we primarily trade luxury watches, our target customers are high-end clients whose purchase patterns are sensitive to economic trends. Our business is significant exposed to the volatility of the general economic conditions and reductions in disposable income levels and discretionary consumer spending. Consumers’ willingness to purchase luxury watches may fluctuate as a result of changes in national, regional or global economic conditions, disposable income, discretionary spending, lifestyle choices, public perception of life style, publicity and image of the watch we trade. Future economic conditions such as employment levels, business conditions, housing, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. The demand for luxury watches may be adversely affected from time to time by economic downturns.

During economic downturns, high-end customers may become more cautious with their discretionary spending, opting to delay or reduce purchases of luxury items, including watches. This shift in consumer behavior could result in decreased demand for our products, negatively impacting our sales and revenue. Prolonged economic instability could further exacerbate this trend, challenging our ability to maintain our market presence and profitability. If the weak economy continues for a prolonged period of time or worsens, the consumers may choose to spend discretionary money less frequently which could result in a decline in consumers’ purchases of luxury items, consequently, the businesses of our customers. If our customers’ sales decrease, our profitability could decline. Moreover, if the negative economic conditions persist for an extended period of time, consumers might ultimately make long-lasting changes to their discretionary spending behavior, including their spending on watches. Accordingly, adverse changes to consumer preferences or consumer discretionary spending, each of which could be affected by many different factors which are out of our control, could harm our business, financial condition or results of operations. Our continued success will depend in part upon our ability to anticipate, identify and respond to changing economic and other conditions and the impact that they may have on discretionary consumer spending. If we fail to successfully adapt our business strategy, brand image and product portfolio to changes in market trends or shifts in consumer preferences and spending patterns, our business, financial conditions and results of operations may be materially and adversely affected.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

Currently, we have our entire operations in Hong Kong. We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business.

Our business is subject to the general and social conditions in Hong Kong and other jurisdictions in or to which the watches we are trading are made, distributed or bought. Natural disasters, epidemics, acts of God and other disasters that are beyond our control could adversely affect the economy, infrastructure and livelihood of the people of such jurisdictions. Our business, results of operations and financial conditions could be adversely affected if these natural disasters occur. Moreover, political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. We cannot control the occurrence of these catastrophic events and our business operations will at the times be subject to the risks of these uncertainties.

Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the COVID-19 outbreak in Hong Kong, the PRC and other jurisdictions in or to which our caviar products are grown, produced, distributed or consumed may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the government of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations, such as the Data Protection Act (As Revised) of the Cayman Islands, apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial conditions, and results of operations.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

Our success is, to a large extent, attributable to our executive director’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our products, and overall management of our operations. In addition, our sales team has contributed significantly to our past success. Their sensitivity to the trends of watch trading industry is essential to our business. Further, our team of executive officers and sales possess extensive industry contacts and knowledge and are familiar with our business operations and have established good relationships with our customers.

Our success and growth therefore depend on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our executive officers, sales team, or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a group of private companies with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2023 and 2022, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Material weaknesses that have been identified are summarized as the followings: (1) our lack of sufficient full-time financial reporting and accounting personnel with understanding of U.S. GAAP to address complex U.S. GAAP technical issues, related disclosures in accordance with U.S. GAAP; (2) our lack of an audit committee and internal audit function to establish formal risk assessment process and internal control framework; and (3) our lack of proper IT control environment and the deficiencies identified in control areas including Logical Assess Management, Change Management, IT operation as well as Cyber Security Management.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including: (i) recruiting additional full-time employees and external consultants with extensive knowledge of U.S. GAAP within our finance and accounting department; (ii) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (iii) continuously developing and enhancing our internal audit function for the financial reporting matters and set up audit committee after our listing; and (iv) strengthening our IT control environment and procedures by engaging third party expertise in introducing and implementing the required changes to the overall IT environment and required upgrades to our systems. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting.

Pursuant to the JOBS Act, we qualify as an “emerging growth company” as we recorded revenues less than US$1.235 billion in our most recent fiscal year, which allows us to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act, in the assessment of the emerging growth company’s internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the NASDAQ listing rules.

We are subject to risks relating to litigation and disputes, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result.

We may be subject to litigation, disputes or claims of various types brought by our competitors, suppliers, customers, employees, business partners, lenders or other third parties. We cannot assure you that we will not be subject to disputes, complaints or legal proceedings in the future, which may damage our reputation, evolve into litigations or otherwise have a material adverse impact on our reputation and business.

Should any future claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits, legal proceedings can be time-consuming and costly, and may divert our management’s attention away from our business operation, thereby adversely affecting our business operation and financial position. Legal proceedings which result in unfavorable judgment against us may cause financial losses and damages to our reputation, thereby materially and adversely affecting our business, financial position, results of operations and prospect.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

•        identification of appropriate acquisition candidates;

•        negotiation of acquisitions on favorable terms and valuations;

•        integration of acquired businesses and personnel;

•        implementation of proper business and accounting controls;

•        ability to obtain financing, at favorable terms or at all;

•        diversion of management attention;

•        retention of employees and customers;

•        non-employee driver attrition;

•        unexpected liabilities; and

•        detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We may not be able to obtain finance from time to time to fund our operations and maintain growth.

In order to fund our operations and maintain our growth or expand our business beyond the scale permitted by the net proceeds from this Offering, we may need to obtain future funding including equity financing or banking facilities from our banks from time to time. However, we may face the limitation of not having sufficient amount of security or pledge to secure additional debt financing. Further, there may be occasions where we are unable to obtain financing at commercial terms favorable or acceptable to us or at all. If these circumstances arise, our business, results of operations, and growth could be compromised.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiary are located and operate their business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in Mainland China may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong.

The PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to the outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure (the “Operator”),” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where a company whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes. According to the opinions of Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the

PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one million users and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, according to the opinions of Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, according to the opinions of our PRC Counsel, Guangdong Wesley Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations. Furthermore, as the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC or CSRC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’ operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 83.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses, like us, whose operations are entirely in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997.

This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow

Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign companies, investment, or financial institutions and any third parties or customers dealing with any foreign entities that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, the PRC and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to Our Corporate Structure

Our corporate actions will be substantially controlled by Mr. Kwan NGAI, through his 65.1% ownership of Pride River, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, Pride River Limited, our Controlling Shareholder, will beneficially own 58.1% of our total issued and outstanding Ordinary Shares, representing 58.1% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Accordingly, Pride River will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. Mr. Kwan NGAI (the Director and Chief Executive Officer) owns 100% of the equity interest of Pride River. Mr. Ngai is the beneficial owner of all Ordinary Shares held by Pride River.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We intend to rely on the “controlled company” exemptions under the Nasdaq listing rules. As a result, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a controlled company you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our current corporate structure involves unique risks to investors.

Top Win International Limited, or Top Win, is a holding company incorporated in Cayman Islands. As a holding company with no material operations, Top Win conducts all its operations through its operating entities Top Win International Trading Limited incorporated in Hong Kong. Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchasing equity solely of Top Win, the Cayman Islands holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities, through Hong Kong Government, could disallow this structure, which would likely result in a material change in Top Win’s operations and/or a material change in the value of the securities Top Win is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by the Operating Subsidiary in Hong Kong. We do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong and having some customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Top Win is a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Top Win and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Top Win and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Top Win, and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if the shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands may render the investors unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

According to the opinions of our counsel, Harney Westwood & Riegels, as to Cayman Islands law, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

According to the opinions of our counsel, Stevenson, Wong & Co., with respect to Hong Kong law, judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Risks Relating to our Ordinary Shares and this Offering

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in Manhattan, New York and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

The initial public offering price for our Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of our Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other health and wellness services provider or pain management services providers;

•        changes in the political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with several recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on the Nasdaq, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

We will seek to have our Ordinary Shares approved for listing on the Nasdaq Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market delists our Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Ordinary Shares;

•        reduced liquidity with respect to our Ordinary Shares;

•        a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

As a Cayman Islands company to be listed on the Nasdaq, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq rules applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our customer base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        the spread of the COVID-19 virus and its new variants, the impact it may have on our operations, the demand for our services, and economic activity in general; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5 per Ordinary Share (the mid-point of the range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us, of approximately US$10.9 million assuming the underwriters do not exercise its over-allotment option.

We plan to use the net proceeds we will receive from this offering as follows:

•        Approximately 45%, or US$4.91 million, for enhancing our brand recognition and implementing strategic marketing initiatives aimed at driving growth.

•        Approximately 25%, or US$2.73 million, for bolstering our sales team and extending our market presence into new geographical regions, including the South East Asia market.

•        Approximately 15%, or US$1.64 million, for establishing a more robust sourcing network and acquiring diverse watch products to appeal to a broader customer base.

•        The balance to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Top Win, our Cayman Islands holding company, since its incorporation on June 27, 2024, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the Cayman Islands holding company. Up to the date of this prospectus, Top Win Hong Kong has settled professional fee of approximately US$1.1 million on behalf of Top Win. Other than the above, there has been no other cash transfer between entities within our group as of the date of this prospectus. For the six months ended June 30, 2024, neither Top Win nor the Operating Subsidiary have declared or made any dividend or contribution to their respective shareholders. On December 31, 2022, the Operating Subsidiary, Top Win Hong Kong declared a dividend of totaling HK$2,000,000 (approximately US$255,410) to its then shareholders. For the year ended December 31, 2022, Top Win Hong Kong also settled dividend declared in prior years of US$446,967 in cash. For the fiscal year ended December 31, 2023, neither Top Win nor the Operating Subsidiary have declared or made any dividend or contribution to their respective shareholders.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) the company will be able to pay its debts as they fall due in ordinary course of business; and (b) the value of our assets exceeds its liabilities.

Our holding company rely on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of the prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters):

Top Win International Limited (“Top Win”), was incorporated as a Cayman Islands exempted company with limited liability on June 27, 2024 under the laws of the Cayman Islands. As of the date of this prospectus, Top Win is authorized to issue a maximum of 100,000,000 Ordinary Shares of par value US$0.0005 each, of which 22,200,000 Ordinary Shares are issued and outstanding. The Ordinary Shares offered in this prospectus are those of Top Win International Limited.

Top Win International Limited is a holding company and is not actively engaged in any business, and it conducts operations through the Operating Subsidiary, namely Top Win International Trading Limited (“Top Win Hong Kong”) incorporated under the laws of Hong Kong, on June 15, 2001. Top Win Hong Kong is our operating entity and is indirectly wholly-owned by Top Win through Grand Moon International Limited, an intermediate holding company.

Grand Moon International Limited (“Grand Moon”) was incorporated on June 4, 2024 under the laws of the British Virgin Islands. Grand Moon is wholly owned by Top Win, as the intermediate holding company and not actively engaging in any business.

On July 25, 2024, the Company completed the reorganization through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for Grand Moon and Top Win Hong Kong.

Immediately before the reorganization, Top Win Hong Kong was wholly owned and controlled by Mr. Sit Hon and functioned as the sole operational entity. Top Win was established by a registered agent in the Cayman Islands, with the sole purpose of acting as holding company for the Group. On the same day of its incorporation, 100% ownership of Top Win was transferred from the registered agent to Pride River, which at the time was 100% owned by Mr. Sit Hon.

Grand Moon was established by a registered agent in the B.V.I. On July 9, 2024, 100% ownership of Grand Moon, was acquired by Top Win. Subsequently on July 25, 2024, Grand Moon acquired 10,000 shares of Top Win Hong Kong from Mr. Sit Hon, representing the entire issued share capital of Top Win Hong Kong at the time, for a consideration of HK$10,000, thereby completing the reorganization.

On September 16, 2024, the board of directors of Top Win resolved and approved to issued 550 Ordinary Shares with a par value of US$1.00 to Kelven Wong and Ngai Ming Yuk, at a consideration of US$1,000,000, respectively.

On October 29, 2024, Mr. Hon, SIT transferred 10,000 ordinary shares of Pride River Limited to Mr. Kwan NGAI, for a consideration of US$10,000,000.

On October 29, 2024, the board of directors of Top Win resolved and approved: (1) to transfer 555 Ordinary Shares from Pride River Limited to Seng Kar Men, at a consideration of US$1,000,000; and (2) to transfer 555 Ordinary Shares from Pride River Limited to Shi Dongqin, at a consideration of US$1,000,000; and (3) to transfer 555 Ordinary Shares from Pride River Limited to Kon Teck Tien, at a consideration of US$1,000,000; and (4) to transfer 555 Ordinary Shares from Pride River Limited to Yang Shengguang, at a consideration of US$1,000,000; and (5) to transfer 555 Ordinary Shares from Pride River Limited to HELPIZO Holdings Inc., at a consideration of US$1,000,000.

On November 20, 2024, Top Win executed a shareholder resolution to (1) approve and adopt amended and restated memorandum and articles of association which dated November 20, 2024; and (2) change the par value of the Ordinary Shares from US$1.00 to $0.0005, a 2,000 for 1 share subdivision (“Share Subdivision”). Pursuant to such resolution, the authorized share capital of Top Win International Limited was US$50,000 divided into 100,000,000 Ordinary Shares with a nominal or par value of US$0.0005 each, in accordance with section 13 of the Cayman Islands Companies Act.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $5 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares”.

As of June 30, 2024
	Actual	Pro Forma(1)	Pro Forma as Adjusted(2)
	US$	US$	US$
Current liabilities:
Bank borrowings, current	1,148,722	1,148,722	1,148,722
Non-current liabilities:
Bank borrowings, non-current	3,307,939	3,307,939	3,307,939

Shareholders’ Deficit
Ordinary Shares, $0.0005 par value; 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of June 30, 2024 on an actual basis; 22,200,000 shares issued and outstanding on a pro forma basis to reflect the 2,200,000 ordinary shares issued to pre-IPO investors; 24,864,000 shares issued and outstanding on a pro forma as adjusted basis to reflect the issuance and sales of 2,664,000 ordinary shares in this offering.	10,000	11,100	12,432
Subscription receivable	(10,000)	—	—
Additional paid in capital	1,282	2,000,182	12,883,343
Accumulated deficit	(814,284)	(814,284)	(814,284)
Accumulated other comprehensive income	2,869	2,869	2,869
Total Shareholders’ Deficit	(810,133)	1,199,867	12,084,360
Total Capitalization	3,646,528	5,656,528	16,541,021

____________

(1)      Reflects the allotment of 1,100 Ordinary Shares to two pre-IPO investors, Mr. Kelven Wong and Mr. Ngai Ming Yuk, on September 16, 2024, for a total consideration of $2,000,000. Immediately after the allotment, the Company has 11,100 Ordinary Shares, with a par value of $1 per share issued. Further on November 20, 2024, the Company effected a 2000 to 1 share split/share subdivision, resulting in a change of par value of the Ordinary Shares from US$1 to US$0.0005. Pursuant to such resolutions approved by its shareholders, the authorized share capital is US$50,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.0005 each, and the number of issued and outstanding Ordinary Shares has been subdivided from 11,100 shares to 22,200,000 shares. This also reflects the subsequent settlement of subscription receivable of US$10,000.

(2)      Reflects, in addition to the adjustments on a pro forma basis, the sale of Ordinary Shares in this Offering (excluding any Ordinary Shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$5 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$10.9 million.

Assuming the over-allotment option is not exercised, each US$1 increase (decrease) in the assumed initial public offering price of US$5 per Ordinary Share would increase (decrease) the pro forma amount of total capitalization by US$2.5 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma amount of total capitalization by US$4.6 million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma as adjusted net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on June 30, 2024 was negative $(1,344,017), or negative $(0.07) per Ordinary Share. Net tangible book value per Ordinary Share as of June 30, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Ordinary Shares outstanding.

We will have 24,864,000 Ordinary Shares issued and outstanding upon completion of the offering or 25,263,600 Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma as adjusted net tangible book value, which gives effect to receipt of $2,000,000 from the issuance of Ordinary Shares on September 16, 2024, and the net proceeds from the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2024, will be approximately US$0.48 per Ordinary Share. This would result in dilution to investors in this Offering of approximately US$4.52 per Ordinary Share or approximately 90% from the assumed offering price of US$5 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by US$0.45 per share attributable to the purchase of the Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the issuance of Ordinary Shares from the offering. See “Description of Ordinary Shares” for more details.

	Offering Without Over-Allotment	Offering With Over-Allotment
Assumed offering price per Ordinary Share	$5	$5
Pro forma net tangible book value per Ordinary Share before the offering(1)	$0.03	$0.03
Increase per Ordinary Share attributable to payments by new investors	$0.45	$0.51
Pro forma as adjusted net tangible book value per Ordinary Share after the offering(2)	$0.48	$0.54
Dilution per Ordinary Share to new investors	$4.52	$4.46

____________

(1)      Reflects the allotment of Ordinary Shares to two pre-IPO investors, Mr. Kelven Wong and Mr. Ngai Ming Yuk, on September 16, 2024, for a total consideration of $2,000,000.

(2)      Reflects, in addition to the adjustments on a pro forma basis, the sale of Ordinary Shares in this Offering (excluding any Ordinary Shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of US$5 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us.

Each $1 increase (decrease) in the assumed initial public offering price of $5 per Ordinary Share would increase (decrease) our post offering pro forma as adjusted net tangible book value as of June 30, 2024, by approximately $0.10 per Ordinary Share, and would increase (decrease) dilution to investors in this Offering by approximately $0.90 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us.

An increase (decrease) of 1 million in the number of Ordinary Shares we are offering would increase (decrease) our post offering pro forma as adjusted net tangible book value as of June 30, 2024, by approximately $0.16 per Ordinary Share, and would decrease (increase) dilution to investors in this Offering by approximately $0.16 per Ordinary Share, assuming the assumed initial public offering price per Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts and commissions to the underwriters, non-accountable expense allowance and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders(1)	22,200,000	88.48%	$2,011,282	13.12%	$0.09
New investors(2)	2,664,000	11.52%	13,320,000	86.88%	5.00
Total	24,864,000	100.00%	$15,331,282	100.00%	$0.62

____________

(1)      Include the allotment of Ordinary Shares to two pre-IPO investors, Mr. Kelven Wong and Mr. Ngai Ming Yuk, on September 16, 2024, for a total consideration of $2,000,000.

(2)      Exclude the impact of over-allotment option.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a well-established company based in Hong Kong, primarily engaged in trading of luxury watches. We purchase the watches from distributors located in Europe, Japan, Singapore, and other locations and sell to our customers in Hong Kong. Our customer base mainly comprises distributors and retail sellers within the watch industry. We offer a diverse selection of watch brands, spanning from affordable sports watches to premium international luxury watches.

The following discussion and analysis of our financial condition and operating results are based on the financial data extracted from our unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023, and our audited consolidated financial statements for the years ended December 31, 2023 and 2022, included in this prospectus.

Our revenue was US$7.9 million and US$11.5 million for the six months ended June 30, 2024 and 2023, respectively, and US$18.8 million and US$14.2 million for the years ended December 31, 2023 and 2022, respectively. We recorded net loss of US$0.2 million for the six months ended June 30, 2024 and net income of US$0.3 million for the six months ended June 30, 2023, respectively, and net income of US$0.2 million and US$71,990 for the years ended December 31, 2023 and 2022, respectively. Our growth strategy includes strengthening our brand recognition in existing markets, increasing our market presence through expansion into new geographical customers, diversifying our supply network, broadening our product range to include additional luxury brands and other categories, and creating new income streams.

Factors Affecting Our Results of Operations

The watches trading business is influenced by various factors, including global economic growth, customer consumption patterns, exchange rate fluctuations, and advancements in international logistics and transportation. Our profits are mainly determined by several key factors, including annual sales, gross profit margin, operating cost structure and financing expenses.

Our results of operations for the periods under review have been affected, and are expected to continue to be affected, by the following factors relating to our operations:

Customer base and customer mix

Our business growth is heavily reliant on our ability to maintain strong relationships with existing customers while attracting new ones. Our current customer base primarily consists of distributors and retail sellers in the watch industry, with all our products delivered locally in Hong Kong. The luxury watches trading market is highly competitive, with numerous players vying for market share. We face competition from other luxury watches traders, both locally and internationally. Our ability to differentiate ourselves through superior customer service, exclusive product offerings, and competitive pricing is essential to maintaining and growing our market position.

Supplier Relations and Cost of Goods Sold

The cost of acquiring luxury watches from suppliers represents a significant component of our overall cost structure. This expense is critical because it directly influences our cost of goods sold, which in turn affects our gross profit margins. To manage this effectively, we depend on maintaining strong and positive relationships with our suppliers. These relationships enable us to negotiate favorable terms, such as better pricing, extended payment terms, and exclusive access to high-quality products, ensuring a steady supply of the luxury watches that our customers demand. Any disruption in these relationships or unfavorable changes in supplier terms could adversely affect our cost of goods sold and, consequently, our gross profit margins.

Maintenance of Key Personnel

Our success is heavily reliant on the skills, experience, and efforts of our key personnel. The expertise and dedication of our team members are fundamental to driving our business forward, ensuring operational efficiency, and maintaining the high standards our customers expect. The ability to recruit top talent ensures that we can continuously innovate and adapt to changing market conditions. Furthermore, retaining these individuals is essential for maintaining continuity, preserving institutional knowledge, and fostering a stable work environment. This focus on human capital not only supports the execution of our business strategy but also underpins our long-term success and sustainability in the competitive luxury watches market. Attracting and retaining skilled personnel will be critical to executing our business strategy effectively.

Fluctuations in interest rates

We have funded our operations primarily through financing from banks, our major shareholder, and cash flow from operating activities. As our business continues to expand, we anticipate that additional bank borrowings may be required. The financing costs associated with these bank borrowings have accounted for a significant portion of our total expenses, thus being a key factor impacting our net income. Therefore, any changes in interest rates may significantly impact our results of operations.

Fluctuations in exchange rates

Our operating activities are mainly transacted in Hong Kong Dollars, which is also our functional currency. Foreign exchange risk arises from our watch purchases. We buy watches from distributors located in Europe, Japan, Singapore, and other locations in foreign currencies, and sell them to our customers in Hong Kong Dollars. Any fluctuation in exchange rates may result in higher costs of purchases and adversely impact our results of operations.

Impact of Russia’s Invasion of Ukraine, Israel-Hamas War and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022 and an armed conflict between Israel and Hamas-led Palestinian militant groups has been taking place in the Gaza Strip since 7 October 2023. The extent and duration of the military actions, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Hong Kong and do not have business presence in Russia, Ukraine and the Middle-East; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted by these military actions, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine and the tensions in the Middle-East.

Key Components of Results of Operations

Revenue

We only have one principal revenue stream, which is the trading of luxury watches. Our revenue represents proceeds from trading luxury watches, which are priced at a fixed amount per quantity sold in each transaction. When selling watches to our customers, sales income is recognized at a point in time upon the physical delivery of the watches to the customers. The price offered to customers varies and is influenced by the type of customer, quantity transacted, and the brand and model of the watches. For the six months ended June 30, 2024 and 2023, our total revenue was US$7.9 million and US$11.5 million, respectively. For the years ended December 31, 2023 and 2022, our total revenue was US$18.8 million and US$14.2 million, respectively.

Cost of revenue

Cost of revenue mainly represents cost of luxury watches sold to the customers and other incremental costs, such as the associated delivery charges we incurred directly in relation to the sales. For the six months ended June 30, 2024 and 2023, cost of revenue represented approximately 93.2% and 92.1% of our revenue, respectively. For the years ended December 31, 2023 and 2022, cost of revenue represented approximately 92.7% and 91.1% of our revenue, respectively.

We buy watches from vendors located in Europe, Japan, Singapore, and other locations. The following table sets forth a breakdown of our purchases from vendors by country for the six months ended June 30, 2024 and 2023, and years ended December 31, 2023 and 2022.

	For the six months ended June 30,
	2024	2023
Hong Kong	79.2%	24.6%
Singapore	13.3%	71.7%
Switzerland	6.8%	2.1%
Italy	0.7%	0.8%
France	—	0.6%
Japan	—	0.2%
	100%	100%
	For the years ended December 31,
	2023	2022
Singapore	64.5%	64.9%
Hong Kong	31.2%	11.9%
Switzerland	2.6%	9.8%
France	0.9%	7.4%
Italy	0.7%	1.9%
Japan	0.1%	3.7%
United Kingdom	—	0.4%
	100%	100%

Operating expenses

Selling and marketing expenses

Selling and marketing expenses include (i) salaries and contributions to retirement benefit schemes for our sales and marketing employees; (ii) gift and promotion expense; (iii) advertisement expense; and (iv) commission expense. Selling and marketing expenses accounted for 0.4% and 0.5% of our total revenue for the six months ended June 30, 2024 and 2023, respectively, and 0.9% and 1.6% of our total revenue for the years ended December 31, 2023 and 2022, respectively.

General and administrative expenses

General and administrative expenses mainly comprise (i) salaries and contributions to retirement benefit schemes for our administration and operation employees; (ii) services fee for audit, company secretary, and other professional services; (iii) rental and related expenses for leasing of our office premises; (iv) overseas and domestic business travelling expenses; and (v) depreciation of our property and equipment. General and administrative expenses accounted for 7.9% and 3.4% of our total revenue for the six months ended June 30, 2024 and 2023, respectively, and 3.6% and 6.0% of our total revenue for the years ended December 31, 2023 and 2022, respectively

Other expenses, net

The following table sets forth our expenses, net, both in absolute amount and as a percentage of total revenue, for the six months ended June 30, 2024 and 2023, and the years ended December 31, 2023 and 2022:

	For the Six Months Ended June 30,				For the Years Ended December 31,
	2024		2023		2023		2022
	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue
Other income (expenses)
Interest expense	(144,234)	1.8	(170,338)	1.5	(336,817)	1.8	(170,535)	1.2
Interest income	1,442	—	254	—	488	—	322	—
Other income, net	3	—	209	—	22,419	0.1	52,762	0.4
Total other expenses, net	(142,789)	1.8	(169,875)	1.5	(313,910)	1.7	(117,451)	0.8

Other expense primarily consists of interest payments incurred to banks on the revolving trade finance facility and installment loan facility. The interest rates for these loans are determined by adding a premium to a benchmark interest rate. Interest expense accounted for 1.8% and 1.5% of our total revenue for the six months ended June 30, 2024 and 2023, respectively and 1.8% and 1.2% of our total revenue for the years ended December 31, 2023 and 2022, respectively.

Other income, net, accounted for nil% of our total revenue for the six months ended June 30, 2024 and 2023, and 0.1% and 0.4% of our total revenue for the years ended December 31, 2023 and 2022, respectively. The primary source of other income in 2022 was US$30,649 received from the Hong Kong Government under the Employee Support Scheme of the Anti-epidemic Fund. This income falls outside the scope of ASC 606. Other income for the year ended December 31, 2023 was mainly attributable to the change in cash surrender value of life insurance policies.

Income tax benefits (provision for income taxes)

We operated in Hong Kong and we are subjected to Hong Kong Profits Tax. Under the two-tiered profits tax rates regime, the first HK$2 million (approximately $255,395) of a company’s assessable profits are charged at a lower profits tax rate of 8.25%, while assessable profits in excess of HK$2 million (approximately $255,395) are charged at the profits tax rate of 16.5%. For the six months ended June 30, 2024 and 2023, Income tax benefits (provision for income taxes) accounted for 0.5% and 0.2% of our total revenue, respectively. For the years ended December 31, 2023 and 2022, income tax expenses accounted for 0.1% and nil of our total revenue, respectively.

As of June 30, 2024 and December 31, 2023, we did not have any significant unrecognized uncertain tax positions, and we did not incur any interest and penalties related to potential underpaid income taxes. Our major tax jurisdiction is Hong Kong. Under relevant Hong Kong tax laws, tax case is normally subject to investigation by the tax authority for up to 6 years of assessment prior to the current year of assessment, unless in a case of fraud or willful evasion, then the investigation can be extended to cover 10 years of assessment

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2024 and 2023, and the years ended December 31, 2023 and 2022 as indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future trends.

	For the Six Months Ended June 30,				For the Years Ended December 31,
	2024		2023		2023		2022
	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue
Revenue	7,925,428	100.0	11,513,886	100.0	18,814,420	100.0	14,225,156	100.0
Cost of revenue	(7,384,144)	93.2	(10,603,368)	92.1	(17,442,190)	92.7	(12,962,555)	91.1
Gross profit	541,284	6.8	910,518	7.9	1,372,230	7.3	1,262,601	8.9

Operating expenses
Selling and marketing	(33,445)	0.4	(58,309)	0.5	(163,579)	0.9	(221,053)	1.6
General and administrative	(626,536)	7.9	(387,478)	3.4	(681,891)	3.6	(848,033)	6.0
Total operating expenses	(659,981)	8.3	(445,787)	3.9	(845,470)	4.5	(1,069,086)	7.6

(Loss) income from operations	(118,697)	1.5	464,731	4.0	526,760	2.8	193,515	1.3

Other income (expenses)
Interest expense	(144,234)	1.8	(170,338)	1.5	(336,817)	1.8	(170,535)	1.2
Interest income	1,442	—	254	—	488	—	322	—
Other income, net	3	—	209	—	22,419	0.1	52,762	0.4
Total other expenses, net	(142,789)	1.8	(169,875)	1.5	(313,910)	1.7	(117,451)	0.8

(Loss) income before income taxes	(261,486)	3.3	294,856	2.5	212,850	1.1	76,064	0.5
Income tax benefits (provision for income taxes)	43,363	0.5	(23,278)	0.2	(16,123)	0.1	(4,074)	—
Net (loss) income	(218,123)	2.8	271,578	2.3	196,727	1.0	71,990	0.5

Six months ended June 30, 2024 Compared to Six Months Ended June 30, 2023

Revenue

Total revenue decreased by 31.2% from US$11.5 million for the six months ended June 30, 2023 to US$7.9 million for six months ended June 30, 2024.

This decline in revenue was primarily driven by a significant 41% reduction in sales volume, partially offset by an 18% increase in the average unit price of our products. The drop in sales volume corresponded with the overall trend in consumer spending on luxury watches in Hong Kong, which has been significantly impacted by broader economic challenges in China. These economic difficulties have led to a general reduction in consumer spending on luxury goods. According to data from the Hong Kong Census and Statistics Department, the value of retail sales of jewelry, watches, clocks, and valuable gifts in Hong Kong decreased by 13% during the six months ended June 30, 2024, compared to the same period in 2023. This downturn caused our customers, primarily distributors and retail sellers, to become more cautious in maintaining their stock levels, resulting in significantly reduced purchases from us.

Conversely, the increase in the average unit price was largely due to a shift in our sales mix towards higher-end luxury watches during the current period, which helped to partially mitigate the impact of the lower sales volume on our overall revenue.

Cost of revenue

The cost of revenue decreased by approximately US$3.2 million, or 30.4%, from approximately US$10.6 million for the six months ended June 30, 2023, to US$7.4 million for six months ended June 30, 2024. This decrease was mainly due to the reduction in watch sales.

Gross profit

Our gross profit decreased by approximately US$0.4 million or 40.6%, from approximately US$0.9 million for the six months ended June 30, 2023 to approximately US$0.5 million for the six months ended June 30, 2024. The total gross profit margin for the six months ended June 30, 2024 was approximately 6.8%, compared to approximately 7.9% for the six months ended June 30, 2023.

For the six months ended June 30, 2024 and 2023, most of our watches were purchased from Europe and Singapore and settled in Swiss Franc (“CHF”). The appreciation of CHF by 2.2% in the six months ended June 30, 2024 led to higher costs of purchases. Therefore, the gross profit ratio decreased for six months ended June 30, 2024 when compared to that for six months ended June 30, 2023.

Operating expenses

Selling and marketing expenses decreased to US$33,445 for the six months ended June 30, 2024, from US$58,309 for six months ended June 30, 2023. We rented a warehouse in 2023 to store watch boxes and packaging materials, incurring an expense of US$21,047 for the six months ended June 30, 2023. However, in 2024, we chose not to renew the lease contract. Instead, we now store these items in our office to control costs and improve packing efficiency. As a result, our selling and marketing expenses decreased.

General and administrative expenses increased by US$0.2 million to US$0.6 million for the six months ended June 30, 2024, compared to US$0.4 million for six months ended June 30, 2023. The increase was primarily due to an increase in audit expense paid to our US auditor of US$0.3 million.

Other expenses, net

Other expenses decreased by US$27,086 from US$169,875 for the six months ended June 30, 2023 to US$142,789 for the six months ended June 30, 2024. The decrease was mainly driven by a reduction in interest expense. We had installment loan facility and trade financing loan facility from banks, with variable interest rates based on a benchmark interest rate plus a premium. The average balance of bank borrowings decreased from US$6.1 million for the six months ended June 30, 2023 to USD5.1 million for the six months ended June 30, 2024, which led to a decrease in interest expense by US$26,104.

(Loss) income before income taxes

We had a loss before income taxes of US$0.3 million for the six months ended June 30, 2024, compared to income before income taxes of US$0.3 million for the six months ended June 30, 2023. The change in (loss) income before income taxes was primarily driven by a decrease in revenue and an increase in operating expenses due to higher professional service fees related to the audit of our US GAAP consolidated financial statements.

Income tax benefits (provision for income taxes)

Income tax benefits (provision for income taxes) changed from US$23,278 expenses for the six months ended June 30, 2023 to US$43,363 benefits for the six months ended June 30, 2024. The change largely corresponded with the change in (loss) income before income tax expense.

Net (loss) income

As a result of the foregoing factors, net (loss) income changed from net income US$0.3 million for six months ended June 30, 2023 to net loss US$0.2 million for the six months ended June 30, 2024.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Revenue

Total revenue increased significantly by 32.3% from US$14.2 million for the year ended December 31, 2022 to US$18.8 million for the year ended December 31, 2023.

The number of watches sold increased by 5,317 from 7,294 for the year ended December 31, 2022 to 12,611 for the year ended December 31, 2023. The surge in sales volume for the year ended December 31, 2023 can be attributed primarily to the 5,195 additional units sold in the category of watches priced below US$128. We introduced several new watch models in 2023, with some of them being affordable sports watches. These newly launched watches gained immense popularity and significantly contributed to the increase in the overall sales. On the other hand, to the effect of the newly launch affordable sports watches, the average selling price of the watches decreased from US$1,950 for the year ended December 31, 2022 to US$1,492 for the year ended December 31, 2023.

Despite the decrease in the average selling price of the watches, the significant increase in the number of watches sold resulted in a US$4.6 million increase in revenue for the year ended December 31, 2023, compared to previous year.

Cost of revenue

The cost of revenue increased by approximately US$4.5 million, or 34.6%, from approximately US$13.0 million for the year ended December 31, 2022, to US$17.4 million for the year ended December 31, 2023. This increase was mainly attributable to the rise in sales of watches, which resulted in a higher cost of goods sold.

Gross profit

Our gross profit increased by approximately US$0.1 million or 8.7%, from approximately US$1.3 million for the year ended December 31, 2022 to approximately US$1.4 million for the year ended December 31, 2023. The total gross profit margin for the year ended December 31, 2023, was approximately 7.3%, compared to approximately 8.9% for the year ended December 31, 2022.

During the year ended December 31, 2022, the pandemic disrupted international logistics and restricted travel, making it inconvenient for customers to purchase watches from Europe or other foreign countries. We capitalized on our competitive advantage in the domestic market, allowing us to set higher selling prices and increase our gross profit margin during the period. During the year ended December 31, 2023, the economy and logistics rebounded after COVID-19 and competition intensified. In response, we adjusted our pricing strategy, lowering selling prices to maintain our customer base and capture a greater market share. In addition, for the years ended December 31, 2023 and 2022, most of our watches were purchased from Europe and settled in Swiss Franc (“CHF”). The appreciation of CHF in 2023 led to higher costs of purchases. Altogether, the gross profit ratio decreased for the year ended December 31, 2023.

Operating expenses

Selling and marketing expenses decreased to US$163,579 for the year ended December 31, 2023, from US$221,053 for the year ended December 31, 2022. We outsourced our packaging and warehouse management services in 2022. However, in 2023, we handled these tasks with our own staff, resulting in a more cost-efficient approach and a decrease in selling and marketing expenses.

General and administrative expenses decreased by US$0.2 million to US$0.7 million for the year ended December 31, 2023, compared to US$0.8 million for the year ended December 31, 2022. One major factor is the decrease in staff costs by US$0.1 million, which was mainly caused by the resignation of Mr. Sit Yau Chiu as our managing director in March 2023. His last monthly salary before resignation was US$12,820. Moreover, we did not provide a staff quarter to our director during the year ended December 31, 2023 whilst the expense for director quarter amounted to US$41,213 for the year ended December 31, 2022. In addition, overseas travelling expense decreased by US$0.1 million, resulting from our gradual establishment of a stable supplier network and a corresponding decrease in the needs of seeking suppliers abroad and attending watch exhibitions. These factors collectively drove the decrease in total general and administrative expenses compared to the preceding year.

Other expenses, net

Other expenses increased by US$0.2 million from US$0.1 million for the year ended December 31, 2022 to US$0.3 million for the year ended December 31, 2023. The increase was mainly due to the increase in interest expense and the decrease in other income. We had installment loan facility and trade financing loan facility from banks, with variable interest rates based on a benchmark interest rate plus a premium. With the increase in market interest rate, our weighted average effective interest rate rose from 2.91% for the year ended December 31, 2022 to 5.84% for the year ended December 31, 2023, resulting in an additional interest expense of US$0.2 million. Moreover, other income decreased as we have received US$30,649 government subsidy under Employment Support Scheme of Anti-epidemic Fund granted by Hong Kong Government during the year ended December 31, 2022 whereas no such income received during the year ended December 31, 2023.

Income before income taxes

We had income before income taxes of US$0.2 million and US$76,064 for the years ended December 31, 2023 and 2022, respectively. The increase in income before income taxes was primarily due to the increase in our revenue and the decrease in our operating expenses as a result of our expense saving initiatives.

Income tax benefits (provision for income taxes)

Provision for income taxes increased from US$4,074 for the year ended December 31, 2022 to US$16,123 for the year ended December 31, 2023. The change largely corresponded with the increase in income before income tax expense.

Net income

As a result of the foregoing factors, net income increased by 173.3% from US$71,990 for the year ended December 31, 2022 to US$0.2 million for the year ended December 31, 2023.

Liquidity and Capital Resources

Prior to this offering, our principal sources of liquidity to finance our day to day operations are from the financing provided by banks, our major shareholder and cashflow from operating activities. We recorded net cash inflow in operating activities of US$1.0 million for the six months ended June 30, 2024, net cash outflow from operating activities of US$0.1 million for the six months ended June 30, 2023, net cash inflow in operating activities of US$1.4 million for the year ended December 31, 2023 and net cash outflow from operating activities of US$2.2 million for the year ended December 31, 2022.

As of June 30, 2024, we had positive working capital of US$2.0 million, US$1.7 million in cash and US$0.4 million in restricted cash, out of which US$1.5 million was held in HK$, and the rest was held in Japanese Yen and other currencies. As of December 31, 2023, we had positive working capital of US$1.9 million, US$1.1 million in cash and US$0.4 million in restricted cash, out of which US$1.3 million was held in HK$, and the rest was held in Japanese Yen and other currencies. Our cash and restricted cash primarily consist of balances maintained with banks in Hong Kong. In addition to the working capital we currently have on hand, on September 16, 2024, two investors separately entered into private placement subscription agreements and registration rights agreements with us to subscribe for 1,100 ordinary shares allotted by the Company for a total consideration of US$2,000,000. The consideration has been fully received as of the date of this prospectus, which would further strengthen our financial resources.

In assessing our liquidity, we monitor and analyze our cash on hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations.

Considering all facts and information on hand, we expect our cash on hand is sufficient to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our financial statements are issued.

If we are unable to have sufficient fund to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, we may consider supplementing our available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        addition debt financing from banks, our major shareholders and related parties.

Based on the above considerations, we are of the opinion that we have sufficient funds to meet our working capital requirements and current liabilities as they become due within twelve months from the date of our financial statements are issued. However, there is no assurance that we will be successful in implementing our plans. There are a number of factors that could potentially arise and could undermine our plans, such as changes in the demand for our products, general market conditions and the broader capital market climate in Hong Kong, etc.

Cash Flows

The following table sets forth a summary of our cash flows for the six months ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022 as indicated.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2024	2023	2023	2022
	US$	US$	US$	US$
Net cash provided by (used in) operating activities	1,049,118	(86,009)	1,359,780	(2,158,545)
Net cash (used in) provided by financing activities	(510,033)	(406,990)	(1,045,672)	1,983,642
Exchange rate changes on cash and cash equivalents	1,242	(5,453)	(689)	(983)
Net increase (decrease) in cash and restricted cash	540,327	(498,452)	313,419	(175,886)
Cash and restricted cash, beginning balance	1,497,894	1,184,475	1,184,475	1,360,361
Cash and restricted cash, ending balance	2,038,221	686,023	1,497,894	1,184,475

Operating activities

Net cash provided by operating activities for the six months ended June 30, 2024 was US$1.0 million, as compared to the net loss of US$0.2 million. The difference was primarily resulted from (i) a decrease of US$0.7 million in inventories because we intentionally reduced our inventory holdings, which was driven by our anticipation of a decrease in sales during the second half year of 2024 due to the overall economic downturn and the declining trend in consumer spending on luxury watches in Hong Kong; (ii) a decrease of US$0.5 million in prepayments and other current assets, driven by less trade deposit paid for securing the upcoming orders; and (iii) a decrease of US$0.1 million in accounts receivable, mainly because the we had less sales conducted near the period end June 30, 2024.

Net cash used in operating activities for the six months ended June 30, 2023 was US$0.1 million, as compared to the net income of US$0.3 million. The difference was primarily resulted from (i) an increase of US$0.2 million in inventories due to we hold additional inventory in anticipation of the expected revenue growth in the second half year of 2023; (ii) an increase of US$0.4 million in prepayments and other current assets, driven by higher trade deposit paid for securing the upcoming orders; and (iii) a decrease of US$0.2 million in accounts receivable, mainly because the we had less sales conducted near the period ended June 30, 2023.

Net cash provided by operating activities for the year ended December 31, 2023 was US$1.4 million, as compared to the net income of US$0.2 million. The difference was primarily resulted from (i) a decrease of US$1.1 million in inventories as a result of the increase in sales with strong consumer demand for our watches during the year ended December 31, 2023; (ii) a decrease of US$0.2 million in accounts receivable, mainly because the we had less sales conducted near the year end December 31, 2023; and (iii) an increase of US$0.2 million in prepayments and other current assets, driven by higher trade deposit paid for securing the upcoming orders.

Net cash used in operating activities for the year ended December 31, 2022 was US$2.2 million, as compared to the net profit of US$0.07 million. The difference was primarily attributable to (i) an increase of US$1.4 million in inventories due to we hold additional inventory in anticipation of the expected revenue growth in 2023; (ii) an increase of US$0.2 million in accounts receivable, reflecting more sales conducted near the year end of December 31, 2022; (iii) a decrease of US$0.2 million in accounts payables, aligning with less purchase made near the year end of December 31, 2022; and (iv) a decrease of US$0.1 million in accrued expenses and other current liabilities due to salary payable was early settled before the end of 2022.

Financing activities

Net cash used in financing activities for the six months ended June 30, 2024 was US$0.5 million. This was primarily due to (i) net repayments of bank borrowings of US$1.3 million during the six months ended June 30, 2024; (ii) US$1.1 million advances obtained from a related party; and (iii) US$0.3 million payments of deferred IPO costs.

Net cash used in financing activities for the six months ended June 30, 2023 was US$0.4 million. This was primarily due to (i) US$1.0 million repayments of advances from a related party; and (ii) net drawdowns from banking facilities of US$0.6 million for the six months ended June 30, 2023.

Net cash used in financing activities for the year ended December 31, 2023 was US$1.0 million. This was primarily due to (i) US$1.0 million repayments of advances from a related party; and (ii) net repayments of bank borrowings of US$76,810 during the year ended December 31, 2023.

Net cash provided by financing activities for the year ended December 31, 2022 was US$2.0 million. This was primarily due to (i) net drawdowns from banking facilities of US$1.9 million during the year ended December 31, 2022; (ii) US$0.5 million advances obtained from a related party; and (iii) payment of dividend of US$0.4 million during the year ended December 31, 2022.

Quantitative and Qualitative Disclosures about Market Risks

Currency risk

Our function currency is HK$ and our consolidated financial statements are presented in US$. Our sales, operation activities and assets and liabilities are predominately denominated in the function currency. We consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$. Hong Kong Monetary Authority guarantees to exchange US$ into HK$, or vice versa, at a rate close to HK$7.80 to US$1.00.

At the same time, we buy watches from distributors located in Europe, Japan, Singapore, and other locations in other foreign currencies, and sell them to customers in HK$. Any fluctuation in exchange rates against HK$ may result in higher costs of purchases.

For the six months ended June 30, 2024, we had US$2.6 million purchases denominated in CHF. We estimate that any appreciation of CHF against HK$ in the future would result in an increase in our cost of purchases, and vice versa. If we cannot pass these increased costs on to our customers, it would negatively impact our gross profit margin and net income. Based on the same purchase volume as in the six months ended June 30, 2024, our costs related to purchases denominated in CHF would increase by US$25,769 if there is a 1% appreciation of CHF against HK$. Conversely, our costs would decrease by US$25,769 if there is a 1% depreciation of CHF against HK$. For the year ended 2023, we had US$11.1 million purchases denominated in CHF. Based on the same purchase volume as in 2023, our costs related to purchases denominated in CHF would increase by US$0.1 million if there is a 1% appreciation of CHF against HK$. Conversely, our costs would decrease by US$0.1 million if there is a 1% depreciation of CHF against HK$.

Concentration and credit risks

Financial instruments that potentially subject us to the credit risks consist of cash, restricted cash, accounts receivable, investments in life insurance policies, amounts due from related party and other current assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

We deposit our cash and restricted cash with reputable banks located in Hong Kong. As of June 30, 2024 and December 31, 2023, US$1,968,248 and US$1,456,631 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HKD500,000 (US$63,863) for each depositor at one bank, whilst the balances maintained by us may at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. We have not experienced any losses in these bank accounts and management believes that we are not exposed to any significant credit risk on cash.

Similarly, prior to their disposal, we had entered into life insurance policies with reputable insurance companies that held high credit ratings provided by credit rating agencies. We did not believe it was exposed to any significant credit risk on our investments in these life insurance policies, even before the disposal.

Regarding the amounts due from related party, as these were essentially amounts due from our controlling person at the balance sheet dates and have been fully settled subsequently, we do not believe that we are exposed to any significant credit risk on these balances.

Assets that potentially subject us to a significant credit risk primarily consist of accounts receivable and other current assets. We perform regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. We also assess historical collection, aging of receivables and general economic conditions. We consider that we have adequate controls over these receivables in order to minimize the related credit risk. As of June 30, 2024 and December 31, 2023, the balances of allowance for expected credit losses against these balances were US$3 and US$5,430, respectively.

For the six months ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022, most of our assets were located in Hong Kong. At the same time, we consider that we were exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2024, two customers accounted for 10% or more of our revenue. Revenue from these two customers accounted for 25% and 14% of our total revenue, respectively. For the six months ended June 30, 2023, there were three customers accounted for 10% or more of our revenue. Revenue from the customers accounted for 14%, 12% and 11% of our total revenue, respectively.

For the year ended December 31, 2023, three customers accounted for 10% or more of our revenue. Revenue from these three customers accounted for 18%, 11%, and 11% of our total revenue, respectively. For the year ended December 31, 2022, there was one customer accounted for 10% or more of our revenue. Revenue from the customer accounted for 11% of our total revenue.

	Six months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer A	$1,944,592	25%	$—
Customer B	1,095,823	14%	—
Total:	$3,040,415	39%	$—

	Six months ended June 30, 2023		As of December 31, 2023
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer B	$1,658,413	14%	$144,432
Customer C	1,395,760	12%	—
Customer D	1,277,263	11%	—
Total	$4,331,436	37%	$144,432
	Year ended December 31, 2023		As of December 31, 2023
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer B	$3,397,499	18%	$144,432
Customer C	2,091,907	11%	—
Customer D	2,004,975	11%	—
Total:	$7,494,381	40%	$144,432
	Year ended December 31, 2022		As of December 31, 2022
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer D	$1,554,473	11%	$—

As of June 30, 2024, there was one customer whose receivables accounted for 10% or more of our total balances of accounts receivable and it accounted for 100% of the total balances of accounts receivables. As of December 31, 2023, there was one customer whose receivables accounted for 10% or more of our total balances of accounts receivable and it accounted for 98% of the total balances of accounts receivables.

(b)    Major vendors

For the six months ended June 30, 2024, four vendors accounted for 10% or more of our total purchase. Total purchase from these four vendors accounted for 29%, 19%, 18% and 13% of our total purchase for that period, respectively. For the six months ended June 30, 2023, two vendors accounted for 10% or more of our total purchase. Total purchase from the vendor accounted for 72% and 12% of our total purchase for that period.

For the year ended December 31, 2023, two vendors accounted for 10% or more of our total purchase. Total purchase from these two vendors accounted for 64% and 14% of our total purchase for that year, respectively. For the year ended December 31, 2022, only one vendor accounted for 10% or more of our total purchase. Total purchase from the vendor accounted for 65% of our total purchase for that year.

	Six months ended June 30, 2024		As of June 30, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor A	$1,942,365	29%	$—
Vendor B	1,240,184	19%	—
Vendor C	1,209,550	18%	—
Vendor D	884,630	13%	244,380
Total:	$5,276,729	79%	$244,380

	Six months ended June 30, 2023		As of December 31, 2023
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor D	$7,776,656	72%	$277,500
Vendor C	1,271,441	12%	—
Total:	$9,048,097	84%	$277,500
	Year ended December 31, 2023		As of December 31, 2023
Vendor A	Purchase	Percentage of total purchase	Accounts payable
Vendor D	$10,529,156	64%	$277,500
Vendor C	2,317,936	14%	—
Total:	$12,847,092	78%	$277,500
	Year ended December 31, 2022		As of December 31, 2022
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor D	$9,320,383	65%	$243,796

As of June 30, 2024, there was one vendor whose payables accounted for 10% or more of our total balances of accounts payable and it accounted for 100% of the total balances of accounts payable. As of December 31, 2023, there was one vendor whose payables accounted for 10% or more of our total balances of accounts payable and it accounted for 100% of the total balance of accounts payable as of that date.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, we consider the related interest rate risk not material. On the other hand, as of June 30, 2024, we had outstanding bank borrowings of US$4,456,661. We estimate that a 1% increase in the Hong Kong Dollar Prime Rate against bank borrowings outstanding as of June 30, 2024 would result in an increase in interest expense of US$44,567 per annum whilst we estimate that a 1% decrease in the Hong Kong Dollar Prime Rate against bank loans outstanding on June 30, 2024 would result in a decrease in interest expense of US$44,567 per annum. We have not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

Off-Balance Sheet Commitments and Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Specifically, we have not entered into any financial guarantees, commitments or other arrangements to guarantee payment obligations of any parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Moreover, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Commitments and Contingencies

The following table summarizes our contractual obligations as of June 30, 2024:

Contractual obligations	Less than 1 year	Between 1 – 2 years	Over 2 years	Total
	US$	US$	US$	US$
Bank borrowings	1,370,141	403,275	4,335,212	6,108,628

Other than as shown above, we did not have any other significant financial and capital commitments, long-term obligations, or guarantees as of June 30, 2024 and December 31, 2023.

As of June 30, 2024 and December 31, 2023, we were not a party to any legal or administrative proceedings. In addition, there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on our results of operations, consolidated financial condition, or cash flows.

As of the date of this prospectus, we did not have any loss contingencies which require to be recognized or disclosed in our consolidated financial statements.

Seasonality

The nature of our business does not appear to be affected by seasonal variations. We may experience fluctuations in demand due to heightened or weakened economic conditions, geopolitical events, and shifts in trade patterns in areas where we operate.

Inflation

Whilst inflation has been a global issue impacting many countries around the globe, inflation in Hong Kong has not materially affected our results of operations in recent years. According to Hong Kong Department of Statistics, core inflation of Hong Kong slightly decreased from 2.0% for the six months ended June 30, 2023 to 1.6% for the six months ended June 30, 2024, and slightly increased from 1.9% for the year ended December 31, 2022 to 2.1% for the year ended December 31, 2023. Although we have not been significantly affected by inflation at this point in time, we may be affected if Hong Kong and any other jurisdiction where we operate in the future experience higher rates of inflation in the future.

Significant Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenue and expenses during each reporting period. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) inventories; (iii) income taxes; (iv) accounts receivable, net; and (v) investments in insurance policies. See Note 3 — Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimate involves the most significant judgments used in the preparation of our financial statements.

Critical Accounting Estimates

Allowance for expected credit losses against financial assets

We assess the allowance by pooling relevant financial assets that have similar risk characteristics and evaluates receivable individually when specific assets no longer share those risk characteristics. We determine the expected credit losses based on aging data, historical collection experience, customer specific facts current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect form counterparties. Balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We continue to evaluate the reasonableness of the allowance policy and update it if necessary. As of June 30, 2024 and December 31, 2023, the balances of allowance for expected credit losses against these balances were US$3 and US$5,430, respectively.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Recent accounting pronouncements”.

INDUSTRY

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“MIGO”) and commissioned by Top Win International Trading Limited. All information and data presented in this section is derived from MIGO’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

The Swiss Watch Industry

According to the Federation of the Swiss Watch Industry FH (FH), Swiss watchmaking continued to grow sharply in 2023, following strong performance the previous year. Watch exports achieved record value, while the corresponding number of watches also increased significantly. Swiss watch exports for the year as a whole exceeded their 2022 result by 7.6%, increasing to a total value of CHF26,748.3 million.

For the watch industry, the geographical indications of Swiss and Swiss-made are globally acknowledged references. Therefore, the Swiss watch industry is very active in safeguarding the integrity of “Swiss-made” and its other regional labels of quality. The law regulating the use of the name “Swiss” for watches sets out the minimum conditions that have to be fulfilled before a watch merits the “Swiss-made” label. Such law is based on a concept according to which Swiss quality depends on the amount of work actually carried out on a watch in Switzerland, even if some foreign components are used in it. It therefore requires that the assembly work on the movement (the motor of the watch) is Swiss, the movement is cased in Switzerland, along with carries out the final tests in Switzerland by the manufacturer. It also requires that a minimum of 60% of production costs be generated in Switzerland.

Overview Export of Swiss watches to Hong Kong

As per the FH report, all the top six markets — Hong Kong, USA, China, Singapore, Japan and the UK-reported a surge in export numbers but Hong Kong is making it the second most valuable region for Swiss watches after a long time. Hong Kong was the largest importer and the second largest importer of Swiss watches in terms of value in Asia and the world respectively during the period from 2020 to 2023, accounting for approximately CHF2,356.4 million representing approximately 8.8% of Switzerland’s total watch exports in 2023. The following table illustrates the trend of the main markets in Asia for the export of Swiss watches during the period from 2020 to 2023.

	Hong Kong	USA	China	Japan	Italy	Germany	Singapore	France	UEA	UK	Total
CHF (mil) and %
2020	1,691.1	1,987.2	2,394.7	1,189.7	650.0	887.0	935.5	667.9	759.0	1,031.6	16,999.7
	9.9%	11.7%	14.1%	7.0%	3.8%	5.2%	5.5%	3.9%	4.5%	6.1%	100%

2021	2,133.2	3,080.5	2,966.9	1,417.1	859.6	1,061.3	1,277.0	953.9	997.4	1,334.1	22,302.1
	9.6%	13.8%	13.3%	6.4%	3.9%	4.8%	5.7%	4.3%	4.5%	6%	100%

2022	1,908.8	3,891.1	2,568.6	1,693.0	976.2	1,292.2	1,615.2	1,184.0	1,126.5	1,620.8	24,859.1
	7.7%	15.7%	10.3%	6.8%	3.9%	5.2%	6.5%	4.8%	4.5%	6.5%	100%

2023	2,356.4	4,162.7	2,767.8	1,822.9	1066.9	1,357.9	1,655.1	1,280.0	1,264.1	1,744.0	26,748.3
	8.8%	15.6%	10.3%	6.8%	4.0%	5.1%	6.2%	4.8%	4.7%	6.5%	100%

Source: Federation of the Swiss Watch Industry FH and Migo

Economy in Hong Kong

The demand for luxury watches in Hong Kong is correlated to their respective economic situations. Over the past 5 years, the GDP in Hong Kong fluctuated. Hong Kong experienced economic downturns from an approximate HK$2,845 billion which resulted from the occurrence of the outbreak of COVID-19 in 2019 to approximately HK$2,676 billion in 2020. With the gradual economic recovery since 2021, the GDP has grown from approximately HK$2,870 billion to approximately HK$2,982 billion in 2023, representing a CAGR of approximately 1.9% during that period. As of March 31, 2024, Hong Kong’s GDP increased by 7.1% from the same period of the previous year. The government forecasts a growth of 2.5% to 3.5% in real terms for 2024. The following chart showed the GDP and growth rate in Hong Kong from December 31, 2018 to March 31, 2024.

____________

Note:

1. As of March 31, 2024 (1Q 2024)

2. GDP at current prices

Source: Census and Statistics Department, Hong Kong and Migo

Luxury Watches Distribution Channel in Hong Kong

In Hong Kong, the exclusive authorized distribution channels for luxury watches typically include authorized retailers, boutique stores, department stores, and online platforms. Authorized retailers are official outlets that carry luxury watch brands and offer after-sales services, warranties, and authenticity guarantees. Boutique stores are exclusive outlets dedicated to specific luxury watch brands, providing a personalized shopping experience for customers. Department stores in Hong Kong also carry a selection of luxury watches from various brands, offering a convenient shopping experience for consumers. Additionally, online platforms have become increasingly popular for purchasing luxury watches, with e-commerce websites and official brand websites providing a wide range of options for customers to browse and purchase watches from the comfort of customers’ homes.

Non-exclusive parallel-import channels also exist in Hong Kong, parallel-importers known as grey market watch dealers operate outside the exclusive authorized networks since they do not have a contractual relationship with watch manufacturers to sell a brand’s watch. Parallel importers import the watches that are originally also Swiss-made and but intended for sale or distribution outside of Hong Kong which were subsequently imported into Hong Kong for reselling. parallel-importers source their watches from various avenues such as authorized retailers from other regions, distributors who have surplus stock, or wholesalers. The distribution channels for luxury watches in Hong Kong cater to a diverse range of consumer preferences and shopping habits. The following table shows the differences between parallel importers and authorized dealers.

	Parallel importers (Non-exclusive)	Authorized retailers Direct distribution (Exclusive)
Brands selection	Wide choice	Limited brands
Inventory types	Brand New, Pre-owned	Brand New
Type of sales	Wholesale, Retail	Retail
Flexibility of prices	Wide	Limited
Business model	Online/Office	Retails shops

Source: Migo

Wholesaler Market of Luxury Watch in Hong Kong

Wholesaler of parallel importers refer to import genuine products from other regions or countries to another market (in this case Hong Kong) without the authorization of the trademarks’ owners. In Hong Kong, the parallel-imports of luxury watch market is an alternative for consumers with a wider choice of models on luxury watch which they can purchase and also at lower prices compared to a single authorized retailer. However, it is essential to note that parallel-imported watches may not come with the same warranties or after-sales services as those purchased from authorized dealers. Nowadays consumers exercise caution and ensure the authenticity and quality of the product when purchasing luxury watches from parallel import channels in Hong Kong. The wholesalers have been dedicated to provide parallel import of luxury watches through a network from other regions’ distributors that guarantee the authenticity of the luxury watches they sell, ensuring that customers receive genuine products. According to Migo, the wholesaler sales of luxury watches in Hong Kong recorded a decrease from approximately HK$13,572 million in 2018 to approximately HK$14,703 million in 2023, representing a CAGR increase of approximately 1.6% during the relevant period. The following chart sets out the approximate value of wholesale sales of luxury watches in Hong Kong for the period from 2018 to 2023.

Source: Migo

Luxury Watches and Related Products Sales in Hong Kong

Sales of luxury watches and related market in Hong Kong is a vibrant and competitive sector that caters to consumers looking for a diverse range of timepieces at varying price points. Parallel importers play a significant role in offering customers access to a broader selection of brands and models. These watches often come at more competitive prices compared to those offered by authorized retailers. According to the data form Census and Statistics Department of Hong Kong, the sales of watches and clocks, jewelry, and valuable gifts in Hong Kong recorded a decrease from approximately HK$85,329 million in 2018 to approximately HK$60,143 million in 2023, representing a CAGR decrease of approximately 6.8% during the relevant period. However, it significantly increased to HK$60,143 million in 2023 from HK$38,886 million in 2022, representing an increase of approximately 54.7%. The following chart sets out the approximate value of retail sales of watches and clocks, jewelry, and valuable gifts in Hong Kong for the period from December 31, 2018 to March 31, 2024.

Retail sales value of jewelry, watches, clocks, and valuable gifts in Hong Kong
(HK$ million)
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
85,329
66,210
30,467
38,774
38,886
60,143
14,429
2018
2019
2020
2021
2022
2023
1Q 2024

Source: Census and Statistics Department, Hong Kong and Migo

Market drivers of parallel importers of luxury watches in Hong Kong

Price and Selection Competitiveness

Parallel importers can offer luxury watches at lower prices compared to authorized retailers, attracting price-sensitive consumers looking for a good deal, Also, parallel importers can offer a wider selection of luxury watch brands and models that may not be readily available through authorized channels, providing consumers with more choices.

Increasing awareness of lifestyle

There is a growing demand for luxury watches in Hong Kong, driven by factors such as increasing disposable income, changing consumer preferences, and a desire for luxury goods. As consumers become more informed about parallel-imported products and their potential cost savings, there is an opportunity for parallel importers to capitalize on this awareness and cater to a niche market segment. With the rise of e-commerce platforms, parallel importers can leverage online channels to reach a broader audience and expand their market reach beyond physical stores. As a result, the market drivers and opportunities for parallel importers of luxury watches in Hong Kong are influenced by factors such as price competitiveness, variety, market demand, consumer awareness, and online presence. Parallel importers need to stay informed about market trends and consumer preferences to capitalize on these opportunities effectively.

Competitive Landscape of parallel importers of luxury watches in Hong Kong

Brand names become increasingly important

In the dynamic landscape of parallel importers in Hong Kong, several key service providers stand out for their diverse offerings and competitive strategies. These service providers leverage their access to international markets to bring in a wide range of watch brands and models, catering to different consumer preferences.

Exploring innovative solutions

As the parallel importers on the watch market in Hong Kong evolve, service providers are exploring innovative ways to stay ahead of the competition. According to Hong Kong Trade Development Council (HKTDC), the internet continues to be an essential sales and marketing channel for the watch industry in Hong Kong. A growing number of brand owners, retailers and dealers have set up their own websites and e-shops on major online marketplaces such as Alibaba, Tmall and JD.com. Embracing e-commerce platforms, enhancing digital marketing strategies, premium delivery service, and investing in customer engagement initiatives are some of the trends observed among leading service providers in the market.

Strengthening of Management Team

The service providers ensure their customers receive genuine products. The providers need to have knowledgeable staff who can provide information and guidance to customers on the different luxury watch brands, models, and features available. It is also important the providers can offer after-sales services such as warranties, repairs, and maintenance for the luxury watches purchased from them. The key management appointments will stand the provider in good stead, giving its business a competitive edge for the progress.

Stringent regulatory environment

In Hong Kong, the regulatory environment for parallel importers of watches can be stringent, as intellectual property rights and trademark laws are in place to protect the rights of brand owners. It is essential for parallel importers to ensure that they comply with all relevant laws and regulations to avoid potential legal issues. Working with authorized distributors of the outside region of Hong Kong and obtaining proper documentation and warranty cards can help parallel importers comply with the regulatory environment effectively. Also, parallel importers in Hong Kong should be aware of the legal implications of importing genuine products without authorization and take necessary precautions to operate within the boundaries of the law.

Entry Barrier of parallel importers of luxury watches in Hong Kong

Capital intensive, quality service and brand recognition

Competition among parallel importers in Hong Kong is fierce, with each vying to attract customers through competitive pricing, exclusive collections, and personalized services. There are fluctuating exchange rates, grey market risks, and warranty issues that pose obstacles that players in this market need to navigate skillfully. To provide quality services to wholesale customers, parallel importers should generally be equipped with in-depth knowledge of the watch industry, a strong network of well-established business partners based on well-designed business models, and strict guidelines for authenticity services for quality controls.

Legal and regulatory challenges

Parallel importers may encounter legal issues related to trademark infringement, intellectual property rights, and import regulations. Ensuring compliance with local laws and regulations can be a significant barrier for parallel importers. Maintaining the authenticity and quality of luxury watches is crucial for parallel importers to gain consumer trust. Ensuring that the watches are genuine and in good condition can be a barrier for parallel importers who may not have direct relationships with the brands or authorized retailers in Hong Kong.

Brand relationships

Luxury watches brands often have strict distribution agreements with authorized retailers and may take legal action against parallel importers to protect their brand image and market share. Building relationships with brands and obtaining authorization to import their products can be challenging for parallel importers.

Good reputation, after-sales service and warranties

The service providers in the parallel import industry significantly rely on reputation. In Hong Kong, any dissatisfaction from the customers in connection with the results of services provided may result in potential lawsuits or negative publicity against the service providers. Therefore, the expertise, experience, reputation and network in the watch distribution industry for the parallel importers are quite important to gain customers’ trust. Parallel importers may struggle to provide after-sales services, warranties, and repairs for luxury watches, as these services are typically offered by authorized retailers. Lack of after-sales support can deter customers from purchasing parallel-imported watches. Those require careful consideration of brand, quality, and service-related challenges.

Opportunities and challenges of parallel importers of luxury watches in Hong Kong

Opportunities for parallel importers of luxury watches in Hong Kong include the potential to offer competitive pricing to consumers, access a wider range of watch models from different regions, and cater to the wholesale market by seeking specific brands or models not readily available through authorized channels. Parallel importers may also benefit from the flexibility to adjust pricing and marketing strategies quickly to respond to market demand. However, parallel importers of luxury watches in Hong Kong also face several challenges. These include potential legal issues related to the risk of selling counterfeit or substandard products that could damage their reputation and consumer trust. Parallel importers may also encounter difficulties in providing after-sales services, warranties, and support typically offered by authorized retailers, which could impact customer satisfaction and loyalty. Navigating the complex regulatory environment and competition from authorized retailers are additional challenges that parallel importers of luxury watches in Hong Kong need to address. Overall, while there are opportunities for parallel importers in the luxury watch market, they must carefully manage these challenges to ensure sustainable growth and success in the industry.

BUSINESS

Overview

Through our Operating Subsidiary in Hong Kong, Top Win International Trading Limited, we are a wholesaler engaged in trading, distribution, and retail of luxury watches of international brands.

As the purveyor of fine watches, we source luxury products directly or indirectly from authorized dealers, distributors, and brand owners, located in Europe, Japan, Singapore, and other locations, and sell them to our customers, comprising independent watch dealers, watch distributors, and retail buyers within the watch industry. Our strategic location in Hong Kong positions us advantageously within the Asia-Pacific luxury market. This region has seen significant growth in demand for luxury goods, driven by rising disposable incomes and a growing appreciation for high-quality, branded products. We currently offer a selection of over 30 internationally renowned watch brands, including Blancpain, Breguet, Cartier, Chopard, Hermes, IWC, Jaeger, Rolex, Omega, and Longines. We primarily trade watches within the price range of $1,900 to $7,500 with our target customers being middle to high-income earners. This segment has been a significant contributor to our sales, accounting for 83.4% and 80.2% of our total sales in 2023 and 2022, respectively. Notably, Omega watches have been a major driver of our sales revenue, comprising 81.1% of our total sales revenue in 2023 and 78.2% in 2022.

Our revenue was $18.8 million and $14.2 million for the years ended December 31, 2023 and 2022, respectively. We recorded net income of $0.2 million and $71,990 for the years ended December 31, 2023 and 2022, respectively. We pride ourselves on operational excellence, which is reflected in our streamlined logistics and distribution processes. Our commitment to maintaining high standards of service and product quality has earned us a reputation for reliability and trustworthiness among our customers and business partners. Our growth strategy includes strengthening our brand recognition and reputation in existing markets, increasing our market presence through expansion into new geographical customers, diversifying our supply network, broadening our product range to include additional luxury brands and other categories, and creating new income streams.

Competitive Strengths

We attribute our success to the following key competitive strengths:

We have an established reputation in the trading industry.

We have accumulated over 22 years of experience and expertise in selling luxurious brands of watches in Hong Kong. Our business approach is driven by a keen sensitivity and in-depth knowledge of the watch market trend and consumer preferences and demands. We consistently monitor and respond to market dynamics, ensuring a stable inventory to meet customer’s demands. This proactive strategy allows us to promptly supply luxury watches and other products to the market, maintaining a continuous flow of high-demand items. The managers and staff have rich experience in the local watch market and understand the tastes and preferences of our potential and current customers. Strong strategic partnerships with upstream partners and suppliers enable us to source these products at competitive prices, further distinguishing us as a trusted and preferred partner in the luxury goods trading sector. Furthermore, we have a stringent quality control team that rigorously inspects the quality of our watches. This ensures that we consistently maintain high standards and have never sold any defective or counterfeit watches. This commitment to quality assurance builds and maintains customer trust, further enhancing our reputation in the market.

We have access to favorable pricing and exclusive and rare models.

Our company specializes in parallel importing, which allows us to leverage a diverse network of authorized and independent distributors from various countries. This approach enables us to procure luxury watches at prices more favorable than those available through authorized stores in Hong Kong. By sourcing from regions where pricing and purchasing preferences differ, we can secure competitive advantages in terms of cost. Additionally, one of the critical challenges customers face when purchasing from authorized retailers is the limited availability of certain rare and sought-after models. Luxury watch brands often allocate specific models to particular regions based on local purchasing patterns and preferences, leaving some desired models out of reach for customers. Our extensive network of diversified vendors and upstream suppliers ensures a steady supply of these exclusive and rare watch models. This unique capability allows us to meet the diverse demands of our clientele, offering them access to watches that might be unavailable through traditional retail channels. By consistently providing rare and exclusive models, along with competitive pricing, we have established a strong reputation for customer satisfaction. Our ability to meet the specific needs of our customers fosters loyalty and repeat business, which are critical components of our sustainable growth strategy.

Strategic geographic location in Hong Kong enables us to connect globally.

Our location in Hong Kong provides us with a significant competitive edge within the Asia-Pacific luxury market. Hong Kong is recognized as a global financial hub with a highly developed infrastructure. The efficiency and reliability of Hong Kong’s logistics infrastructure enable us to manage our supply chain effectively, ensuring the swift and secure delivery of luxury items to our customers. The region’s high per capita income and sophisticated consumer base drive demand for premium products, aligning perfectly with our business model.

We have strong and stable relationships with diverse suppliers and customers.

Since the commencement of our business, we have developed strong and stable relationships with suppliers and customers in domestically and internationally. Our relationships with some of our suppliers started decades ago. In the luxury watch industry, many high-end watch brands impose strict allocation limits that each authorized dealer to receive only a limited number of watches per order, luxury brand franchisees are also limited to specific suppliers and therefore have very restricted sources.

We have identified and maintained good relationships with reliable suppliers around the globe. Our extensive and established connections and suppliers network internationally enable us to procure from diverse suppliers, we can procure inventory from multiple authorized dealers internationally, ensuring a timely satisfaction of our customers’ general or niche demand, which in turn allows us to flexibly manage our inventory, and provide a superior ability to retain our customers.

With our luxury watch sourcing expertise and relationship with our suppliers globally, we have successfully established an extensive network of customers, in particular, other independent luxury watch dealers or distributors, who then export and resell the watches to downstream customers. We maintain stable business relationships with our customers. Leveraging the sales network and consumer base of our customers, we cover extensive points of sale across countries and regions, we serve a variety of consumer groups with diversified demands, which deepens our market penetration and extends our geographical coverage. Not only have we established an extensive customer network in Hong Kong, but through our customers in Hong Kong, we can establish a wide and stable customer base in various regions globally.

We have an experienced management team and a strong sales and marketing team.

The industry knowledge, market experience, and connection of its senior management in both the local and worldwide watch industry serve as a strong pillar for our success and future development. Led by Mr. Kwan NGAI, the Chief Executive Officer, Mr. Kwan NGAI has 21 years of experience in the luxury watch industry and possesses in-depth knowledge of the watch industry and an insightful understanding of the tastes and preferences of our customers in the watch market. We benefit from knowledge and experience, as well as the extensive business networks, and the well-established relationship with our suppliers, business associates, and customers, of our management. Other members of our senior management have on average, more than 10 years of experience in the watch trading industry.

Our sales and procurement team consists of various industry veterans who have gained valuable experience in the local and international watch market and understand the tastes and preferences of customers in Hong Kong and Asia. Based on the keen market insights of our professional team, we have strategically followed the market trends to acquire the highest quality and most cost-effective goods for our inventory. Our team member each brings a wealth of experience in managing the quality of products and overseeing every stage of the procurement and sales process. Their deep understanding and expertise in the luxury watch trading industry ensure that we consistently deliver exceptional products to our customers. With their extensive knowledge of market trends, supplier relationships, and quality control, our team is adept at sourcing the finest luxury timepieces. The industry knowledge, market experience, and connection of our senior management in both the local and worldwide watch industry serve as a strong pillar for our success and future development. They scrupulously inspect each watch, ensuring it meets our stringent standards for authenticity and excellence. This rigorous attention to detail not only guarantees the highest quality but also builds trust with our discerning clientele.

Growth Strategies

We intend to strengthen our market position in the luxury trading industry, by implementing the following business strategies and plans.

Diversify our product portfolios.

We intend to expand the existing watch brand portfolio to offer a wider range of luxury watches to our customers while continuing to maintain a portfolio of high-quality international and domestic branded watches. Currently, we offer a selection of more than 30 internationally renowned watch brands. We plan to introduce more brands to our sales channel, including some Swiss local watch brands. We believe that we can leverage the expertise and experience we have gained from trading luxury watches to expand into other luxury product markets in the future. Our strong network of resourceful suppliers and customers allows us to diversify our product portfolio with fewer concerns about procurement and sales channels. We are committed to maintaining this diversity and plan to introduce additional luxury brands in the future.

All these brands have enhanced the brand mix and product mix of our business and enabled us to capture a wider range of customers. By introducing new watch brands of different styles or other product offerings, our products will be welcomed by a diversified and expanded customer group.

Expand our market presence in the pre-owned luxury watch market.

We are preparing to expand into the pre-owned luxury watch market. The second-hand watch market presents a vast opportunity with significant potential. While we continue to trade various iconic timepieces, we also plan to leverage our platform, resources, and deep product knowledge to develop a pre-owned watch platform. We are planning to create a B-to-C (business-to-consumer) model to attract a broader audience of customers and watch enthusiasts. By utilizing our expertise in the industry, we aim to offer a curated selection of authenticated pre-owned watches, ensuring the highest standards of quality and authenticity. This initiative will not only diversify our product offerings but also strengthen our position in the luxury watch market, catering to the growing demand for pre-owned luxury timepieces.

Strengthen our retail customer base and establish boutique outlets.

Our current customer base substantially consists of other watch distributors and dealers. We intend to further strengthen our business-to-customer (B2C) business by establishing a retail network in Hong Kong and Southeast Asia, by opening outlets and retail shops to access the retail market. The expansion of retail business is important for us to increase Top Win’s market recognition and generate synergy for our B2B business.

The outlet and retail shop opening efforts will be supported by a strengthened sale and marketing plans to increase our market exposure and brand awareness — in addition to advertising online and offline, we also plan to collaborate with various Key Opinion Leaders or lifestyle loggers on different online platforms and utilize social media coverage to promote and strengthen the publicity of our products.

Expanding brand representation and authorized dealerships.

We are also considering representing certain brands as authorized dealers. Our target includes second and third-tier brands, as well as discovering potential Swiss brands. Leveraging our expertise in the watch industry, we aim to introduce these brands to a broader customer base. By partnering with these brands, we can offer our clients a wider selection of high-quality timepieces while helping these brands gain recognition. Our deep understanding of market trends, consumer preferences, and industry dynamics positions us perfectly to promote and elevate these brands. This strategy will not only enhance our product portfolio but also reinforce our reputation as a established player in the luxury watch market as well as improve our gross profit margin.

Our Business Operation

The following table sets out some of the international brands featured in our stores

Omega	Patek Philippe
Cartier	Blancpain
Rolex	Casio
Longines	Breguet
Audermars Piguet	Hublot

Through our sales network in Hong Kong, the PRC and Southeast Asia, the Company offers over 30 brands of luxury watch products. The company primarily trades watches within the price range of $1,900 to $7,500. This segment has been a significant contributor to our sales, accounting for 83.4% and 80.2% of our total sales in 2023 and 2022, respectively. Notably, Omega watches have been a major driver of our sales revenue, comprising 81.1% of our total sales revenue in 2023 and 78.2% in 2022.

Luxury watches

As of the date of the prospectus, we sell a broad portfolio of watches from over 30 international luxury brands on a non-exclusive basis, including Blancpain, Breguet, Cartier, Chopard, Hermes, IWC, Jaeger, Rolex, Omega, and Longines. The selling prices of the most watches we trade are ranging from $1,900 to $7500.

The following table shows a breakdown of the company’s revenue the approximate percentage thereof in relation to the total revenue in respect of watches sold by the company for the six months ended June 30, 2024 and 2023, and for each of the two years ended December 31, 2023 and 2022.

As of June 30, 2023 (US$)			As of June 30, 2024 (US$)
Omega	10,103,006.44	87.4%	Omega	5,528,334.47	69.7%
Cartier	507,261.52	4.4%	Patek Philippe	751,636.08	9.5%
Rolex	259,889.51	2.2%	Cartier	505,102.65	6.4%
Longines	195,986.90	1.7%	Longines	479,678.16	6.0%
Blancpain	131,430.57	1.1%	Rolex	348,270.43	4.4%
Casio	99,010.61	0.9%	Blancpain	86,7975.14	1.1%
Patek Philippe	88,082.04	0.8%	Vacheron Constantin	60,192.36	0.8%
Breguet	76,480.05	0.7%	Audemars Piguet	50,715.26	0.6%
Hublot	56,005.73	0.5%	Breguet	36,039.86	0.5%
Breitling	10,062.73	0.1%	Piaget	29,904.08	0.4%
As of December 31, 2022 (US$)			As of December 31, 2023 (US$)
Omega	$11,122,254.50	78.2%	Omega	$15,593,916.40	82.9%
Longines	$890,277.04	6.3%	Cartier	$747,104.31	3.9%
Rolex	$585,894.34	4.1%	Rolex	$666,228.77	3.5%
Piaget	$551,387.24	3.9%	Breguet	$497,010.83	2.6%
Mido	$270,383.31	1.9%	Longines	$436,964.86	2.3%
Blancpain	$251,948.86	1.8%	Audemars Piguet	$348,642.51	1.8%
Cartier	$203,388.09	1.4%	Patek Philippe	$346,397.47	1.8%
Hublot	$57,426.05	0.4%	Blancpain	$232,190.89	1.2%
Tissot	$53,540.21	0.4%	Casio	$112,545.91	0.6%
Patek Philippe	$48,536.25	0.3%	Hublot	$73,345.34	0.4%

We source luxury watches worldwide, directly authorized watcher dealers, and independent watch suppliers. Over the years, we have built stable procurement routes through consistent and reliable partnerships. We maintain close relationships with a diverse array of suppliers who provide us with daily updates on their product offerings.

As a normal market practice, we do not enter into any long-term agreement with our suppliers. We purchase from these suppliers on an order-by-order basis, from time to time based on the inventory level, customer’s demand and request, and anticipated future demand by the management. This flexible approach enables us to select suppliers based on competitive pricing, ensuring that we consistently procure high-quality timepieces at the best possible prices for our customers.

Our order management is driven by our deep understanding and sensitivity to market trends rather than solely by customer requests. This proactive approach enables us to maintain a stable inventory level. Customers place their orders through our internal platform. Upon mutual confirmation of the orders, we efficiently process and ship the products to our customers. This system ensures streamlined operations and reliable product availability.

Suppliers

We procure the luxury watches we sell from the market ad hoc based on our business objectives and the prevailing market conditions. As such, we generally do not have formal long-term supply arrangements with suppliers of the watches.

Additionally, buying the right products at the right time, such as products with a great potential for value appreciation, is akin to investing. Decisions on the timing and choice of inventory procurement require a significant level of judgment based on industry expertise and insights into the relevant market conditions and other industry factors, which is crucial to the survival and success of luxury watch traders. Top Win has been in the business of importing and selling luxury watches in Hong Kong for 22 years. With our long operating history, established track record, and reputation in the business, we have not experienced significant difficulties in procuring watches globally in accordance with our operational objectives and budgets. Through the volume of products, we purchased over the years, we have established stable relationships with our major suppliers. The value of our purchase from these supplies accounted for a significant portion of our total purchase.

Our commitment to fostering strong supplier relationships is a cornerstone of our business strategy, ensuring our continued success and growth. As part of our commitment to maintaining strong supplier relationships, we regularly visit our suppliers. For new suppliers, we conduct on-site visits to familiarize ourselves with their operations and perform thorough inspections of their products. As our relationships with these suppliers become more stable and mature, and trust is established, we continue to visit them once or twice a year to maintain our relationships. By working closely with our suppliers, we can negotiate favorable terms, such as better pricing, and exclusive access to high-demand or niche products, ensuring a steady supply of the items that our customers demand.

We consider our major suppliers to be those suppliers that account for more than 10% of our overall purchases. As we procure our products from the market ad hoc based on our business objectives and the prevailing market conditions, we do not normally have long-term supply contracts with our suppliers, including our major suppliers.

As of December 31, 2023, we had two major vendors, who accounted for more than 10% of our total purchases. Their respective percentage of our total purchases are as follows:

Vendors	For the year ended December 31, 2023
	Amount	%
Vendor A	$10,529,156	64%
Vendor B	$2,317,936	14%
Total	$12,847,092	78%

We had one major vendor for the year ended December 31, 2022, whose purchase accounted for an aggregate of 10% of our total purchases. Their respective percentage of our total purchases are as follows:

Vendors	For the year ended December 31, 2022
	Amount	%
Vendor A	$9,320,383	65%

Although our supply was highly concentrated on our major vendors in the fiscal years 2022 and 2023, we did not rely on any single vendor. While we receive numerous offers daily from authorized dealers, distributors, and brand owners worldwide, and while these offers may be comparable to those from our existing vendors, the specific terms would need to be renegotiated if we want to engage with new vendors. Although identifying alternative vendors will not pose a significant challenge, losing one or more key vendors could lead to short-term difficulties, such as negotiating favorable terms or pricing with new suppliers. We believe that over the long term, we will be able to find alternative vendors without significant disruption to our operations.

Customers

Our customers primarily consist mainly of business-to-business (B2B) customers, including distributors, independent watch dealers, and retail sellers. Currently, we have strategically focused on business-to-business sales, which would allow us access to our customers’ sales network and consumer base and help us maximize the reach of our sales swiftly and effectively. We have a physical showroom in Hong Kong, which also caters to retail customers.

No written long-term agreements were entered into with any of the business-to-business (B2B) customers. Because of the longstanding and well-established relationship with its watch dealers, we have not imposed any requirement for a minimum quantity of sales to be achieved by any of its watch dealers. All of our sales in Hong Kong are outright sales whereby titles of goods will pass to independent watch dealers upon the delivery of watches to them.

The following table sets forth information as to each customer that accounted for 10% or more of the sale of the company for the fiscal years ended December 31, 2023 and 2022. All of which are other independent watch dealers.

For the year ended December 31, 2023, there were three customers each generating over 10% of our total revenue for the year, and they in aggregate accounted for approximately 40% of our total revenue for the year.

Customers	For the year ended December 31, 2023
	Amount	%
Customer A	$3,397,499	18%
Customer B	$2,091,907	11%
Customer C	$2,004,975	11%
Total	$7,494,381	40%

For the year ended December 31, 2022, there were one customer each generated over 10% of our total revenue for the year, and they in aggregate accounted for approximately 11% of our total revenue for the year.

Customers	For the year ended December 31, 2022
	Amount	%
Customer C	$1,554,473	11%

Although our sales were highly concentrated on our major customers in the fiscal years 2022 and 2023, we did not rely on sales to any single customer. However, the loss of one or more of these clients or a significant reduction in the volume of their purchases, could materially and adversely affect our business and financial performance in the short term. Historically, we have been able to retain a longstanding and well-established relationship with our customers. While we are confident in our ability to continue attracting new customers and adapting to evolving market conditions, any inability to retain or replace key customers could have a material adverse effect on our business, results of operations, and financial condition.

Sales and Marketing

We maintain close relationships with a diverse array of suppliers who provide us with daily or weekly updates on their luxury watch offerings. Our sales and marketing team would compare prices, monitor currency rates, and select the most reliable suppliers offering the best prices. The sales team takes the initiative to visit our upstream and downstream partners regularly to gain a comprehensive understanding of what matters most to them. By maintaining close relationships and staying attuned to customer needs, Top Win operates with a high level of efficiency and effectiveness.

As a wholesaler of luxury watches of established brands, we generally leverage the marketing efforts of the brand owners in promoting the brands and focus on spreading in-depth knowledge and enhancing the perception of the specific products we sell. We accomplish these objectives through target exposure of the products, in-person customer visits, and other sales and promotional events.

Our goal and practice have been to formulate effective and tailored marketing strategies that reflect the characteristics of the products being sold and the preferences of our target customers. Depending on our arrangements with our suppliers and the status of a particular product in the market, we may conduct more focused and intensive advertising and promotional activities as necessary.

Additionally, our sales team regularly visits or meets with our customers to educate them about our products. These activities help to cultivate customers’ in-depth knowledge and discerning taste, which we believe is especially important for luxury items sales. These activities enhance our reputation, generate goodwill and loyalty, and further solidify our overall relationship with our customers. We believe that our high-quality sales staff services result in strong word-of-mouth referrals and positive customer reviews, which increase our market recognition. Through word-of-mouth referrals from our existing customers and business contacts, the customers often refer us to their customer network or return to us for their other luxury accessories or other related needs.

Seasonality

Our sales follow the traditional seasonal shopping patterns in Hong Kong. A high proportion of our sales is typically recorded around the National holidays and summertime because of a concentration of promotional sales and other promotional events in the period surrounding these dates. As a result, our revenue is usually higher in the second quarter of the year.

Pricing Strategy

Our pricing strategy is designed to ensure competitiveness while maintaining profitability. We employ an internal formula based on cost-plus principles, which allows us to offer fair and competitive prices to our customers. The key components of our pricing strategy for the luxury watch trading business are as follows:

Cost-Plus Pricing

Our primary pricing model is cost-plus pricing, which involves calculating the total cost of acquiring and delivering each luxury watch and then adding a predetermined profit margin. This method ensures that all costs are covered, and a consistent profit is achieved. The components considered in our cost calculation include:

1.      Acquisition Costs:    The price paid to suppliers for the luxury watches.

2.      Logistics Costs:    Costs associated with shipping and handling the watches from suppliers to our warehouse and from our warehouse to the customers.

3.      Overhead Costs:    General business expenses such as salaries, rent for our office and showroom, and utilities.

4.      Insurance Costs:    Expenses related to insuring the watches during transit and storage.

Variable Pricing Factors

In addition to the basic cost-plus pricing model, we consider several other factors that can influence the final price of our products:

1.      Exclusivity and Brand:    The exclusivity and brand value of the watch can significantly impact pricing. Watches from highly sought-after brands or limited edition pieces may command higher margins.

2.      Market Conditions:    We regularly monitor the luxury watch market to adjust our prices according to current trends and competitor pricing.

3.      Customer Relationship and Volume:    We offer tiered pricing based on the volume of purchase and the strength of our relationship with the customer. Long-term customers or those buying in bulk may receive preferential pricing.

4.      Customization and Special Requests:    Any customization or special requests from customers will be priced additionally, reflecting the extra costs and efforts involved.

5.      Sales Channels:    Prices may vary between our physical showroom and online platform to reflect different cost structures and customer experiences associated with each channel.

Quality Control

We place emphasis on the quality of our products. We have adopted stringent quality control procedures. This system ensures that all luxury watches and products we sell meet our high standards. We have a stringent management system to ensure adherence to and consistency in the quality of our products so that we are capable of quickly delivering the goods. Our quality control team is responsible for developing and implementing our quality control policy, which specifies various quality control steps. All purchases are inspected by our experienced quality controller when delivered from the suppliers to avoid any possible counterfeit items. Through these process below, we could ensure our customers the quality of the timepieces. We will then deliver the order to our customers afterward. We will conduct a thorough inspection including the following steps:

1.      Delivery Inspection.    Upon receipt, the exterior packing materials of delivered boxes are inspected to confirm their condition. Any damage to the boxes is noted immediately.

2.      Documentation.    We check the vendor invoice, packing list, and delivery note against our purchase order to ensure that the quantities, model numbers, and descriptions match accurately.

3.      Quantity Verification.    The items are counted to verify that the quantities match the documentation.

4.      Physical Inspection of Goods:

a.      Case Inspection:

The watch case is examined for dents and scratches. Both the front and back of the case are inspected visually and with a watch loupe for hairline scratches. Any dents are detected by running a finger over the case surface. The watch crystal is also inspected from various angles for scratches.

b.      Dial Inspection:

The dial’s print and color quality are scrutinized. We check for dullness, imperfections, and the alignment of the watch markers. Special attention is given to dials made of unique materials like mother of pearl.

c.      Movement Inspection:

The accuracy of the mechanical movement is checked using a time grapher machine. Additional features such as the chronograph function and date/day windows are tested to ensure proper operation.

d.      Strap and Buckle:

The strap and buckle are examined for scratches and missing links. The buckle’s closure mechanism is tested to ensure it functions correctly.

e.      Weight Verification:

The watch is weighed to verify its authenticity, as luxury watches are generally heavier due to the use of precious metals.

f.       Serial Number Matching:

The serial and reference numbers on the watch are matched with the warranty card to confirm authenticity.

g.      Box and Accessories Check:

The watch box is inspected to ensure it contains all necessary papers and accessories, including the user manual, warranty card, service guide, and bezel protector.

5.      Record Discrepancies or Non-Accepted Goods:    If any discrepancies in the quality or quantity of the goods are found, a separate note is made to report these issues.

6.      Update Inventory System:    The inventory system is updated to reflect the receipt of the goods accurately.

7.      Notify Supplier of Discrepancies:    If discrepancies are identified in the goods received, the supplier is notified as soon as possible to address the issues.

We did not experience any significant quality defects or product claims or refunds or returns from our customers or remedies in respect of our products which materially and adversely affected our business, operations or financial conditions during the years ended December 31, 2023 and 2022 and up to the date of this prospectus.

Competition

In the dynamic landscape of parallel importers in Hong Kong, several key players stand out for their diverse offerings and competitive strategies. These players leverage their access to international markets to bring in a wide range of watch brands and models, catering to different consumer preferences.

As the parallel importers on the watch market in Hong Kong evolve, service providers are exploring innovative ways to stay ahead of the competition. Embracing e-commerce platforms, enhancing digital marketing strategies, and investing in customer engagement initiatives are some of the trends observed among leading players in the sector.

According to the Migo research, most of the authorized retailers, boutique stores and parallel importers, including the top five brands in Hong Kong are chain stores that are currently denominated by local chains. However, our group focuses on wholesale business targeting customers with a high volume on sales level. The group’s extensive sales network is integrated with an online sales platform, distributing approximately 47 renowned international watch brands on a non-exclusive basis for wholesale business.

Set out below is certain league table ranking in terms of distributing number of brands as of December 31, 2023, regarding different types of key players in the watch sales industry in Hong Kong include authorized retailers, boutique stores and parallel importers.

Competitors	Distributing Number of Brands	Ranking by Distributing Number of Brands	Service provider
Our Group	47 Brands	2	/
Company A	22 brands	5	A subsidiary of a Hong Kong-listed company, it is a leading retailer of internationally renowned watches and fine jewelry.
Company B	30 brands	4	A private group, which mainly provides luxury watches retail business in Hong Kong.
Company C	39 brands	3	A private group, which mainly provides luxury watches and jewelry retail business in Hong Kong, Taiwan and Guangzhou, China.
Company D	50 brands	1	A subsidiary of a Hong Kong-listed company, which is a watch retailer and wholesaler of internationally renowned brands, offering a variety of high-end watches in Hong Kong.

Source: Advertisement of service providers, Annual Report, Migo

Properties

As of the date of this prospectus, we entered into the following lease agreement:

Location	Term of Lease	Usage
33/F, Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong	January 1, 2024 to December 31, 2024	Office/ Showroom

Employees

We had 7 full-time employees as of the date of the prospectus. All of our employees are stationed in Hong Kong. The following table sets forth the number of our full-time employees categorized by function of the date of the prospectus.:

Function	Number of Employees
Management Department	3
Administration Department	1
Business Department	2
Sales Department	1
Total	7

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Intellectual Property

As of the date of this prospectus, we are currently in the process of registering the following trademarks in Hong Kong:

Country	Trademarks	Status	Applicant	Trademark Number	Classes	Filing Date
Hong Kong		Application Pending	Top Win International Trading Limited	306620599	35	July 24, 2024

Insurance

We have taken out insurance for, among other things, the inventories which are the major assets of our business as well as the merchandise for sale in our head office and display room in Hong Kong, including insurance for the stock against robbery, burglary, shop lifting, fire, flooding, and malicious damage, and the insurance for the local transit of stocks within Hong Kong. We maintain employees’ compensation insurance for our employees at our office, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the years ended December 31, 2023 and 2022 and as of the date hereof, neither we nor any of our subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

REGULATIONS

Hong Kong Regulations

As we conduct business in Hong Kong through our wholly-owned subsidiary Top Win International Trading Limited, our business operation is subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Hong Kong Laws and Regulations relating to Dealings in Precious Metals and Stones

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (“AMLO”) (Chapter 615 of the Laws of Hong Kong), among other things, provides the regulation of dealings in precious metals and stones and the registration of dealers in precious metals and stones.

To enhance the regulatory regime for combating money laundering and terrorist financing (“ML/TF”) in fulfilment of Hong Kong’s obligations under the Financial Action Task Force (“FATF”), the AMLO has been amended to introduce a registration regime for dealers in precious metals and stones for commencement on 1 April 2023. The Customs and Excise Department would take charge of the regime to enforce the registration requirements and supervise the anti-money laundering and counter-terrorist financing (“AML/CTF”) conduct of registrants.

There are two categories of registration with the Commissioner of Customs and Excise:

(1)    Any dealer who intends to engage in non-cash transaction(s) with total value at or above HKD120,000 in the course of business is required to register as a Category A registrant; and

(2)    Any dealer who is seeking to engage in cash transactions with total value at or above HKD120,000 and non-cash transactions with total value at or above HKD120,000 (“Specified Cash Transaction”) in the course of business is required to register as a Category B registrant.

A Category A registrant is not allowed to conduct any Specified Cash Transaction and is not required by any local laws or regulations to identify and verify the identities of its cash-settling customers whereas a Category B registrant is subject to AML/CTF supervision.

To facilitate existing dealers migration to the aforesaid registration regime, precious metals and stones dealers who have been in operation before commencement of the aforesaid registration regime are allowed to apply for registration within 9 months (“Relevant Period”) after commencement of the aforesaid registration regime (i.e. from 1 April to 31 December 2023). Any person, who would like to start up a precious metals and stones business after commencement of the Regime and plan to carry out specified transactions and/or specified cash transactions, is required to register before carrying out any specified transactions and/or specified cash transactions.

After the Relevant Period, any existing dealer that continues to deal with precious metals and stones in cash and/or non-cash transactions that exceed HKD120,000 annually without properly registration under the aforesaid registration regime will be liable on conviction to a maximum fine of HK$100,000 and imprisonment for six months.

As of the date of this prospectus, our Hong Kong Operating Subsidiary has been registered as a Category B Registrant with a valid certificate of registration.

Hong Kong Laws and Regulations relating to Protection of Personal Data

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”) aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

Hong Kong Laws and Regulations relating to Trade Description

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”) aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong Laws and Regulations relating to Sales of Goods

Pursuant to the Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (“SOGO”) in every contract of sale, there is an implied warranty that the goods are free, and will remain free until the time when the property is to pass, from any charge or encumbrance not disclosed or known to the buyer before the contract is made and that the buyer will enjoy quiet possession of the goods except so far as it may be disturbed by the owner or other person entitled to the benefit of any charge or encumbrance so disclosed or known. The SOGO provides that there is an implied condition that the goods shall correspond with the description where there is a contract for the sale of goods by description, and there is any implied condition or warranty as to the quality or fitness for any particular purpose of goods supplied under a contract of sale. Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”) aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”) provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trade mark, including selling and importing goods bearing a forged trade mar, or possessing or using equipment for the purpose of forging a trade mark.

The Patents Ordinance (Chapter 514 of the Laws of Hong Kong) provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to Patents (Amendment)Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provide a new framework for a new patent system — an “original grant patent” system, running in parallel with the “re-registration” system.

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”) provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations relating to Employment

Pursuant to the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”) all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”) all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”) an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from 1 May 2023, the statutory minimum hourly wage rate is HK$40. Failure to comply with MWO constitutes an offence under EO.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors and executive officers as of the date of this prospectus:

Directors and Executive officers	Age	Position
Mr. Kwan NGAI	39	Chief Executive Officer and Director
Ms. Fung Yee Mary WONG	63	Chief Financial Officer and Director
Ms. Man Wa Claudia HO	35	Chief Operating Officer
Mr. Xiao Jun WANG(1)(2)(3)*	70	Independent Non-Executive Director Nominee
Mr. Ziyu ZHANG(1)(2)(3)*	40	Independent Non-Executive Director Nominee
Mr. Shuo CHEN(1)(2)(3)*	30	Independent Non-Executive Director Nominee

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating Committee

*        The individual consents to be in such position and appointment shall come into effect upon the effectiveness of the registration statement of which this prospectus forms a part.

Kwan NGAI is our Chief Executive Officer and Director. Mr. Ngai joined Top Win Hong Kong as marketing executive in 2002 and has 21 years working experience in buying and selling of luxury watches in Hong Kong watch industry. He is responsible for leading the team to implement and optimize sales strategies to penetrate and expand market shares and identifying business opportunities. He received graduation diploma from Fukien Secondary School in 2002.

Fung Yee Mary WONG is our Chief Financial Officer and Director. She has been serving as the CFO of Top Win Hong Kong, our Operating Subsidiary, since 2009. Ms. Wong has been responsible for providing leadership, direction and management of the finance and accounting team, and advising on long-term business and financial planning. Ms. Wong’s focus is substantially finance, administration and human resource. Ms. Wong received the qualification of Professional Member of the Hong Kong institute of Human Resource management in 2019, Chartered Professionals in Human Resources of British Colombia and Yukon (Canada) in 2016, Chartered Professional Accountants (Canada) in 2015, FCPA (Hong Kong) from Hong Kong Institute of Certified Public Accountants in 2014, FCCA (UK) from Association of Chartered Certified Public Accountants in 2012. Ms. Wong received Master’s degree in Professional Accounting from Dongbei University of Finance and Economics in 2011, and Bachelor’s degree of Business Administration in Accounting from Hong Kong Metropolitan University in 2001.

Man Wa Claudia HO is our Chief Operating Officer. She has joined Top Win Hong Kong, our Operating Subsidiary, since 2016. Ms. Ho has been responsible for overseeing the daily business and administrative operations and improving operating procedures. During 2013 to 2016, Ms. Ho works as the assistant to senior management at Tai Yang International (Holdings) Limited. She received her Bachelor’s degree of Chemistry from the University of Auckland in 2010.

Xiao Jun WANG is our independent director nominee. Mr. Wang specializes in capital markets and mergers acquisitions, he was awarded by AsiaLaw as a Leading Lawyer in Capital Markets & Corporate Finance from 2008 and as the Distinguished Practitioner in 2024. In 1992, Mr. Wang joined the Hong Kong Stock Exchange (HKSE) as a member of its legal expert group. Mr. Wang joined Richards Butler, a British law firm in 1993 as a solicitor. In 1996, Mr. Wang became an investment banker and joined Peregrine Capital Ltd. as an associate director. In 1997, he joined ING Barings as a director and was predominantly in charge of the PRC related M&A and IPOs in ING Barings. In 2001, Mr. Wang established X.J.Wang & Co, which was associated with JunHe Law Offices in the PRC in 2006. Since then Mr. Wang has been a partner of JunHe Law Offices until he retired from JunHe in 2019. After the retirement from JunHe, Mr. Wang set up his own law firm again in the name of Wang & Co, and from 2019 to 2023, Mr. Wang acted as the president of Manoir Group, France. Mr. Wang obtained his LLB from the People’s University of China in 1983 and LLM from the Graduate School ofthe Chinese Academy of Social Sciences in 1986. In 1991, Mr. Wang moved to Hong Kong and passed the PCLL examination in 1992, becoming the first PRC lawyer to qualify to practice law in Hong Kong.

Ziyu ZHANG is our independent director nominee. From September 2006 to January 2010, Mr. Zhang worked at Deloitte Touche Tomatsu Hong Kong office, with his last position as a senior associate of the audit department. In October 2010, he joined the finance department in China Resources (Holdings) Co., Ltd and was a senior manager when he left the firm. Mr. Zhang subsequently served as an Assistant Vice President of the Listing and Regulatory

Affairs Division of Hong Kong Exchanges and Clearing Limited, responsible for compliance and regulatory affairs, from September 2014 to October 2015. From May 2016 to September 2020, Mr. Zhang worked in China Tian Yuan Finance Group (Holdings) Limited and served as the president when he resigned from the company. From September 2020 to August 2022, Mr. Zhang served as the co-chief executive officer of Tonsin Financial Holdings Limited. From September 2022 to September 2023, Mr. Zhang served asthe chief executive officer of Ark Global Investment Limited. Since October 2023, Mr. Zhang serves as the chief executive officer of Coreconnect Holding Limited. Mr. Zhang obtained a bachelor’s degree in business administration in November 2006 from Lingnan University, a master’s degree in finance in November 2013 and a postgraduate diploma in commercial law in September 2016 from The University of Hong Kong. He has been a non-practicing member of Hong Kong Institute of Certified Public Accountants since January 2010, a fellow member of the Association of Chartered Certified Accountant since June 2016, and a member of CFA Institute since September 2010.

Shuo CHEN is our independent director nominee. Since January 2024, Mr. Chen has been working at Law Office of Heng A Chen PLLC as counsel with a specialization in real estate, commercial and corporate transactions. Prior to that, Mr. Chen worked as an associate at Ortoli Rosenstadt LLP from May 2021 to December 2023. Mr. Chen worked as a legal fellow at MTA Construction and Development Company from November 2020 to May 2021. Mr. Chen received his Bachelor’s degree in Biology and Society from Cornell University and received J.D. degree from Boston University School of Law.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers as defined in Item 401 of Regulation S-K.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•        maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and in what the director believes to be in the best interests of the company. Our directors when exercising powers or performing duties as a director, also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. We have the right to seek damages if a duty owed by our directors is breached.

Terms of Directors

Pursuant to our Amended and Restated Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

We expect our board of directors to consist of five directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee and adopted a charter for each of the three committees, effective upon effectiveness of the registration statement of which this prospectus forms a part. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Xiaojun Wang, Ziyu Zhang and Shuo Chen, upon the effectiveness of their appointments. Ziyu Zhang will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Xiaojun Wang, Ziyu Zhang and Shuo Chen upon the effectiveness of their appointments. Shuo Chen will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Xiaojun Wang, Ziyu Zhang and Shuo Chen upon the effectiveness of their appointments. Xiaojun Wang will be the chair of our nominating committee. We have determined that Xiaojun Wang, Ziyu Zhang, and Shuo Chen satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions”, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Our board of directors has adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive

Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Employment Agreements and Director Offer Letters

We have entered into employment agreements with each of our executive officers pursuant to which such individuals agreed to serve as our executive officers. Pursuant to these agreements, we are entitled to terminate an executive officer’s employment for cause upon a notice period of one month or an equivalent amount of wages for the notice period. Each executive officer agreed not to, directly or indirectly, provide the same or substantially the same services that he/she provides to the Company to any other business in certain area.

Agreements with independent directors

We plan to enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

As of June 30, 2024 and 2023, none of the Company’s directors/officers, including Mr. Kwan NGAI, Ms. Fung Yee Mary, WONG, Ms. Man Wa Claudia, HO, received compensation in any form, cash or equity, in connection with their service as the directors and/or officers of Top Win. As of December 31, 2023 and 2022, none of the Company’s directors/officers, including Mr. Kwan NGAI, Ms. Fung Yee Mary, WONG, Ms. Man Wa Claudia, HO, received compensation in any form, cash or equity, in connection with their service as the directors and/or officers of Top Win.

As of June 30, 2024, by our Operating Subsidiary, we paid an aggregate of $124,759 as compensation to our directors and executive officers, including Mr. Ngai, Ms. Wong, and Ms. Ho, as well as an aggregate of $3,335 contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

As of June 30, 2023, by our Operating Subsidiary, we paid an aggregate of $102,304 as compensation to our directors and executive officers, including Mr. Ngai, Ms. Wong, and Ms. Ho, as well as an aggregate of $3,272 contributions to the MPF.

As of December 31, 2023, by our Operating Subsidiary, we paid an aggregate of $230,143 as compensation to our directors and executive officers, including Mr. Ngai, Ms. Wong, and Ms. Ho, as well as an aggregate of $6,830 contributions to the MPF.

As of December 31, 2022, by our Operating Subsidiary, we paid an aggregate of $222,004 as compensation to our directors and executive officers, including Mr. Ngai, Ms. Wong, and Ms. Ho, as well as an aggregate of $6,660 contributions to the MPF.

Mr. Ngai, Ms. Wong, and Ms. Ho will continue to receive cash compensation, in the form of salary, bonus, and pension from the Operating Subsidiary.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forms a part, for the fiscal year ended December 31, 2023, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023 and 2022, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Employment Agreements” on page 91.

Material Transactions with Related Parties

Nature of relationships with related parties

Name	Relationship with the Group
Top One International Holdings Limited(2)	Under the common control of Mr. Hon, SIT
Ho Hon Brothers Holdings Limited(2)	Under the common control of Mr. Hon, SIT
New Harvest Investment Holdings Limited(2)	Under the common control of Mr. Hon, SIT
Top Pride International Limited(2)	Under the common control of Mr. Hon, SIT
Mr. Hon, SIT(1)	Former controlling shareholder of Top Win Hong Kong from October 25, 2018 to October 29, 2024, and former director of Top Win Hong Kong from April 19, 2018 to October 29, 2024
Mr. Yau Chiu, SIT(2)

Former controlling shareholder of Top Win Hong Kong from June 15, 2001 to October 25, 2018 and former director of Top Win Hong Kong from June 15, 2001 to December 21, 2018; a key management personnel of Top Win Hong Kong from December 21, 2018 to March 31, 2023; and father of Mr. Hon, SIT.

Top One Global Co. Ltd.(2)	Under the common control by Mr. Yau Chiu, SIT

____________

(1)     On October 29, 2024, Mr. Kwan Ngai entered into a contract to acquire all the issued equity interest of Pride River from Mr. Sit Hon for a consideration of US$10,000,000, contingent upon receiving government approval. The share transfer received government approval and was completed on October 29, 2024. Mr. Sit Hon resigned as a director of the Company on the same date. Since then, Mr. Sit Hon is no longer the controlling shareholder of the Company and is no longer a related party of the Group.

(2)      The entities and individual ceased to be related parties of the Group following Mr. Hon, Sit’s transfer of his interests in the Company on October 29, 2024.

Transactions with related parties

Name	Nature	For the Years Ended December 31,
		2023	2022
New Harvest Investment Holdings Limited(1)	Lease expense of the office premise	$76,636	$76,623
Top Pride International Limited(2)	Lease expense of the warehouse	$42,150	$42,143
Top Pride International Limited(3)	Inventory management service	$—	$85,562
Name	Nature	From July 1, 2024 to the date of this prospectus	For the six months ended June 30, 2024	For the six months ended June 30, 2023
New Harvest Investment Holdings Limited(1)	Lease expense of the office premise	$31,975	$38,368	$38,268
Top Pride International Limited(2)	Lease expense of the warehouse	$—	$—	$21,047
Mr. Hon, SIT(4)	Transfer of life insurance policies	$—	$817,470	$—

____________

(1)      The amount represented the lease expense charged by New Harvest for the lease of office premise at 33/F, Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong. The amount for the period from July 1, 2024 to the date of this prospectus was US$6,395, representing the lease expense from July, 2024 until New Harvest ceased to be a related party of the Group on October 29, 2024.

(2)      The amount represented the lease expense charged by Top Pride for the lease of warehouse at Unit 1208 on 12/F, Riley House, No. 88 Lei Muk Road, Kwai Chung, New Territories, Hong Kong.

(3)      The amount for the year ended December 31, 2022 represented expense related to the inventory management service provided by Top Pride to the Group, including the monitoring, checking and packaging of goods, warehouse management service and logistic services. There was no such service provided and expense incurred during and after 2023.

(4)      On May 31, 2024, the Group resolved to dispose of the investments in of Sun Life Insurance policy and BOC Life Insurance policy to Mr. Sit Hon at a consideration of $817,470. No gain or loss was recognized upon the disposal.

Balances with related parties

Name	Nature	As of the date of this prospectus	As of June 30, 2024	As of December 31, 2023	As of December 31, 2022
Mr. Hon, SIT(5)	Amount due from (to) a former director	$—	$91,559	$420,686	$(551,111)

____________

(5)      The outstanding balance as of December 31, 2022 represented financial support provided by Mr. Hon, SIT for the Group’s daily operations and financial needs. The balance was interest-free, unsecured, and repayable on demand. The outstanding balance as of December 31, 2023 and June 30, 2024, represented advances made to Mr. Hon, SIT by the Group to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand and has been fully settled as of the date of this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

•        Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

Our Company is authorized to issue 100,000,000 Ordinary Shares with par value of US$0.0005. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 22,200,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 24,864,000 Ordinary Shares post-Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Ordinary Shares beneficially owned prior to this Offering		Ordinary Shares beneficially held immediately after this Offering (assuming no exercise of over-allotment option)		Ordinary Shares beneficially held immediately after this Offering (assuming exercise of over-allotment option)
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, Director Nominees and Named Executive Officers:
Mr. Kwan NGAI(1)	14,450,000	65.1%	14,450,000	58.1%	14,450,000	57.2%
Ms. Fung Yee Mary, WONG	—	—	—	—	—	—
Ms. Man Wa Claudia HO	—	—	—	—	—	—
Directors and executive officers as a group	14,450,000	65.1%	14,450,000	58.1%	14,450,000	57.2%
5% or Greater Shareholders:
Pride River Limited(1)	14,450,000	65.1%	14,450,000	58.1%	14,450,000	57.2%
SENG Kar Men	1,110,000	5.00%	1,110,000	4.46%	1,110,000	4.39%
SHI Dongqin	1,110,000	5.00%	1,110,000	4.46%	1,110,000	4.39%
KON Teck Tien	1,110,000	5.00%	1,110,000	4.46%	1,110,000	4.39%
YANG Shengguan	1,110,000	5.00%	1,110,000	4.46%	1,110,000	4.39%
HELPIZO HOLDINGS, INC.	1,110,000	5.00%	1,110,000	4.46%	1,110,000	4.39%

____________

(1)      Mr. Kwan NGAI beneficially owns 14,450,000 Ordinary Shares thorough his ownership of Pride River. Mr. Ngai holds the voting and dispositive power over the Ordinary Shares held by Pride River. The registered address of Pride River is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

On September 16, 2024, the Company issued 550 Ordinary Shares with a par value of US$1.00 per share to Kelven Wong and Ngai Ming Yuk, at a consideration of US$1,000,000, respectively.

On November 20, 2024, the Company effected a 2,000 to 1 share split, resulting in a change of par value of the Ordinary Shares from US$1.00 to US$0.0005. As a result, the authorized share capital of the Company was US$50,000 divided into 100,000,000 Ordinary Shares with par value of US$0.0005 each, in accordance with section 13 of the Cayman Islands Companies Act.

There are 22,200,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

Our Amended and Restated Memorandum and Articles of Association

Our shareholders intend to adopt an amended and restated memorandum and articles of association, which will become effective and replace our current Memorandum and Articles of Association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association that we expect become effective immediately prior to completion of this offering, insofar as they relate to the material terms of our Ordinary Shares.

Objectives of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Amended and Restated Memorandum and Articles of Association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights.    Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each ordinary share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles of Association. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, our chairman or board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation.    On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest.    Pursuant to our Amended and Restated Memorandum and Articles of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation.    Under Amended and Restated Memorandum and Articles of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers.    Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors.    There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Amended and Restated Memorandum and Articles of Association of our Company, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “TOPW”. At this time, Nasdaq Capital Market has not yet approved our application to list our Ordinary Shares. The approval of the listing application by Nasdaq Capital Market will not be conditional. The closing of this offering is conditioned upon Nasdaq Capital Market’s approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Once our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this offering, that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Amended and Restated Memorandum and Articles of Association-General Meetings of Shareholders.” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, including our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 2,664,000 Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 24,864,000 Ordinary Shares outstanding. Of that amount, 3,964,000 Ordinary Shares will be publicly held by investors participating in this Offering, and 22,200,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

The Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of our Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Ordinary Shares sold in this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than 12 months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act.

Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six (6) months, may sell within any three (3)-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Ordinary Shares; or

•        the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

Top Win has agreed, for a period of three (3) months from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of share capital of the Company or any securities that are convertible into or exercisable or exchangeable for share capital of the Company, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for of share capital of the Company, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the Company or other securities, in cash or otherwise without the prior written consent of the Representative.

Our directors, officers and shareholders of its outstanding securities (including warrants, options and other securities exercisable for or convertible into Ordinary Shares) as of the effective date of the registration statement of which this prospectus forms a part have agreed, for a period of six (6) months from the closing of this offering, subject to customary exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of share capital of the Company, without the prior written consent of the Representative.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares. See “Underwriting.”

TAXATION

The following sets forth the material Cayman Islands, Hong Kong and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules” beginning on page 108.

Dividends

Any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Ordinary Shares on Nasdaq. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Ordinary Shares will be treated as marketable stock upon their listing on Nasdaq. We anticipate that our Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. According to the opinions of our counsel with respect to Hong Kong law, Stevenson, Wong & Co., under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as amended from time to time), or the Substance Act, together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Substance Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers, Mr. Kwan Ngai, Ms. Fung Yee Mary Wong and Ms. Man Wa Claudia Ho are Hong Kong nationals, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed VStock Transfer, LLC, located at 18 Lafayette Pl, Woodmere, NY 11598, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Cayman Islands

According to the opinions of our counsel as to Cayman Islands law, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

According to the opinions of our counsel, Stevenson, Wong & Co., with respect to Hong Kong law, judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We will enter into an underwriting agreement with Dominari Securities LLC (the “Representative”), to act as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
Dominari Securities LLC
Revere Securities LLC
Total	2,664,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 15% additional Ordinary Shares (an amount equal to 15% of the shares sold in the offering) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional Ordinary Shares. The underwriters will offer these additional Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered hereby.

Discounts and Expenses

The following table shows the price per Ordinary Share and total initial public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Share	Total without exercise of the over-allotment option	Total with full exercise of the over-allotment option
Initial public offering price(1)	$5.00	$13,320,000	$15,318,000
Underwriting discounts to be paid by us (7.0%)(2)	$0.35	$932,400	$1,072,260
Proceeds to us, before expenses	$4.65	$12,387,600	$14,245,740

____________

(1)      Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay to the underwriters discounts of 7.0% of the public offering price.

We will also pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Ordinary Shares.

In addition, we have agreed to reimburse the underwriters up to a maximum of $180,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals, regardless of whether this offering occurs.

We have also agreed to pay advisory fees to the underwriters in connection with this offering in the amount of $80,000, $50,000 of which is payable upon engagement of the underwriters and $30,000 of which is payable upon the public filing of the registration statement of which this prospectus is a part.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, for a period of three (3) months from the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Our officers, directors and shareholders have agreed, subject to certain exceptions, to a six (6) month lock-up period from the closing of this offering, with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TOPW”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, if applicable, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,039
The Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	2,498
Legal Fees and Expenses	901,268
Accounting Fees and Expenses	88,461
Financial Advisory Fees and Expenses	100,000
Transfer Agent and Registrar Expenses	3,000
Printing Expenses	25,000
Miscellaneous Expenses	172,641
Total Expenses	$1,369,907

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by Stevenson, Wong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Ortoli Rosenstadt LLP may rely upon Stevenson, Wong & Co. Lawyers and Guangdong Wesley Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. Certain legal matters of U.S. federal securities and New York state law in connection with this offering will be passed upon for the underwriters by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this Registration Statement, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The current address of Marcum Asia CPAs LLP is 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Top Win International Limited

Top Win International Limited
Unaudited Condensed Consolidated Balance Sheets
(Expressed in U.S. Dollars, except for the number of shares)

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$1,660,198	$1,120,122
Restricted cash	378,023	377,772
Accounts receivable, net	61	142,460
Inventories, net	1,275,591	1,997,526
Amount due from a related party	91,559	420,686
Prepayments and other current assets, net	74,112	539,819
Total current assets	3,479,544	4,598,385

Property and equipment, net	1,613	2,228
Investments in life insurance policies	—	817,470
Deferred tax assets	193,687	150,215
Deferred initial public offering (“IPO”) costs	340,197	—
Total assets	$4,015,041	$5,568,298

Liabilities and shareholders’ deficit

Liabilities
Current liabilities
Accounts payable	$244,380	$277,500
Contract liabilities	61,762	14,515
Bank borrowings, current	1,148,722	2,360,402
Income tax payables	19,986	19,980
Accrued expenses and other current liabilities	42,385	75,526
Total current liabilities	1,517,235	2,747,923

Bank borrowings, non-current	3,307,939	3,411,887
Total liabilities	$4,825,174	$6,159,810

Commitments and contingencies	—	—

Shareholders’ deficit
Ordinary shares ($0.0005 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023)*	$10,000	$10,000
Subscription Receivable	(10,000)	(10,000)
Additional paid-in capital	1,282	1,282
Accumulated deficit	(814,284)	(596,161)
Accumulated other comprehensive income	2,869	3,367
Total shareholders’ deficit	$(810,133)	$(591,512)

Total liabilities and shareholders’ deficit	$4,015,041	$5,568,298

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Top Win International Limited
Unaudited Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Revenue	$7,925,428	$11,513,886

Cost of revenue	(7,384,144)	(10,603,368)

Gross profit	541,284	910,518

Operating expenses
Selling and marketing	(33,445)	(58,309)
General and administrative	(626,536)	(387,478)
Total operating expenses	(659,981)	(445,787)

(Loss) income from operations	(118,697)	464,731

Other income (expense)
Interest expense	(144,234)	(170,338)
Interest income	1,442	254
Other income, net	3	209
Total other expense, net	(142,789)	(169,875)

(Loss) income before income taxes	(261,486)	294,856
Income tax benefits (provision for income taxes)	43,363	(23,278)
Net (loss) income	(218,123)	271,578

Foreign currency translation adjustments	(498)	3,619

Total comprehensive (loss) income	$(218,621)	$275,197

(Loss) earnings per share*
Ordinary shares – basic and diluted	$(0.01)	$0.01

Weighted average shares outstanding used in calculating basic and diluted (loss) earnings per share*
Ordinary shares – basic and diluted	20,000,000	20,000,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Top Win International Limited
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit
(Expressed in U.S. dollar, except for the number of shares)

For the Six Months Ended June 30, 2023

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
	Shares	Amount
Balance as of December 31, 2022	20,000,000	$10,000	$(10,000)	$1,282	$(792,888)	$1,954	$(789,652)
Net income	—	—	—	—	271,578	—	271,578
Foreign currency translation adjustment	—	—	—	—	—	3,619	3,619
Balance as of June 30, 2023 (unaudited)	20,000,000	$10,000	$(10,000)	$1,282	$(521,310)	$5,573	$(514,455)

For the Six Months Ended June 30, 2024

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
	Shares	Amount
Balance as of December 31, 2023	20,000,000	$10,000	$(10,000)	$1,282	$(596,161)	$3,367	$(591,512)
Net loss	—	—	—	—	(218,123)	—	(218,123)
Foreign currency translation adjustment	—	—	—	—	—	(498)	(498)
Balance as of June 30, 2024 (unaudited)	20,000,000	$10,000	$(10,000)	$1,282	$(814,284)	$2,869	$(810,133)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Top Win International Limited
Unaudited Condensed Consolidated Statements of Cash Flows
(Expressed in U.S. dollar)

	For the Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(218,123)	$271,578
Adjustments to reconcile net profit to net cash provided by (used in) operating activities:
Depreciation	615	1,070
(Recovery) allowance of expected credit losses	(5,421)	1,523
Deferred tax benefit	(43,363)	(1,673)

Changes in operating assets and liabilities:
Accounts receivable	147,672	199,691
Inventories	721,603	(243,233)
Prepayments and other current assets	465,244	(370,140)
Accounts payable	(33,167)	—
Contract liabilities	47,178	34,035
Accrued expenses and other current liabilities	(33,120)	13,871
Income tax payables	—	7,269
Net cash provided by (used in) operating activities	1,049,118	(86,009)

Cash flows from financing activities:
Proceeds from bank borrowings	1,789,916	8,139,891
Repayments of bank borrowings	(3,105,648)	(7,584,920)
Repayments of advances from a related party	—	(961,961)
Advances from a related party	1,145,426	—
Payments of offering costs related to Initial Public Offering (“IPO”)	(339,727)	—
Net cash used in financing activities	(510,033)	(406,990)

Effect of exchange rate changes on cash and restricted cash	1,242	(5,453)

Net increase (decrease) in cash and restricted cash	540,327	(498,452)
Cash and restricted cash, beginning of period	1,497,894	1,184,475
Cash and restricted cash, end of period	$2,038,221	$686,023

Reconciliation of cash and restricted cash to the consolidated balance sheets
Cash	$1,660,198	$309,665
Restricted cash	378,023	376,358
Total cash and restricted cash	$2,038,221	$686,023

Supplemental disclosures of cash flow information:
Income tax paid	$—	$17,681
Interest paid	144,234	170,338

Supplemental disclosure of non-cash investing and financing activities:
Settlement of the sale proceeds of life insurance policies against amount due to a related party	813,480	—
Settlement of dividend distribution against amount due from a related party	—	255,410

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

1. Organization and Description of Business

Top Win International Limited (“Top Win”) (“the Company”) is a company incorporated in the Cayman Islands with limited liability on June 27, 2024. Top Win is a parent holding company with no operations.

Grand Moon International Limited (“Grand Moon”), a wholly-owned subsidiary of the Company, is a company incorporated in the British Virgin Islands (“B.V.I”) with limited liability on June 4, 2024. Grand Moon has 10,000 ordinary shares outstanding with no par value. Grand Moon is an investment holding company with no operations.

Top Win International Trading Limited (“Top Win Hong Kong”), a wholly-owned subsidiary of Grand Moon, is a private company limited by shares incorporated in Hong Kong on June 15, 2001. Top Win Hong Kong had a share capital of HK$10,000 as of both December 31, 2023 and 2022. Top Win Hong Kong’s primary business activity is trading of luxury watches.

Top Win together with its subsidiaries (collectively, “the Group”) is primarily operating in Hong Kong whose primary business activity is trading of luxury watches. The Group primarily sources its luxury watches from Europe, Singapore, Japan, and Hong Kong, then sells the goods to retail sellers and other distributors in the watch industry.

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company, and each of the following entities as of June 30, 2024:

Name of Company	Place of Incorporation	Attributable equity interest %	Issued share capital
Grand Moon	B.V.I.	100%	—
Top Win Hong Kong	Hong Kong	100%	HK$ 10,000

Reorganization

The Reorganization was completed on July 25, 2024 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities.

Immediately before the Reorganization, Top Win Hong Kong was wholly owned and controlled by Mr. Sit Hon and functioned as the sole operational entity. Top Win was established on June 27, 2024, by a registered agent in the Cayman Islands, with the sole purpose of acting as holding company for the Group. On the same day of its incorporation, 100% ownership of Top Win was transferred from the registered agent to Pride River Limited, a B.V.I company 100% owned by Mr. Sit Hon.

Grand Moon was established on June 4, 2024, by a registered agent in the B.V.I. On July 9, 2024, 100% ownership of Grand Moon, was transferred from the registered agent to Top Win. Grand Moon served as a holding company and had not engaged in any business activities before the transfer. Subsequently on July 25, 2024, Grand Moon acquired 10,000 shares of Top Win Hong Kong from Mr. Sit Hon, representing the entire issued share capital of Top Win Hong Kong at the time, for a consideration of HK$10,000, thereby completing the Reorganization.

Immediately before and after the Reorganization, Top Win, Grand Moon, and Top Win Hong Kong remained under the complete ownership and control of Mr. Sit Hon. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these unaudited condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

2. Liquidity

In assessing the Group’s liquidity, the Group monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Group’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Equity financing in form of capital contribution from shareholders and cash generated from operations have been utilized to finance the working capital requirements of the Group. As June 30, 2024, the Company had working capital of $1,962,309 and the Company had $1,660,198 in cash. In addition to the working capital the Company currently has on hand, on September 16, 2024, two investors separately entered into private placement subscription agreements and registration rights agreements with the Company to subscribe for 1,100 ordinary shares allotted by the Company for a total consideration of $2,000,000. The consideration has been fully received as of the date of this report, which would further strengthen the Company’s financial resources.

Considering all facts and information on hand, management expects the Group’s cash on hand is sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued.

If the Group is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, the Group may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        financial support from the Group’s related parties and major shareholders.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date of these financial statements are issued. However, there is no assurance that the Group will be successful in implementing its plans. There are a number of factors that could potentially arise and could undermine the Group’s plans, such as changes in the demand for the Group’s products, general market conditions and competitive environment of the capital market industry in Hong Kong and changes in regulatory requirements, etc.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months ended June 30, 2024 and 2023 are not necessarily indicative of results to be expected for the full years ending or ended December 31, 2024 and 2023. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2023 and 2022.

These unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, allowance for expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these unaudited condensed consolidated financial statements.

Cash

Cash includes balances maintained with banks in Hong Kong which are unrestricted and immediately available for withdrawal and use, as well as cash on hand.

Restricted cash

Restricted cash consists of bank deposits and together with all interest accrued that are pledged to the bank as security for bank borrowings maturing on February 8, 2024. As of June 30, 2024 and December 31, 2023, balances of restricted cash were $378,023, and $377,772, respectively.

Accounts receivable, net

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. The Group adopted ASU No.2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”) on its accounts receivable and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is recognized under “general and administrative” in the unaudited condensed consolidated statements of operations and comprehensive (loss) income. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line or product offered and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for expected credit losses, the Group considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Under this accounting guidance, the Group measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of June 30, 2024 and December 31, 2023, the Group provided allowance for expected credit losses against accounts receivable of $1 and $5,428, respectively.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventories are determined using the first in first out method. Management reviews inventories for obsolescence and slow-moving inventories periodically and records an allowance against the inventories when the carrying value exceeds net realizable value. As of June 30, 2024 and December 31, 2023, the write-downs of inventories were $5,984 and $21,243, respectively.

Prepayments and other current assets, net

Prepayments and other current assets are comprised of other current assets (including rental deposits and interest receivables) and prepaid expenses. The Group adopted ASC 326 on its other current assets. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

expected losses. Under this accounting guidance, the Group measures expected credit losses on its other current assets using the current expected credit loss model under ASC 326. As of June 30, 2024 and December 31, 2023, the balances of allowance for expected credit loss against other current assets were $2 and $2, respectively.

Investments in life insurance policies

The Group invests in corporate-owned life insurance policies in order to insure against the loss of respective key person of the Group and the Group is the beneficiary of these life insurance policies. The Group accounts for the life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts.

Investments in life insurance policies are reported as assets and are subsequently measured at the amounts that could be realized under the policies, i.e., the cash surrender values, as of the period/year end dates, less an allowance for expected credit losses. The change in cash surrender values during the period is recognized as an expense or income and reported in the unaudited condensed consolidated statement of (loss) income and comprehensive (loss) income. The Group does not recognize income from death benefits on an actuarially expected basis.

The Group adopted ASC 326 on the investments in life insurance policies. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Group measures expected credit losses on its investments in life insurance policies using the current expected credit loss model under ASC 326. As of June 30, 2024 and December 31, 2023, no allowance for expected credit loss against investments in life insurance policies was recognized.

Leases

The Group adopted ASU No. 2016-02, Leases (“Topic 842”), which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group is the lessee of non-cancellable operating leases for corporate office premise and warehouse. The Group determines if the arrangements are lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases.

The lease standard, ASC 842, allows for practical expedients to simplify an entity’s ongoing accounting. The Group has elected to apply the short-term lease exception for leases with an initial term of 12 months or less. Consequently, these short-term leases are not reflected on the balance sheet as right-of-use (“ROU”) assets or operating lease liabilities. When assessing the lease term at commencement, the Group considers options to extend or terminate the lease if it is reasonably certain that such options will be exercised or not exercised. Both the office premise and warehouse lease agreements have an initial term of 12 months with no renewal options, qualifying them as short-term leases. Therefore, the Group chooses not to recognize these leases on the balance sheet. Instead, lease expense is recognized on a straight-line basis over the lease term.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Office equipment	5 years
Furniture and fixture	5 years
Motor vehicle	5 years

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful lives of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the unaudited condensed consolidated statements of operations and comprehensive (loss) income under other income or expenses.

Impairment of long-lived assets

The Group reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the six months ended June 30, 2024 and 2023,, no impairment of long-lived assets was recognized.

Deferred IPO costs

Deferred IPO costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering. As of June 30, 2024 and December 31, 2023, the Company had deferred IPO costs of $340,197 and $nil, respectively.

Revenue recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods recognized as performance obligations are satisfied. In accordance with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group identifies each distinct sales transaction as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

The Group has only one principal revenue stream, which is the trading of luxury watches. The Group carried out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions.

The Group enters into a distinct agreement with its customers, through sales order and sales invoice, to sell luxury watches in exchange for sales proceeds. The Group’s promise to sell watches to its customers is considered distinct and is identified as one performance obligation. The shipping term is local delivery in Hong Kong. The Group charges its customers sales proceeds at a fixed amount, which is explicitly stated in the sales order and sales invoice and is based on the unit price and quantity supplied to the customer. The Group usually does not offer a credit period to its customers; customers are required to make payment in advance or pay upon delivery. Under some circumstances, customers may settle the sales proceeds after delivery, but the aging of such receivables would normally be less than 30 days.

Customers’ obligation to make payment upon or before delivery, and physical possession of watches indicates that control over the assets is transferred to the customer upon delivery. Furthermore, upon delivery, customers take on the risks and rewards associated with ownership of the luxury watches and are ready to derive benefits from the assets. Consequently, revenue from the sales of luxury watches is recognized at a point in time when the transaction and the Group’s performance obligation are completed, as evidenced by the delivery of watches.

The Group follows the rules and guidance set out under ASC 606 when determining whether it is acting as a principal or an agent in the contract with its customers. The core principle of ASC 606 requires an entity to determine whether the nature of its promise is a performance obligation to provide the goods itself (that is, the entity is a principal) or to arrange for those goods to be provided by the other party (that is, the entity is an agent). The following steps are applied to achieve that core principle:

Step 1:	Identify the specified goods to be provided to the customer
Step 2:	Assess whether it controls each specified good before that good is transferred to the customer

Under the sales order and sales invoice, the Group is solely responsible for the sales of watches it committed to by delivering watches with the required brands and models set out in the sales order and sales invoice with the customers. The Group controls the whole process and has an obligation to procure the fulfillment of the conditions. Moreover, the Group controls who the watches may be sold to and has full authority in negotiating and determining the commercial terms with both customers and suppliers on each trade without the consent from other parties. The Group also has control of the watches before the sales to customers, which the Group has the ability to direct the use of and obtain substantially all of the remaining benefits from the watches. As the principal in the contract, the Group recognizes revenue at the gross amount to which it is entitled from its customers.

Warranty

Under ASC 460, Guarantees, at the time a sale is recognized, the Group shall record estimated future warranty costs. These estimated costs for warranties are determined at completion and are not for warranties separately sold by the Group. Generally, the estimated claim rates of warranties are based on actual warranty experience or the Group’s best estimate. There were no such reserves as of June 30, 2024 and December 31, 2023 because the Group considered that the claim rates of warranties had been immaterial historically and are expected to remain immaterial for the periods in question.

Contract assets and contract liabilities

The Group classifies its right to consideration in exchange for goods transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Group recognizes accounts receivable in its unaudited condensed consolidated balance sheets when it transfers the goods in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Group

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

has transferred the goods to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. As of June 30, 2024 and December 31, 2023, the Group did not have any contract assets.

Contract liabilities are recognized if the Group receives consideration prior to satisfying the performance obligations, which include customer advances and deferred revenue under sales arrangements. The revenue recognized for six months ended June 30, 2024 and 2023 that was previously included in the contract liabilities as of December 31, 2023 and 2022 was $3,082 and $nil.

As of June 30, 2024 and December 31, 2023, the balances of contract liabilities were $61,762 and $14,515, respectively. The balance as of June 30, 2024 was expected to be recognized as revenue within a twelve-month period from June 30, 2024.

Cost of revenue

Cost of revenue primarily consists of the cost of luxury watches and incremental transportation expenses incurred for the sales and delivery of watches.

Employee benefit plan

Employees of the Group located in Hong Kong participate in a compulsory retirement benefit scheme as required by the local laws in Hong Kong. Contributions are required by both the Group and its employees at a rate of 5% on the employees’ relevant salary income, subject to a cap of monthly relevant income of HK$30,000 (approximately $3,832). For six months ended June 30, 2024 and 2023, the total amount charged in respect of the Group’s costs incurred in the scheme were $6,826 and $8,089, respectively.

Borrowing costs

All borrowing costs are recognized as finance expense in the unaudited condensed consolidated statements of operations and comprehensive (loss) income in the period in which they are incurred.

Income taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the unaudited condensed consolidated statements of (loss) income and comprehensive (loss) income, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of June 30, 2024 and December 31, 2023.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Segment reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

The Group uses the management approach to determine reportable operating segments. This approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making decisions, allocating resources, and assessing performance. The CODM considers that the Group has only one principal revenue stream, which is the trading of luxury watches. The Group carries out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment.

Comprehensive (Loss) Income

Comprehensive (loss) income is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive (loss) income consists of two components, net (loss) income and other comprehensive (loss) income. Other comprehensive (loss) income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive (loss) income consists of a foreign currency translation adjustment resulting from the Group not using the U.S. Dollars as its functional currency.

(Loss) earnings per share

(Loss) earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic (loss) earnings per share is computed by dividing net (loss) income attributable to each class of ordinary shareholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted (loss) earnings per share is calculated by dividing net (loss) income attributable to each class of ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares of that class, if any, by the weighted average number of that particular class of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary share equivalents are excluded from the computation of diluted (loss) earnings per share if their effects would be anti-dilutive. Basic and diluted (loss) earnings per ordinary share are presented in the Group’s unaudited condensed consolidated statements of (loss) income and comprehensive (loss) income. For the six months ended June 30, 2024 and 2023, there were no dilutive shares.

Translation of foreign currencies

The Group’s principal place of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HKD” or “HK$”), as the functional currency. The Group’s unaudited condensed consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the unaudited condensed consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

of accumulated other comprehensive income or loss in the unaudited condensed consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s unaudited condensed consolidated statements of operations and comprehensive (loss) income.

The following table outlines the exchange rates between HK$ and US$ that are used in preparing these unaudited condensed consolidated financial statements:

	As of
	June 30, 2024	December 31, 2023
Period/year-end spot rate	7.8083	7.8109
	For the Six months ended June 30,
	2024	2023
Average rate	7.8191	7.8394

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of June 30, 2024 and December 31, 2023, the Group’s financial instruments comprised primarily cash, restricted cash, accounts receivable, investments in insurance policies, amount due from a related party, other current assets, accounts payable, bank borrowings, accrued expenses and other current liabilities. The Group concludes that the carrying amount of the investments in life insurance policies approximates their fair value because these investments have been measured at the realizable amount, which is close to their fair value. Additionally, the Group concludes that the fair value of the Group’s bank borrowings approximates their carrying value as the bank borrowings are subject to floating rates that are close to the market interest rate. For the other financial instruments, the carrying amounts approximate their fair values due to the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Recently issued accounting pronouncements adopted

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326) Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. This standard replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. The adoption of the standard did not have a material impact on the Group’s unaudited condensed consolidated financial statements.

Recent accounting pronouncements not yet adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these unaudited condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process of evaluation the impact of adopting this new guidance on its unaudited condensed consolidated financial statement.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited condensed consolidated financial position, statements of (loss) income and comprehensive (loss) income and statements of cash flows.

4. Significant Risks

Currency risk

The function currency of the Group’s operating entity is HK$ and these unaudited condensed consolidated financial statements are presented in US$. The Group’s sales, operation activities and assets and liabilities are predominately denominated in the function currency. The Group consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$. Hong Kong Monetary Authority guarantees to exchange US$ into HK$, or vice versa, at a rate close to HK$7.80 to US$1.00.

At the same time, the Group buys watches from distributors located in Europe, Japan, Singapore, and other locations in other foreign currencies, and sell them to customers in HK$. Any fluctuation in exchange rates against HK$ may result in higher costs of purchases.

For the six months ended June 30, 2024, the Group had $2.6 million purchases denominated in CHF. The Group estimates that any appreciation of CHF against HK$ in the future would result in an increase in cost of purchase, and vice versa. If the Group cannot pass these increased costs on to its customers, it would negatively impact the gross profit margin and net income. Based on the same purchase volume as in the six months ended June 30, 2024, the costs related to purchases denominated in CHF would increase by US$25,769 if there is a 1% appreciation of CHF against HK$. Conversely, the costs would decrease by US$25,769 if there is a 1% depreciation of CHF against HK$.

The Group has not used any instruments or derivatives to manage or hedge its currency risk exposure.

Concentration and credit risks

Financial instruments that potentially subject the Group to the credit risks consist of cash, restricted cash, accounts receivable, investments in life insurance policies, amount due from a related party and other current assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Group deposits its cash and restricted cash with reputable banks located in Hong Kong. As of June 30, 2024 and December 31, 2023, $1,968,248 and $1,456,631 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000 ($63,863) for each depositor at one bank, whilst the balances maintained by the Group may at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Group has not experienced any losses in these bank accounts and management believes that the Group is not exposed to any significant credit risk on cash.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

4. Significant Risks (cont.)

Similarly, prior to their disposal, the Group had entered into life insurance policies with reputable insurance companies that held high credit ratings provided by credit rating agencies. The Group did not believe it was exposed to any significant credit risk on its investments in these life insurance policies, even before the disposal.

Regarding the amount due from a related party, as these were essentially amount due from the Group’s controlling person at the balance sheet dates and have been fully settled subsequently, the Group does not believe that it is exposed to any significant credit risk on these balances.

Assets that potentially subject the Group to significant credit risks primarily consist of accounts receivable and other current assets. The Group performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Group also assesses historical collection trends, aging of receivables and general economic conditions. The Group considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of June 30, 2024 and December 31, 2023, the balances of allowance for expected credit losses against these balances were $3 and $5,430, respectively.

For the six months ended June 30, 2024 and 2023, most of the Group’s assets were in Hong Kong. At the same time, the Group considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2024, two customers accounted for 10% or more of the Group’s revenue. Revenue from these two customers accounted for 25% and 14% of the Group’s total revenue for that period, respectively. For the six months ended June 30, 2023, there were three customers accounting for 10% or more of the Group’s revenue. Revenue from the customers accounted for 14%, 12% and 11% of the Group’s total revenue for that period, respectively.

	Six months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
	(Unaudited)		(Unaudited)
Customer A	$1,944,592	25%	$—
Customer B	1,095,823	14%	—
Total:	$3,040,415	39%	$—
	Six months ended June 30, 2023		As of December 31, 2023
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
	(Unaudited)
Customer B	$1,658,413	14%	$144,432
Customer C	1,395,760	12%	—
Customer D	1,277,263	11%	—
Total	$4,331,436	37%	$144,432

As of June 30, 2024, there was one customer whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and it accounted for approximately 100% of the total balances of receivables from customers as of that date. As of December 31, 2023, there was one customer whose receivables accounted

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

4. Significant Risks (cont.)

for 10% or more of the Group’s total balances of accounts receivable and it accounted for approximately 98% of the total balances of receivables from customers as of that date. All the concentration percentages of accounts receivables are calculated before allowance for expected credit losses.

(b)    Major vendors

For the six months ended June 30, 2024, four vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these four vendors accounted for 29%, 19%, 18% and 13% of the Group’s total purchase for that period, respectively. For the six months ended June 30, 2023, two vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these two vendors accounted for 72% and 12% of the Group’s total purchase for that period, respectively.

	Six months ended June 30, 2024		As of June 30, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable
	(Unaudited)		(Unaudited)
Vendor A	$1,942,365	29%	$—
Vendor B	1,240,184	19%	—
Vendor C	1,209,550	18%	—
Vendor D	884,630	13%	244,380
Total:	$5,276,729	79%	$244,380
	Six months ended June 30, 2023		As of December 31, 2023
Vendor	Purchase	Percentage of total purchase	Accounts payable
	(Unaudited)
Vendor D	$7,776,656	72%	$277,500
Vendor C	1,271,441	12%	—
Total:	$9,048,097	84%	$277,500

As of June 30, 2024, there was only one vendor whose payables accounted for 10% or more of the Group’s total balances of accounts payable and it accounted for approximately 100% of the total balance of accounts payable as of that date. As of December 31, 2023, there was only one vendor whose payables accounted for 10% or more of the Group’s total balances of accounts payable and it accounted for approximately 100% of the total balance of accounts payable as of that date.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. The Group is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits in question, the Group considers the related interest rate risk not material. On the other hand, as of June 30, 2024, the Group had an outstanding bank borrowings of $4,456,661. The Group estimates that a 1% increase in the Hong Kong Dollar Prime Rate against bank borrowings outstanding as of June 30, 2024 would result in an increase in interest expense of $44,567 per annum whilst the Group estimates that a 1% decrease in the Hong Kong Dollar Prime Rate against bank loans outstanding on June 30, 2024 would result in a decrease in interest expense of $44,567 per annum. The Group has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

5. Accounts Receivable, Net

As of June 30, 2024 and December 31, 2023, accounts receivable consisted of the following balances:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Accounts receivable	$62	$147,888
Less: allowance for expected credit losses	(1)	(5,428)
Accounts receivable, net	$61	$142,460

The movement of allowance for expected credit losses is as follow:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Balance at beginning of the period/year	$5,428	$6,190
Recovery of expected credit losses	(5,421)	(754)
Exchange rate differences	(6)	(8)
Balance at end of the period/year	$1	$5,428

6. Inventories, Net

As of June 30, 2024 and December 31, 2023, inventories consisted of the following balances:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Inventories	$1,281,575	$2,018,769
Less: write-downs	(5,984)	(21,243)
Inventories, net	1,275,591	$1,997,526

7. Lease

For the six months ended June 30, 2024 and 2023, the Group subsisted of the following non-cancellable lease arrangements.

Description of lease	Lease term
Office premise at 33/F of Sunshine Plaza, Hong Kong	1-year fixed term lease from January 1, 2023 to December 31, 2023 1-year fixed term lease from January 1, 2024 to December 31, 2024
Warehouse at Unit 1209 of Riley House, Hong Kong	1-year fixed term lease from January 1, 2023 to December 31, 2023

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the lease arrangements during the six months ended June 30, 2024 and 2023 were 1-year fixed terms without renewal or purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Group elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Group’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the six months ended June 30, 2024 and 2023, the short-term lease expenses were $38,368 and $59,316, respectively. There were no lease commitments as of June 30, 2024 and December 31, 2023.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

8. Property and Equipment, Net

As of June 30, 2024 and December 31, 2023, property and equipment, net, consisted of the following:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Furniture and fixture	$117,098	$117,059
Office equipment	27,527	27,518
Motor vehicle	82,363	82,335
Less: accumulated depreciation	(225,375)	(224,684)
Total property and equipment, net	$1,613	$2,228

Depreciation expenses were $615 and $1,070 for the six months ended June 30, 2024 and 2023, respectively.

9. Prepayments and Other Current Assets, Net

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Trade deposits	$53,854	$529,624
Prepaid expenses	19,549	9,486
Other assets	711	711
Less: allowance for expected credit losses	(2)	(2)
Total prepayments and other current assets, net	$74,112	$539,819

The movement of allowances for expected credit losses is as follow:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Balance at beginning of the period/year	$2	$1
Provision for expected credit losses	—	1
Balance at end of the period/year	$2	$2

10. Investments in Life Insurance Policies

As of June 30, 2024 and December 31, 2023, the investments in life insurance policies consisted of the following:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Sun Life Insurance policy(i)	$—	$604,313
BOC Life Insurance policy(ii)	—	213,157
Total investments in life insurance policies	$—	$817,470

____________

(i)      Sun Life Insurance policy:

On August 13, 2012, the Group entered into a life insurance policy with Sun Life Insurance Company of Canada (“Sun Life Insurance”) to insure the life of Sit Yau Chiu who was the key person of Top Win Hong Kong until 2023 and is the father of Mr. Sit Hon. The Group is the policy owner and beneficiary of the insurance policy. The Group paid a total premium of $517,350 at the beginning of the policy. Death compensation under the policy is $2,000,000. The Group can

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

10. Investments in Life Insurance Policies (cont.)

surrender the life insurance policy at any time and will receive the cash surrender value at the date of termination. This value is determined by the premium paid plus accumulated interest earned, minus the accumulated insurance policy charges and surrender charges, as defined under the policy and provided by the insurer.

As of December 31, 2023, the investments in the Sun Life Insurance policy were recognized at their cash surrender values of $604,313 as defined under the policy. As of December 31, 2023, the investments in the Sun Life Insurance policy have been pledged to DBS for a banking facility of HK$10,500,000 (approximately $1,344,275) extended to the Group.

On May 31, 2024, the Group decided to liquidate its investments in life insurance policies in order to maintain higher liquidity and seek better investment opportunities. Accordingly, the Group resolved to dispose of the investments in the Sun Life Insurance policy to Mr. Sit Hon at a consideration of $604,313. No gain or loss was recognized upon the disposal. Under the transfer agreement, all interests, benefits, and any other proceeds related to or generated from Sun Life Insurance policy have been transferred to Mr. Sit Hon since May 31, 2024.

(ii)     BOC Life Insurance policy:

On November 14, 2017, the Group entered into a life insurance policy with BOC Group Life Insurance Company Limited (“BOC Life Insurance”) to insure the life of Sit Yau Chiu who was the key person of Top Win Hong Kong until 2023 and is the father of Mr. Sit Hon. The Group is the policy owner and beneficiary of the insurance policy. The Group paid a total premium of approximately $211,271 at the beginning of the policy. Death compensation under the policy is approximately $604,979. The Group can surrender the life insurance policy at any time and will receive the cash surrender value at the date of termination. This value is determined by the premium paid plus accumulated interest earned, minus the accumulated insurance policy charges and surrender charges, as defined under the policy and provided by the insurer.

As of December 31, 2023, the investments in the BOC Life Insurance policy were recognized at their cash surrender values of $213,157 as defined under the policy.

On May 31, 2024, the Group decided to liquidate its investments in life insurance policies in order to maintain higher liquidity and seek better investment opportunities. Accordingly, the Group resolved to dispose of the investments in the BOC Life Insurance policy to Mr. Sit Hon at a consideration of $213,157. No gain or loss was recognized upon the disposal. Under the transfer agreement, all interests, benefits, and any other proceeds related to or generated from BOC Life Insurance policy have been transferred to Mr. Sit Hon since May 31, 2024.

There were no investments in life insurance policies as of June 30, 2024.

11. Bank Borrowings

As of June 30, 2024 and December 31, 2023, bank borrowings consisted of the following:

Bank facility Provider	Nature of banking facility	Tenor	Amount of banking facility	Outstanding principal amount as of
				June 30, 2024	December 31, 2023
				(Unaudited)
Shanghai Commercial Bank (“SCB”)	Revolving trade financing	Maximum 120 days	HK$35,000,000 (approximately $4,480,918)	$966,866	$1,646,597
SCB	Installment loan	Fully repayable by March 27, 2037 in monthly installments.	HK$33,434,132 (approximately $4,294,656)	3,489,795	3,575,653
DBS Bank (Hong Kong) Limited (“DBS”)	Accounting payable financing	Maximum 120 days	HK$10,500,000 (approximately $1,344,275)	—	550,039
				4,456,661	5,772,289
Less: bank borrowing, non-current				(3,307,939)	(3,411,887)
Bank borrowings, current				$1,148,722	$2,360,402

These bank borrowings were primarily obtained for general working capital.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

11. Bank Borrowings (cont.)

SCB banking facility

Under the banking facility letter dated May 5, 2020 and subsequent amendments made on October 21, 2021, Shanghai Commercial Bank Limited (“SCB”), a bank in Hong Kong, extended a banking facility to Top Win and its related party, Top Pride International Ltd (“Top Pride”), a company controlled by Mr. Sit Hon. The facility comprises:

(i)     trade financing of HK$35,000,000 (approximately $4,480,918) or an equivalent amount in other currencies shared between the Group and Top Pride and at an interest rate of 2% p.a. over 1-month HIBOR for Hong Kong Dollars, 2% p.a. over the applicable Benchmark for U.S. Dollars, Euros, and Swiss Francs, and 2% p.a. over 1-month SIBOR for Singapore Dollars, with a minimum interest rate at 3.75% p.a. for U.S. Dollars, Euros, and Swiss Francs, and a maximum tenor of 120 days. These bank borrowings are classified as current liability on the unaudited condensed consolidated balance sheets since they are scheduled to mature within one year;

(ii)    instalment loan of HK$33,545,132 (approximately $4,294,656) to the Group at an interest rate of 2% p.a. over 1, 2, or 3-month HIBOR, to be repaid in full by March 27, 2037 in monthly installments. Among the outstanding principal of $3,489,795, $181,856 is repayable within one year by installments and is classified as current liability, whilst the remaining portion of $3,307,939 is long-term obligation and is reclassified as long-term liability on the unaudited condensed consolidated balance sheets.

The securities provided under the SCB banking facility include (i) a pledge of the property located at 33/F, Sunshine Plaza, 353 Lockhart Road, Hong Kong, which is owned by New Harvest Investment Holding Ltd (“New Harvest”), a company controlled by Mr. Sit Hon; (ii) a personal guarantee given by Mr. Sit Hon in the amount of HK$96,100,000 (approximately $12,000,000). No other significant covenants are identified in the SCB banking facility.

As of June 30, 2024 and December 31, 2023, the Company utilized revolving trade financing in the amounts of $966,866 and $1,646,597, respectively, and installment loan totaling $3,489,795 and $3,575,653 under the SCB banking facility. As of June 30, 2024 and December 31, 2023, Top Pride did not utilize the shared banking facility extended by SCB.

DBS banking facility

On November 30, 2021, DBS Bank (Hong Kong) Limited extended a banking facility to the Group and its related party, Top Pride. The facility comprises account payable financing HK$10,500,000 (approximately $1,344,275) shared between Top Win and Top Pride, at an interest rate of 2% p.a. over the 1-month HIBOR for Hong Kong Dollars and 2% p.a. over the bank’s 1-month cost of funds for other currencies, with a minimum interest rate at 3.75% p.a. for currencies other than Hong Kong Dollars, and a maximum tenor of 120 days. These bank borrowings are classified as current liability on the unaudited condensed consolidated balance sheets since they are scheduled to mature within one year.

The securities provided under the DBS banking facility include: (i) a cash deposit of HK$2,944,490 (approximately $376,972) placed by Top Win in favour of DBS with all interest accrued thereon for the account; (ii) personal guarantee and indemnity for an unlimited amount executed by Mr. Sit Hon; (iii) a guarantee and indemnity for an unlimited amount executed by Mrs. Ho Ling Fung, who is Mr. Sit Hon’s mother; (iv) guarantee and indemnity for an unlimited amount executed by New Harvest; (v) guarantee and indemnity for an unlimited amount executed by Top Pride; and (vi) assignment of the Sun Life Insurance policy. For the years ended June 30, 2024 and December 31, 2023, the Group satisfied all covenant requirements under the banking facility.

Following the disposal of the investment in the Sun Life Insurance policy to Mr. Sit Hon on May 31, 2024, and in accordance with an agreement between Mr. Sit Hon and the Group, Mr. Sit Hon has agreed to continue pledging the Sun Life Insurance policy to DBS Bank (Hong Kong) Limited to support the Group’s access to the DBS banking facility. Under the terms of the agreement, Mr. Sit Hon is obligated to maintain the pledge on the Sun Life Insurance policy for a period of three years or until such time as the bank releases this requirement, whichever occurs earlier.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

11. Bank Borrowings (cont.)

As of June 30, 2024 and December 31, 2023, the Company utilized accounting payable financing in the amounts of $nil and $550,039, respectively, under the DBS banking facility. As of June 30, 2024 and December 31, 2023, Top Pride did not utilize the shared banking facility extended by DBS.

For the six months ended June 30, 2024 and 2023, the weighted average annual interest rates for the bank loans were approximately 6.47% and 5.34%, respectively. Interest expenses for the six months ended June 30, 2024 and 2023, were $144,234 and $170,338, respectively.

The table below summarizes the remaining contractual maturities of the bank borrowings as of June 30, 2024. The bank borrowings are categorized by the years in which repayments are due:

Twelve months ended June 30,
2025	$1,370,141
2026	403,275
2027	403,275
2028	403,275
2029 and after	3,528,662
Total repayments of bank loans	6,108,628
Less: imputed interest	(1,651,967)
Balance recognized as at June 30, 2024	$4,456,661

As of the date of this report, a total of $746,503 of the bank loans as of June 30, 2024 have been repaid.

12. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on June 27, 2024. The authorized number of ordinary shares was 50,000 shares and the outstanding number of ordinary shares was 10,000, with par value of $1 per share, at the date of incorporation.

The issuance of these shares is considered as a part of the reorganization of the Company, and is retroactively applied as if the transaction occurred at the beginning of the period presented.

Subsequently, on September 16, 2024, two investors, Mr. Kelven Wong and Mr. Ngai Ming Yuk, separately entered into a private placement subscription agreement and a registration rights agreement with the Company. Under these agreements, Mr. Kelven Wong and Mr. Ngai Ming Yuk subscribed for 1,100 ordinary shares allotted by Top Win, representing approximately 10% of its entire issued share capital after the allotment, for a total consideration of US$2,000,000. The consideration has been fully received as of the date of this report. The allotment of these 1,100 ordinary shares was accounted for prospectively and was recognized by the Company on September 16, 2024. After the allotment, the Company has 11,100 ordinary shares, with a par value of $1 per share, in issue.

On November 20, 2024, the Company effected a 2000 to 1 share split/share subdivision, resulting in a change of par value of the Ordinary Shares from US$1 to US$0.0005. According to ASC 505-10-S99-4, such share split/share subdivision is retroactively applied as if the transaction occurred at the beginning of the period presented. Pursuant to such resolutions approved by its shareholders, as of the date of this report, the authorized share capital is US$50,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.0005 each, and the number of issued and outstanding Ordinary Shares has been subdivided from 11,100 shares to 22,200,000 shares.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

12. Shareholders’ Equity (cont.)

Subscription receivables

The balance represents the outstanding subscription consideration for the 10,000 ordinary shares of the Company, and is recognized as a deduction of equity. As of the date these unaudited condensed consolidated financial statements are issued, the consideration had been fully settled by netting off with the amount due to a related party.

13. Income Taxes

Cayman Islands and British Virgin Islands

Under the current and applicable laws of Cayman Islands and British Virgin Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Hong Kong

Top Win Hong Kong is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the six months ended June 30, 2024 and 2023, Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable income tax rate for the first HK$2 million (approximately $255,395) of assessable profits is 8.25% whereas assessable profits above HK$2 million (approximately $255,395) will be subject to an income tax rate of 16.5%.

The current and deferred portions of the income tax expense included in the unaudited condensed consolidated Statements of (Loss) Income and comprehensive (loss) income as determined in accordance with ASC 740 are as follows:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Current income tax expenses	$—	$24,951
Deferred income tax benefit	(43,363)	(1,673)
Total income tax (benefits) expenses	$(43,363)	$23,278

A reconciliation of the difference between the expected income tax expense computed at Hong Kong income tax rate of 16.5% and the Group’s reported income tax expense is shown in the following table:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
(Loss) income before income tax expense	$(261,486)	$294,856
Hong Kong statutory income tax rate	16.5%	16.5%
Computed income tax expense with Hong Kong statutory income tax rate	$(43,146)	$48,651
Non-taxable income	(217)	(41)
Effect of tax concession	—	(190)
Effect of preferential tax rates in Hong Kong	—	(25,142)
Income tax (benefits) expenses	$(43,363)	$23,278

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

13. Income Taxes (cont.)

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Deferred tax assets:
Allowance for credit loss	$1	$896
Depreciation of property and equipment	2,069	2,195
Write-downs of inventories	148,160	147,124
Net operating loss	43,457	—
Total deferred tax assets	$193,687	$150,215

Movement of the Group’s deferred tax assets during the period/year is as follows:

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Beginning balance	$150,215	$147,311
Deferred income tax benefit recognized during the period/year	43,363	3,074
Exchange rate differences	109	(170)
Ending balance	$193,687	$150,215

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Group did not have any significant unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the six months ended June 30, 2024 and 2023, the Group did not have any significant interest or penalties related to potential underpaid income tax expenses. The Group’s major tax jurisdiction is Hong Kong. Under relevant Hong Kong tax laws, tax case is normally subject to investigation by the tax authority for up to 6 years of assessment prior to the current year of assessment, if in a case of fraud or willful evasion, then the investigation can be extended to cover 10 years of assessment.

14. Related Party Transactions and Balances

a. Nature of relationships with related parties

Name	Relationship with the Group
Top One International Holdings Limited	Under the common control of Mr. Sit Hon
Ho Hon Brothers Holdings Limited	Under the common control of Mr. Sit Hon
New Harvest Investment Holdings Limited	Under the common control of Mr. Sit Hon
Top Pride International Limited	Under the common control of Mr. Sit Hon
Mr. Sit Hon	Former controlling shareholder of Top Win Hong Kong from October 25, 2018 to October 29, 2024, and former director of Top Win Hong Kong from April 19, 2018 to October 29, 2024

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

14. Related Party Transactions and Balances (cont.)

Name	Relationship with the Group
Mr. Sit Yau Chiu

Former controlling shareholder of Top Win Hong Kong from June 15, 2001 to October 25, 2018 and former director of Top Win Hong Kong from June 15, 2001 to December 21, 2018; a key management personnel of Top Win Hong Kong from December 21, 2018 to March 31, 2023; and father of Mr. Hon, SIT.

Top One Global Co., Ltd.	Under the common control of Mr. Sit Yau Chiu

b. Transactions with related parties

		For the six months ended June 30,
Name	Nature	2024	2023
		(Unaudited)	(Unaudited)
New Harvest Investment Holdings Limited(1)	Lease expense of the office premise	$38,368	$38,268
Top Pride International Limited(2)	Lease expense of the warehouse	—	21,047
Mr. Sit Hon(3)	Transfer of life insurance policies	817,470	—

____________

(1)      The amount for the six months ended June 30, 2024 and 2023 represented the lease expense charged by New Harvest for the lease of office premise at 33/F, Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong.

(2)      The amount for the six months ended June 30, 2023 represented the lease expense charged by Top Pride for the lease of warehouse at Unit1208 on 12/F, Riley House, No. 88 Lei Muk Road, Kwai Chung, New Territories, Hong Kong. The lease term was from January 1, 2023 to December 31, 2023. The Group chose not to renew the lease contract in 2024.

(3)      On May 31, 2024, the Group resolved to dispose of the investments in of Sun Life Insurance policy and BOC Life Insurance policy to Mr. Sit Hon at a consideration of $817,470. No gain or loss was recognized upon the disposal. Please refer to Note 10 for details.

c. Balances with related parties

		As of
Name	Nature	June 30, 2024	December 31, 2023
		(Unaudited)
Mr. Sit Hon(4)	Amount due from a director	91,559	420,686

____________

(4)      The outstanding balance as of June 30, 2024 and December 31, 2023, represented advances made to Mr. Sit Hon by the Group to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this report.

15. Commitments and Contingencies

Commitments

As of June 30, 2024 and December 31, 2023, the Group had neither significant financial nor capital commitment.

Contingencies

As of June 30, 2024 and December 31, 2023, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s results of operations, consolidated financial condition, or cash flows.

Top Win International Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2024 and 2023

16. Segment information

The Group uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM, specifically the Group’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Group has only one principal revenue stream, which is the trading of luxury watches. The Group carries out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Group determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Group’s revenue is derived in Hong Kong with all operations being carried out in Hong Kong, no geographical segment is presented. The Group concludes that it has only one reportable segment. As such, all financial segment information required by the authoritative guidance can be found in these unaudited condensed consolidated financial statements.

17. Subsequent Events

The Group evaluates all events and transactions that occur after June 30, 2024, other than the event disclosed elsewhere in these unaudited condensed consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Top Win International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Top Win International Limited (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of income and comprehensive income, changes in shareholders’ deficit and cash flows for each of the two years ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2024.

New York, New York

August 15, 2024, except for Note 12, as to which the date is November 25, 2024

Top Win International Limited
Consolidated Balance Sheets
(Expressed in U.S. Dollars, except for the number of shares)

	As of December 31,
	2023	2022
Assets
Current Assets
Cash	$1,120,122	$806,626
Restricted cash	377,772	377,849
Accounts receivable, net	142,460	314,553
Inventories, net	1,997,526	3,157,055
Amount due from a related party	420,686	—
Income tax recoverable	—	48,737
Prepayments and other current assets, net	539,819	334,511
Total current assets	4,598,385	5,039,331

Property and equipment, net	2,228	3,949
Investments in life insurance policies	817,470	802,191
Deferred tax assets	150,215	147,311
Total assets	$5,568,298	$5,992,782

Liabilities and shareholders’ deficit
Liabilities
Current liabilities
Accounts payable	$277,500	$243,796
Contract liabilities	14,515	107,960
Bank borrowings, current	2,360,402	2,276,366
Amount due to a related party	—	551,111
Income tax payables	19,980	—
Accrued expenses and other current liabilities	75,526	23,240
Total current liabilities	2,747,923	3,202,473
Bank borrowings, non-current	3,411,887	3,579,961
Total liabilities	$6,159,810	$6,782,434

Commitments and contingencies	—	—

Shareholders’ deficit
Ordinary shares ($0.0005 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2023 and 2022)*	$10,000	$10,000
Subscription receivable	(10,000)	(10,000)
Additional paid-in capital	1,282	1,282
Accumulated deficit	(596,161)	(792,888)
Accumulated other comprehensive income	3,367	1,954
Total shareholders’ deficit	$(591,512)	$(789,652)
Total liabilities and shareholders’ deficit	$5,568,298	$5,992,782

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Top Win International Limited
Consolidated Statements of Income and Comprehensive Income
(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended December 31,
	2023	2022
Revenue	$18,814,420	$14,225,156
Cost of revenue	(17,442,190)	(12,962,555)
Gross profit	1,372,230	1,262,601

Operating expenses
Selling and marketing	(163,579)	(221,053)
General and administrative	(681,891)	(848,033)
Total operating expenses	(845,470)	(1,069,086)

Income from operations	526,760	193,515

Other income (expense)
Interest expense	(336,817)	(170,535)
Interest income	488	322
Other income, net	22,419	52,762
Total other expense, net	(313,910)	(117,451)

Income before income taxes	212,850	76,064
Provision for income taxes	(16,123)	(4,074)
Net income	196,727	71,990
Foreign currency translation adjustments	1,413	(534)
Total comprehensive income	$198,140	$71,456

Earnings per share*
Ordinary shares – basic and diluted	$0.01	$—
Weighted average shares outstanding used in calculating basic and diluted earnings per share*
Ordinary shares – basic and diluted	20,000,000	20,000,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Top Win International Limited
Consolidated Statements of Changes in Shareholders’ Deficit
(Expressed in U.S. dollar, except for the number of shares)

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total
	Shares	Amount
Balance as of December 31, 2021	20,000,000	$10,000	$(10,000)	$1,282	$(609,468)	$2,488	$(605,698)
Net income	—	—	—	—	71,990	—	71,990
Foreign currency translation adjustment	—	—	—	—	—	(534)	(534)
Dividend distribution	—	—	—	—	(255,410)	—	(255,410)
Balance as of December 31, 2022	20,000,000	10,000	(10,000)	1,282	(792,888)	1,954	(789,652)
Net income	—	—	—	—	196,727	—	196,727
Foreign currency translation adjustment	—	—	—	—	—	1,413	1,413
Balance as of December 31, 2023	20,000,000	$10,000	$(10,000)	$1,282	$(596,161)	$3,367	$(591,512)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Top Win International Limited
Consolidated Statements of Cash Flows
(Expressed in U.S. dollar)

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$196,727	$71,990
Adjustments to reconcile net profit to net cash provided by (used in) operating activities:
Depreciation	1,712	2,265
Recovery of expected credit losses	(753)	(5,135)
Change in cash surrender value of investments in life insurance policies	(16,206)	(5,694)
Deferred tax benefit	(3,074)	(474)

Changes in operating assets and liabilities:
Accounts receivable	172,065	(246,740)
Inventories	1,153,028	(1,434,742)
Prepayments and other current assets	(205,229)	(124,283)
Accounts payable	33,919	(198,474)
Contract liabilities	(93,097)	(1,764)
Accrued expenses and other current liabilities	52,191	(107,601)
Income tax payables	68,497	(107,893)
Net cash provided by (used in) operating activities	1,359,780	(2,158,545)

Cash flows from financing activities:
Proceeds from bank borrowings	10,933,910	9,243,720
Repayments of bank borrowings	(11,010,720)	(7,336,965)
Repayments of advances from a related party	(968,862)	—
Advances from a related party	—	523,854
Dividend distribution	—	(446,967)
Net cash (used in) provided by financing activities	(1,045,672)	1,983,642
Effect of exchange rate changes on cash and restricted cash	(689)	(983)
Net increase (decrease) in cash and restricted cash	313,419	(175,886)
Cash and restricted cash, beginning of the year	1,184,475	1,360,361
Cash and restricted cash, end of the year	$1,497,894	$1,184,475

Reconciliation of cash and restricted cash to the consolidated balance sheets
Cash	$1,120,122	$806,626
Restricted cash	377,772	377,849
Total cash and restricted cash	$1,497,894	$1,184,475

Supplemental disclosures of cash flow information:
Income tax (refund) paid	$(49,300)	$112,441
Interest paid	336,817	170,535

Supplemental disclosure of non-cash investing and financing activities:
Settlement of dividend distribution against amount due from a related party	255,410	—

The accompanying notes are an integral part of these consolidated financial statements.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

1. Organization and Description of Business

Top Win International Limited (“Top Win”) (“the Company”) is a company incorporated in the Cayman Islands with limited liability on June 27, 2024. Top Win is a parent holding company with no operations.

Grand Moon International Limited (“Grand Moon”), a wholly-owned subsidiary of the Company, is a company incorporated in the British Virgin Islands (“B.V.I”) with limited liability on June 4, 2024. Grand Moon has 10,000 ordinary shares outstanding with no par value. Grand Moon is an investment holding company with no operations.

Top Win International Trading Limited (“Top Win Hong Kong”), a wholly-owned subsidiary of Grand Moon, is a private company limited by shares incorporated in Hong Kong on June 15, 2001. Top Win Hong Kong had a share capital of HK$10,000 as of both December 31, 2023 and 2022. Top Win Hong Kong’s primary business activity is trading of luxury watches.

Top Win together with its subsidiaries (collectively, “the Group”) is primarily operating in Hong Kong whose primary business activity is trading of luxury watches. The Group primarily sources its luxury watches from Europe, Singapore, Japan, and Hong Kong, then sells the goods to retail sellers and other distributors in the watch industry.

The accompanying consolidated financial statements reflect the activities of the Company, and each of the following entities as of December 31, 2023:

Name of Company	Place of Incorporation	Attributable equity interest %	Issued share capital
Grand Moon	B.V.I.	100%	—
Top Win Hong Kong	Hong Kong	100%	HK$ 10,000

Reorganization

The Reorganization was completed on July 25, 2024 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities.

Immediately before the Reorganization, Top Win Hong Kong was wholly owned and controlled by Mr. Sit Hon and functioned as the sole operational entity. Top Win was established on June 27, 2024, by a registered agent in the Cayman Islands, with the sole purpose of acting as holding company for the Group. On the same day of its incorporation, 100% ownership of Top Win was transferred from the registered agent to Pride River, which at the time was 100% owned by Mr. Sit Hon.

Grand Moon was established on June 4, 2024, by a registered agent in the B.V.I. On July 9, 2024, 100% ownership of Grand Moon, was transferred from the registered agent to Top Win. Grand Moon served as a holding company and had not engaged in any business activities before the transfer. Subsequently on July 25, 2024, Grand Moon acquired 10,000 shares of Top Win Hong Kong from Mr. Sit Hon, representing the entire issued share capital of Top Win Hong Kong at the time, for a consideration of HK$10,000, thereby completing the Reorganization.

Immediately before and after the Reorganization, Top Win, Grand Moon, and Top Win Hong Kong remained under the complete ownership and control of Mr. Sit Hon. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

2. Liquidity

In assessing the Group’s liquidity, the Group monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Group’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Equity financing in form of capital contribution from shareholders and cash generated from operations have been utilized to finance the working capital requirements of the Group. As of December 31, 2023, the Group had working capital of $1,850,462 and the Group had $1,120,122 in cash. During the year ended December 31, 2023, the Group had net operating cashflow of $1,359,780.

Considering all facts and information on hand, management expects the Group’s cash on hand and the cash generated from operation are sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued.

If the Group is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, the Group may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        financial support from the Group’s related parties and major shareholders.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date of these financial statements are issued.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

These consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, allowance for expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Cash

Cash includes balances maintained with banks in Hong Kong which are unrestricted and immediately available for withdrawal and use, as well as cash on hand.

Restricted cash

Restricted cash consists of bank deposits and together with all interest accrued that are pledged to the bank as security for bank borrowings maturing on February 8, 2024. As of December 31, 2023 and 2022, balances of restricted cash were $377,772, and $377,849, respectively.

Accounts receivable, net

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. The Group adopted ASU No.2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”) on its accounts receivable and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is recognized under “general and administrative” in the consolidated statements of income and comprehensive income. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line or product offered and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for expected credit losses, the Group considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Under this accounting guidance, the Group measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of December 31, 2023 and 2022, the Group provided allowance for expected credit losses against accounts receivable of $5,428 and $6,190, respectively.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventories are determined using the first in first out method. Management reviews inventories for obsolescence and slow-moving inventories periodically and records an allowance against the inventories when the carrying value exceeds net realizable value. As of December 31, 2023 and 2022, the write-downs of inventories were $21,243 and nil, respectively.

Prepayments and other current assets, net

Prepayments and other current assets are comprised of other current assets (including rental deposits and interest receivables) and prepaid expenses. The Group adopted ASC 326 on its other current assets. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Group measures expected credit losses on its other current assets using the current expected credit loss model under ASC 326. As of December 31, 2023 and 2022, the balances of allowance for expected credit loss against other current assets were $2 and $1, respectively.

Investments in life insurance policies

The Group invests in corporate-owned life insurance policies in order to insure against the loss of respective key person of the Group and the Group is the beneficiary of these life insurance policies. The Group accounts for the life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Investments in life insurance policies are reported as assets and are subsequently measured at the amounts that could be realized under the policies, i.e., the cash surrender values, as of the year end dates, less an allowance for expected credit losses. The change in cash surrender values during the period is recognized as an expense or income and reported in the consolidated statement of income and comprehensive income. The Group does not recognize income from death benefits on an actuarially expected basis.

The Company intends to retain the life insurance policies for the long-term purpose. Consequently, the Group has classified the investments in life insurance policies as non-current assets.

The Group adopted ASC 326 on the investments in life insurance policies. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Group measures expected credit losses on its investments in life insurance policies using the current expected credit loss model under ASC 326. As of December 31, 2023 and 2022, no allowance for expected credit loss against investments in life insurance policies was recognized.

Leases

The Group adopted ASU No. 2016-02, Leases (“Topic 842”), which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group is the lessee of non-cancellable operating leases for corporate office premise and warehouse. The Group determines if the arrangements are lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases.

The lease standard, ASC 842, allows for practical expedients to simplify an entity’s ongoing accounting. The Group has elected to apply the short-term lease exception for leases with an initial term of 12 months or less. Consequently, these short-term leases are not reflected on the balance sheet as right-of-use (“ROU”) assets or operating lease liabilities. When assessing the lease term at commencement, the Group considers options to extend or terminate the lease if it is reasonably certain that such options will be exercised or not exercised. Both the office premise and warehouse lease agreements have an initial term of 12 months with no renewal options, qualifying them as short-term leases. Therefore, the Group chooses not to recognize these leases on the balance sheet. Instead, lease expense is recognized on a straight-line basis over the lease term.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Office equipment	5 years
Furniture and fixture	5 years
Motor vehicle	5 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful lives of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of income and comprehensive income under other income or expenses.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Impairment of long-lived assets

The Group reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of December 31, 2023 and 2022, no impairment of long-lived assets was recognized.

Revenue recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods recognized as performance obligations are satisfied. In accordance with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group identifies each distinct sales transaction as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

The Group has only one principal revenue stream, which is the trading of luxury watches. The Group carried out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions.

The Group enters into a distinct agreement with its customers, through sales order and sales invoice, to sell luxury watches in exchange for sales proceeds. The Group’s promise to sell watches to its customers is considered distinct and is identified as one performance obligation. The shipping term is local delivery in Hong Kong. The Group charges its customers sales proceeds at a fixed amount, which is explicitly stated in the sales order and sales invoice and is based on the unit price and quantity supplied to the customer. The Group usually does not offer a credit period to its customers; customers are required to make payment in advance or pay upon delivery. Under some circumstances, customers may settle the sales proceeds after delivery, but the aging of such receivables would normally be less than 30 days.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Customers’ obligation to make payment upon or before delivery, and physical possession of watches indicates that control over the assets is transferred to the customer upon delivery. Furthermore, upon delivery, customers take on the risks and rewards associated with ownership of the luxury watches and are ready to derive benefits from the assets. Consequently, revenue from the sales of luxury watches is recognized at a point in time when the transaction and the Group’s performance obligation are completed, as evidenced by the delivery of watches.

The Group follows the rules and guidance set out under ASC 606 when determining whether it is acting as a principal or an agent in the contract with its customers. The core principle of ASC 606 requires an entity to determine whether the nature of its promise is a performance obligation to provide the goods itself (that is, the entity is a principal) or to arrange for those goods to be provided by the other party (that is, the entity is an agent). The following steps are applied to achieve that core principle:

Step 1:	Identify the specified goods to be provided to the customer
Step 2:	Assess whether it controls each specified good before that good is transferred to the customer

Under the sales order and sales invoice, the Group is solely responsible for the sales of watches it committed to by delivering watches with the required brands and models set out in the sales order and sales invoice with the customers. The Group controls the whole process and has an obligation to procure the fulfillment of the conditions. Moreover, the Group controls who the watches may be sold to and has full authority in negotiating and determining the commercial terms with both customers and suppliers on each trade without the consent from other parties. The Group also has control of the watches before the sales to customers, which the Group has the ability to direct the use of and obtain substantially all of the remaining benefits from the watches. As the principal in the contract, the Group recognizes revenue at the gross amount to which it is entitled from its customers.

Warranty

Under ASC 460, Guarantees, at the time a sale is recognized, the Group shall record estimated future warranty costs. These estimated costs for warranties are determined at completion and are not for warranties separately sold by the Group. Generally, the estimated claim rates of warranties are based on actual warranty experience or the Group’s best estimate. There were no such reserves for the years ended December 31, 2023 and 2022 because the Group considered that the claim rates of warranties had been immaterial historically and are expected to remain immaterial for the years in question.

Contract assets and contract liabilities

The Group classifies its right to consideration in exchange for goods transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Group recognizes accounts receivable in its consolidated balance sheets when it transfers the goods in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Group has transferred the goods to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. As of December 31, 2023 and 2022, the Group did not have any contract assets.

Contract liabilities are recognized if the Group receives consideration prior to satisfying the performance obligations, which include customer advances and deferred revenue under sales arrangements. The revenue recognized for years ended December 31, 2023 and 2022 that was previously included in the contract liabilities as of December 31, 2022 and 2021 was $96,176 and $1,764.

As of December 31, 2023 and 2022, the balances of contract liabilities were $14,515 and $107,960, respectively. The balance as of December 31, 2023 was expected to be recognized as revenue within a twelve-month period from December 31, 2023.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Cost of revenue

Cost of revenue primarily consists of the cost of luxury watches and incremental transportation expenses incurred for the sales and delivery of watches.

Government subsidies

Government subsidies refer to the one-off entitlements granted by the Hong Kong Government under the Employment Support Scheme of the Anti-epidemic Fund. Government subsidies are recorded when all conditions attached to the incentive have been met or are expected to be met, not be subject to performance conditions or conditions of use, with reasonable assurance of their receipt and without the possibility of future refunds. Government subsidies received were $nil and $30,649 for the years ended December 31, 2023 and 2022, respectively, which have been recognized under other income in the consolidated statements of income and comprehensive income.

Employee benefit plan

Employees of the Group located in Hong Kong participate in a compulsory retirement benefit scheme as required by the local laws in Hong Kong. Contributions are required by both the Group and its employees at a rate of 5% on the employees’ relevant salary income, subject to a cap of monthly relevant income of HK$30,000 (approximately $3,832). For the years ended December 31, 2023 and 2022, the total amount charged in respect of the Group’s costs incurred in the scheme were $15,807 and $18,418, respectively.

Borrowing costs

All borrowing costs are recognized as finance expense in the consolidated statements of income and comprehensive income in the period in which they are incurred.

Income taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the consolidated statements of income and comprehensive income, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of December 31, 2023 and 2022.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

Segment reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

The Group uses the management approach to determine reportable operating segments. This approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making decisions, allocating resources, and assessing performance. The CODM considers that the Group has only one principal revenue stream, which is the trading of luxury watches. The Group carries out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment.

Comprehensive Income

Comprehensive income is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Group not using the U.S. Dollars as its functional currency.

Earnings per share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing net income attributable to each class of ordinary shareholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted earnings per share is calculated by dividing net income attributable to each class of ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares of that class, if any, by the weighted average number of that particular class of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. Basic and diluted earnings per ordinary share are presented in the Group’s consolidated statements of income and comprehensive income. For the years ended December 31, 2023 and 2022, there were no dilutive shares.

Translation of foreign currencies

The Group’s principal place of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HKD” or “HK$”), as the functional currency. The Group’s consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income or loss in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s consolidated statements of income and comprehensive income (loss).

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

The following table outlines the exchange rates between HK$ and US$ that are used in preparing these consolidated financial statements:

	As of December 31,
	2023	2022
Year-end spot rate	7.8109	7.8015
	For the Years Ended December 31,
	2023	2022
Average rate	7.8292	7.8306

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of December 31, 2023 and 2022, the Group’s financial instruments comprised primarily cash, restricted cash, accounts receivable, investments in insurance policies, other current assets, accounts payable, bank borrowings, amount due from/to a related party, accrued expenses and other current liabilities. The Group concludes that the carrying amount of the investments in life insurance policies approximates their fair value because these investments have been measured at the realizable amount, which is close to their fair value. Additionally, the Group concludes that the fair value of the Group’s bank borrowings approximates their carrying value as the bank borrowings are subject to floating rates that are close to the market interest rate. For the other financial instruments, the carrying amounts approximate their fair values due to the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Recently issued accounting pronouncements adopted

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326) Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. This standard replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. The adoption of the standard did not have a material impact on the Group’s consolidated financial statements.

Recent accounting pronouncements not yet adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

3. Summary of Significant Accounting Policies (cont.)

periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statement.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of income and comprehensive income and statements of cash flows.

4. Significant Risks

Currency risk

The function currency of the Group is HK$ and these consolidated financial statements are presented in US$. The Group’s sales, operation activities and assets and liabilities are predominately denominated in the function currency. The Group consider the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$. Hong Kong Monetary Authority guarantees to exchange US$ into HK$, or vice versa, at a rate close to HK$7.80 to US$1.00.

At the same time, the Group buys watches from distributors located in Europe, Japan, Singapore, and other locations in other foreign currencies, and sell them to customers in HK$. Any fluctuation in exchange rates against HK$ may result in higher costs of purchases.

For the year ended December 31, 2023, the Group had $11.1 million purchases denominated in CHF. The Group estimates that any appreciation of CHF against HK$ in the future would result in an increase in cost of purchase, and vice versa. If the Group cannot pass these increased costs on to its customers, it would negatively impact the gross profit margin and net income. Based on the same purchase volume as in 2023, the costs related to purchases denominated in CHF would increase by US$0.1 million if there is a 1% appreciation of CHF against HK$. Conversely, the costs would decrease by US$0.1 million if there is a 1% depreciation of CHF against HK$.

The Group has not used any instruments or derivatives to manage or hedge its currency risk exposure.

Concentration and credit risks

Financial instruments that potentially subject the Group to the credit risks consist of cash, restricted cash, accounts receivable, investments in life insurance policies, amount due from a related party and other current assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Group deposits its cash and restricted cash with reputable banks located in Hong Kong. As of December 31, 2023 and 2022, $1,456,631 and $1,146,174 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000 ($63,863) for each depositor at one bank, whilst the balances maintained by the Group may at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Group has not experienced any losses in these bank accounts and management believes that the Group is not exposed to any significant credit risk on cash.

Similarly, the Group entered into life insurance policies with reputable insurance companies that have high credit ratings provided by credit rating agencies. The Group does not believe that it is exposed to any significant credit risk on its investments in life insurance policies.

Regarding the amount due from a related party, as these were essentially amount due from the Group’s controlling person at the balance sheet dates and have been fully settled subsequently, the Group does not believe that it is exposed to any significant credit risk on these balances.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

4. Significant Risks (cont.)

Assets that potentially subject the Group to significant credit risks primarily consist of accounts receivable and other current assets. The Group performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Group also assesses historical collection trends, aging of receivables and general economic conditions. The Group considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of December 31, 2023 and 2022, the balances of allowance for expected credit losses against these balances were $5,430 and $6,191, respectively.

For the years ended December 31, 2023 and 2022, most of the Group’s assets were in Hong Kong. At the same time, the Group considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the year ended December 31, 2023, three customers accounted for 10% or more of the Group’s revenue. Revenue from these three customers accounted for 18%, 11%, and 11% of the Group’s total revenue, respectively.

For the year ended December 31, 2022, there was one customer accounted for 10% or more of the Group’s revenue. Revenue from the customer accounted for 11% of the Group’s total revenue for the year.

	Year ended December 31, 2023		As of December 31, 2023
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer A	$3,397,499	18%	$144,432
Customer B	2,091,907	11%	—
Customer C	2,004,975	11%	—
Total:	$7,494,381	40%	$144,432
	Year ended December 31, 2022		As of December 31, 2022
Customer	Revenue	Percentage of revenue	Accounts receivables, gross
Customer C	$1,554,473	11%	$—

As of December 31, 2023, there was one customer whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and it accounted for 98% of the total balances of accounts receivables.

As of December 31, 2022, there were three customers whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and accounted for 46%, 20% and 11% of the total balances of accounts receivables, respectively.

All the concentration percentages of accounts receivable are calculated before allowance for expected credit losses.

(b)    Major vendors

For the year ended December 31, 2023, two vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these two vendors accounted for 64% and 14% of the Group’s total purchase, respectively.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

4. Significant Risks (cont.)

For the year ended December 31, 2022, one vendor accounted for 10% or more of the Group’s total purchase. Total purchase from the vendor accounted for 65% of the Group’s total purchase for the year.

	Year ended December 31, 2023		As of December 31, 2023
Vendor A	Purchase	Percentage of total purchase	Accounts payable
Vendor A	$10,529,156	64%	$277,500
Vendor B	2,317,936	14%	—
Total:	$12,847,092	78%	$277,500
	Year ended December 31, 2022		As of December 31, 2022
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor A	$9,320,383	65%	$243,796

As of December 31, 2023, there was one vendor whose payables accounted for 10% or more of the Group’s total balances of accounts payable and it accounted for 100% of the total balance of accounts payable.

As of December 31, 2022, there was one vendor whose payables accounted for 10% or more of the Group’s total balances of accounts payable and it accounted for 100% of the total balances of accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. The Group is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits in question, the Group considers the related interest rate risk not material. On the other hand, as of December 31, 2023, the Group had an outstanding bank borrowings of $5,772,289. The Group estimates that a 1% increase in the Hong Kong Dollar Prime Rate against bank borrowings outstanding as of December 31, 2023 would result in an increase in interest expense of $57,723 per annum whilst the Group estimates that a 1% decrease in the Hong Kong Dollar Prime Rate against bank loans outstanding on December 31, 2023 would result in a decrease in interest expense of $57,723 per annum. The Group has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

5. Accounts Receivable, Net

As of December 31, 2023 and 2022, accounts receivable consisted of the following balances:

	As of December 31,
	2023	2022
Accounts receivable	$147,888	$320,743
Less: allowance for expected credit losses	(5,428)	(6,190)
Accounts receivable, net	$142,460	$314,553

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

5. Accounts Receivable, Net (cont.)

The movement of allowance for expected credit losses is as follow:

	As of December 31,
	2023	2022
Balance at January 1	$6,190	$11,348
Recovery of expected credit losses	(754)	(5,135)
Exchange rate differences	(8)	(23)
Balance at December 31	$5,428	$6,190

6. Inventories, Net

As of December 31, 2023 and 2022, inventories consisted of the following balances:

	As of December 31,
	2023	2022
Finished goods	$2,018,769	$3,157,055
Less: write-downs	(21,243)	—
Inventories, net	$1,997,526	$3,157,055

7. Lease

For the years ended December 31, 2023 and 2022, the Group subsisted of the following non-cancellable lease arrangements.

Description of lease	Lease term
Office premise at 33/F of Sunshine Plaza, Hong Kong	1-year fixed term lease from January 1, 2022 to December 31, 2022 1-year fixed term lease from January 1, 2023 to December 31, 2023
Warehouse at Unit 1209 of Riley House, Hong Kong	1-year fixed term lease from January 1, 2022 to December 31, 2022 1-year fixed term lease from January 1, 2023 to December 31, 2023

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the lease arrangements during the years ended December 31, 2023 and 2022 were 1-year fixed terms without renewal or purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Group elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Group’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the years ended December 31, 2023 and 2022, the short-term lease expenses were $118,786 and $118,765, respectively. There were no lease commitments as of December 31, 2023 and 2022.

8. Property and Equipment, Net

As of December 31, 2023 and 2022, property and equipment, net, consisted of the following:

	As of December 31,
	2023	2022
Furniture and fixture	$117,059	$117,200
Office equipment	27,518	55,029
Motor vehicle	82,335	82,434
Less: accumulated depreciation	(224,684)	(250,714)
Total property and equipment, net	$2,228	$3,949

Depreciation expenses were $1,712 and $2,265 for the years ended December 31, 2023 and 2022, respectively.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

9. Prepayments and Other Current Assets, Net

	As of December 31,
	2023	2022
Trade deposits	$529,624	$323,495
Prepaid expenses	9,486	10,306
Other assets	711	711
Less: allowance for expected credit losses	(2)	(1)
Total prepayments and other current assets, net	$539,819	$334,511

The movement of allowances for expected credit losses is as follow:

	As of December 31,
	2023	2022
Balance at January 1	$1	$1
Provision for expected credit losses	1	—
Balance at December 31	$2	$1

10. Investments in Life Insurance Policies

As of December 31, 2023 and 2022, the investments in life insurance policies consisted of the following:

	As of December 31,
	2023	2022
Sun Life Insurance policy(i)	$604,313	$589,302
BOC Life Insurance policy(ii)	213,157	212,889
Total investments in life insurance policies	$817,470	$802,191

____________

(i)      Sun Life Insurance policy:

On August 13, 2012, the Group entered into a life insurance policy with Sun Life Insurance Company of Canada (“Sun Life Insurance”) to insure the life of Sit Yau Chiu who was the key person of Top Win Hong Kong until 2023 and is the father of Mr. Sit Hon. The Group is the policy owner and beneficiary of the insurance policy. The Group paid a total premium of $517,350 at the beginning of the policy. Death compensation under the policy is $2,000,000. The Group can surrender the life insurance policy at any time with no restrictions and will receive the cash surrender value at the date of termination. This value is determined by the premium paid plus accumulated interest earned, minus the accumulated insurance policy charges and surrender charges, as defined under the policy and provided by the insurer.

As of December 31, 2023 and 2022, the investments in the Sun Life Insurance policy were recognized at their cash surrender values of $604,313 and $589,302, respectively, as defined under the policy.

As of December 31, 2023 and 2022, the investments in the Sun Life Insurance policy have been pledged to DBS for a banking facility of HK$10,500,000 (approximately $1,344,275) extended to the Group.

Subsequently on May 31, 2024, the Group decided to liquidate its investments in life insurance policies in order to maintain higher liquidity and seek better investment opportunities. Accordingly, the Group resolved to dispose of the investments in the Sun Life Insurance policy to Mr. Sit Hon at a consideration of $604,313. No gain or loss was recognized upon the disposal. Under the transfer agreement, all interests, benefits, and any other proceeds related to or generated from Sun Life Insurance policy would be transferred to Mr. Sit Hon since May 31, 2024.

(ii)     BOC Life Insurance policy:

          On November 14, 2017, the Group entered into a life insurance policy with BOC Group Life Insurance Company Limited (“BOC Life Insurance”) to insure the life of Sit Yau Chiu who was the key person of Top Win Hong Kong until 2023 and is the father of Mr. Sit Hon. The Group is the policy owner and beneficiary of the insurance policy. The Group paid a total premium of approximately $211,271 at the beginning of the policy. Death compensation under the policy is approximately $604,979. The Group can surrender the life insurance policy at any time with no restrictions and will receive the cash surrender value at the date of termination. This value is determined by the premium paid plus accumulated interest earned,

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

10. Investments in Life Insurance Policies (cont.)

minus the accumulated insurance policy charges and surrender charges, as defined under the policy and provided by the insurer. Since the life insurance policy can be terminated by the Group at any time, it is recognized as a current asset on the consolidated balance sheets

          As of December 31, 2023 and 2022, the investments in the BOC Life Insurance policy were recognized at their cash surrender values of $213,157 and $212,889, respectively, as defined under the policy.

          Subsequently on May 31, 2024, the Group decided to liquidate its investments in life insurance policies in order to maintain higher liquidity and seek better investment opportunities. Accordingly, the Group resolved to dispose of the investments in the BOC Life Insurance policy to Mr. Sit Hon at a consideration of $213,157. No gain or loss was recognized upon the disposal. Under the transfer agreement, all interests, benefits, and any other proceeds related to or generated from BOC Life Insurance policy would be transferred to Mr. Sit Hon since May 31, 2024.

11. Bank Borrowings

As of December 31, 2023 and 2022, bank borrowings consisted of the following:

Bank facility Provider	Nature of banking facility	Tenor	Amount of banking facility	Outstanding principal amount as of December 31,
				2023	2022
Shanghai Commercial Bank (“SCB”)	Revolving trade financing	Maximum 120 days	HK$35,000,000 (approximately $4,480,918)	$1,646,597	$2,109,965
SCB	Installment loan	Fully repayable by March 27, 2037 in monthly installments.	HK$33,545,132 (approximately $4,294,656)	3,575,653	3,746,362
DBS Bank (Hong Kong) Limited (“DBS”)	Accounting payable financing	Maximum 120 days	HK$10,500,000 (approximately $1,344,275)	550,039	—
				5,772,289	5,856,327
Less: non-current portion				(3,411,887)	(3,579,961)
Bank borrowings, current				$2,360,402	$2,276,366

These bank borrowings were primarily obtained for general working capital.

SCB banking facility

Under the banking facility letter dated May 5, 2020 and subsequent amendments made on October 21, 2021, Shanghai Commercial Bank Limited (“SCB”), a bank in Hong Kong, extended a banking facility to Top Win and its related party, Top Pride International Ltd (“Top Pride”), a company controlled by Mr. Sit Hon. The facility comprises:

(i)     trade financing of HK$35,000,000 (approximately $4,480,918) or an equivalent amount in other currencies shared between the Group and Top Pride and at an interest rate of 2% p.a. over 1-month HIBOR for Hong Kong Dollars, 2% p.a. over the applicable Benchmark for U.S. Dollars, Euros, and Swiss Francs, and 2% p.a. over 1-month SIBOR for Singapore Dollars, with a minimum interest rate at 3.75% p.a. for U.S. Dollars, Euros, and Swiss Francs, and a maximum tenor of 120 days. These bank borrowings are classified as current liability on the consolidated balance sheets since they are scheduled to mature within one year;

(ii)    instalment loan of HK$33,545,132 (approximately $4,294,656) to the Group at an interest rate of 2% p.a. over 1, 2, or 3-month HIBOR, to be repaid in full by March 27, 2037 in monthly installments. Among the outstanding principal of $3,575,653, $163,766 is repayable within one year by installments and is classified as current liability, whilst the remaining portion of $3,411,887 is long-term obligation and is reclassified as long-term liability on the consolidated balance sheets.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

11. Bank Borrowings (cont.)

The securities provided under the SCB banking facility include (i) a pledge of the property located at 33/F, Sunshine Plaza, 353 Lockhart Road, Hong Kong, which is owned by New Harvest Investment Holding Ltd (“New Harvest”), a company controlled by Mr. Sit Hon; (ii) a personal guarantee given by Mr. Sit Hon in the amount of HK$96,100,000 (approximately $12,000,000). No other significant covenants are identified in the SCB banking facility.

As of December 31, 2023 and 2022, the Company utilized revolving trade financing in the amounts of $1,646,597 and $2,109,965, respectively, and installment loan totaling $3,575,653 and $3,746,362 under the SCB banking facility. As of December 31, 2023 and 2022, Top Pride did not utilize the shared banking facility extended by SCB.

DBS banking facility

On November 30, 2021, DBS Bank (Hong Kong) Limited extended a banking facility to the Group and its related party, Top Pride. The facility comprises account payable financing HK$10,500,000 (approximately $1,344,275) shared between Top Win and Top Pride, at an interest rate of 2% p.a. over the 1-month HIBOR for Hong Kong Dollars and 2% p.a. over the bank’s 1-month cost of funds for other currencies, with a minimum interest rate at 3.75% p.a. for currencies other than Hong Kong Dollars, and a maximum tenor of 120 days. These bank borrowings are classified as current liability on the consolidated balance sheets since they are scheduled to mature within one year.

The securities provided under the DBS banking facility include: (i) a cash deposit of HK$2,944,490 (approximately $376,972) placed by Top Win in favour of DBS with all interest accrued thereon for the account; (ii) personal guarantee and indemnity for an unlimited amount executed by Mr. Sit Hon; (iii) a guarantee and indemnity for an unlimited amount executed by Mrs. Ho Ling Fung, who is Mr. Sit Hon’s mother; (iv) guarantee and indemnity for an unlimited amount executed by New Harvest; (v) guarantee and indemnity for an unlimited amount executed by Top Pride; and (vi) assignment of the Sun Life Insurance policy. For the years ended December 31, 2023 and 2022, the Group satisfied all covenant requirements under the banking facility.

As of December 31, 2023 and 2022, the Company utilized accounting payable financing in the amounts of $550,039 and $nil, respectively, under the DBS banking facility. As of December 31, 2023 and 2022, Top Pride did not utilize the shared banking facility extended by DBS.

For the years ended December 31, 2023 and 2022, the weighted average annual interest rates for the bank loans were approximately 5.84% and 2.91%, respectively. Interest expenses for the years ended December 31, 2023 and 2022, were $336,817 and $170,535, respectively.

The table below summarizes the remaining contractual maturities of the bank borrowings as of December 31, 2023. The bank borrowings are categorized by the years in which repayments are due:

During the years ended December 31,
2024	$2,623,609
2025	426,973
2026	426,973
2027	426,973
2028 and after	3,949,495
Total repayments of bank loans	7,854,023
Less: imputed interest	(2,081,734)
Balance recognized as at December 31, 2023	$5,772,289

As of the date of this report, a total of $2,298,315 of the bank loans as of December 31, 2023 has been repaid.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

12. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on June 27, 2024. The authorized number of ordinary shares was 50,000 shares and the outstanding number of ordinary shares was 10,000, with par value of $1 per share, at the date of incorporation.

The issuance of these shares is considered as a part of the reorganization of the Company, and is retroactively applied as if the transaction occurred at the beginning of the period presented.

Subsequently, on September 16, 2024, two investors, Mr. Kelven Wong and Mr. Ngai Ming Yuk, separately entered into a private placement subscription agreement and a registration rights agreement with the Company. Under these agreements, Mr. Kelven Wong and Mr. Ngai Ming Yuk subscribed for 1,100 ordinary shares allotted by Top Win, representing approximately 10% of its entire issued share capital after the allotment, for a total consideration of US$2,000,000. The consideration has been fully received as of the date of this report. The allotment of these 1,100 ordinary shares was accounted for prospectively and was recognized by the Company on September 16, 2024. After the allotment, the Company has 11,100 ordinary shares, with a par value of $1 per share, in issue.

On November 20, 2024, the Company effected a 2,000 to 1 share split, resulting in a change of par value of the Ordinary Shares from US$1 to US$0.0005. According to ASC 505-10-S99-4, such share split/share subdivision is retroactively applied as if the transaction occurred at the beginning of the period presented. Pursuant to such resolutions approved by its shareholders, as of the date of this report, the authorized share capital is US$50,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.0005 each, and the number of issued and outstanding Ordinary Shares has been subdivided from 11,100 shares to 22,200,000 shares.

Subscription receivables

The balance represents the outstanding subscription consideration for the 10,000 ordinary shares of the Company, and is recognized as deduction of equity. As of the date these consolidated financial statements are issued, the consideration had been fully settled by netting off with the amount due to a related party.

Dividend distribution

On December 30, 2022, the Group resolved to distribute a dividend of HK$200 per share (approximately $26 per share), totaling HK$2,000,000 (approximately $255,410) to its shareholder. The entire dividend was settled by offsetting against the amount due from a director on the same date the dividend was declared.

During the year ended December 31, 2022, the Group settled dividend declared in prior years of $446,967 in cash.

During the year ended December 31, 2023, the Group did not declare any dividend for the year.

13. Income Taxes

Cayman Islands and British Virgin Islands

Under the current and applicable laws of Cayman Islands and British Virgin Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Hong Kong

Top Win Hong Kong is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the years ended December 31, 2023 and 2022, Hong Kong Profits Tax is calculated in accordance with

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

13. Income Taxes (cont.)

the two-tiered profits tax rates regime. The applicable income tax rate for the first HK$2 million (approximately $255,395) of assessable profits is 8.25% whereas assessable profits above HK$2 million (approximately $255,395) will be subject to an income tax rate of 16.5%.

The current and deferred portions of the income tax expense included in the consolidated Statements of Income and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the Years Ended December 31,
	2023	2022
Current income tax expenses	$19,197	$4,548
Deferred income tax benefit	(3,074)	(474)
Total income tax expense	$16,123	$4,074

A reconciliation of the difference between the expected income tax expense computed at Hong Kong income tax rate of 16.5% and the Group’s reported income tax expense is shown in the following table:

	For the Years Ended December 31,
	2023	2022
Income before income tax expense	$212,850	$76,064
Hong Kong statutory income tax rate	16.5%	16.5%
Computed income tax expense with Hong Kong statutory income tax rate	$35,120	$12,551
Non-taxable income	(18)	(5,098)
Non-deductible expenses	984	2,703
Effect of tax concession	(383)	(766)
Effect of preferential tax rates in Hong Kong	(19,580)	(5,316)
Income tax expense	$16,123	$4,074

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2023	2022
Deferred tax assets:
Allowance for credit loss	$896	$1,022
Depreciation of property and equipment	2,195	2,497
Write-downs of inventories	147,124	143,792
Total deferred tax assets	$150,215	$147,311

Movement of the Group’s deferred tax assets during the years is as follows:

	2023	2022
Balance at January 1	$147,311	$146,871
Deferred income tax benefit recognized during the year	3,074	474
Exchange rate differences	(170)	(34)
Balance at December 31	$150,215	$147,311

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

13. Income Taxes (cont.)

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Group did not have any significant unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended December 31, 2023 and 2022, the Group did not have any significant interest or penalties related to potential underpaid income tax expenses. The Group’s major tax jurisdiction is Hong Kong. Under relevant Hong Kong tax laws, tax case is normally subject to investigation by the tax authority for up to 6 years of assessment prior to the current year of assessment, if in a case of fraud or willful evasion, then the investigation can be extended to cover 10 years of assessment.

14. Related Party Transactions and Balances

a. Nature of relationships with related parties

Name	Relationship with the Group
New Harvest Investment Holdings Limited	Under the common control of Mr. Sit Hon
Top Pride International Limited	Under the common control of Mr. Sit Hon
Top One International Holdings Limited	Under the common control of Mr. Sit Hon
Ho Hon Brothers Holdings Limited	Under the common control of Mr. Sit Hon
Mr. Sit Hon	Former controlling shareholder of Top Win Hong Kong from October 25, 2018 to October 29, 2024, and former director of Top Win Hong Kong from April 19, 2018 to October 29, 2024
Mr. Sit Yau Chiu

Former controlling shareholder of Top Win Hong Kong from June 15, 2001 to October 25, 2018 and former director of Top Win Hong Kong from June 15, 2001 to December 21, 2018; a key management personnel of Top Win Hong Kong from December 21, 2018 to March 31, 2023; and father of Mr. Hon, SIT.

Top One Global Co., Ltd.	Under the common control of Mr. Sit Yau Chiu

b. Transactions with related parties

		For the Years Ended December 31,
Name	Nature	2023	2022
New Harvest Investment Holdings Limited(1)	Lease expense of the office premise	$76,636	$76,623
Top Pride International Limited(2)	Lease expense of the warehouse	42,150	42,143
Top Pride International Limited(3)	Inventory management service	$—	$85,562

____________

(1)      The amount for the years ended December 31, 2023 and 2022 represented the lease expense charged by New Harvest for the lease of office premise at 33/F, Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong.

(2)      The amount for the years ended December 31, 2023 and 2022 represented the lease expense charged by Top Pride for the lease of warehouse at Unit1208 on 12/F, Riley House, No. 88 Lei Muk Road, Kwai Chung, New Territories, Hong Kong.

(3)      The amount for the year ended December 31, 2022 represented expense related to the inventory management service provided by Top Pride to the Group, including the monitoring, checking and packaging of goods, warehouse management service and logistic services. There was no such service provided and expense incurred for the year ended December 31, 2023.

Top Win International Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2023 and 2022

14. Related Party Transactions and Balances (cont.)

c. Balances with related parties

		As of December 31,
Name	Nature	2023	2022
Mr. Sit Hon(4)	Amount due from (to) a director	420,686	(551,111)

(4)      The outstanding balance as of December 31, 2022 represented financial support provided by Mr. Sit Hon for the Group’s daily operations and financial needs. The balance was interest-free, unsecured, and repayable on demand. The outstanding balance as of December 31, 2023, represented advances made to Mr. Sit Hon by the Group to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this report.

15. Commitments and Contingencies

Commitments

As of December 31, 2023 and 2022, the Group had neither significant financial nor capital commitment.

Contingencies

As of December 31, 2023 and 2022, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s results of operations, consolidated financial condition, or cash flows.

16. Segment information

The Group uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM, specifically the Group’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Group has only one principal revenue stream, which is the trading of luxury watches. The Group carries out all its business activities and operations in Hong Kong. All transactions are concluded and completed in Hong Kong with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Group determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Group’s revenue is derived in Hong Kong with all operations being carried out in Hong Kong, no geographical segment is presented. The Group concludes that it has only one reportable segment. As such, all financial segment information required by the authoritative guidance can be found in these consolidated financial statements.

17. Subsequent Events

The Group evaluated all events and transactions that occurred after December 31, 2023 and up through August 15, 2024. Other than the event disclosed elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

TOP WIN INTERNATIONAL LIMITED

1,300,000 Ordinary Shares

______________________

PROSPECTUS

______________________

Dominari Securities LLC	Revere Securities LLC

            , 2025

Until and including            , 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2025

Top Win International Limited

1,300,000 Ordinary Shares

This prospectus relates to the resale of 1,300,000 shares of the ordinary shares with US$0.0005 par value per share (the “Ordinary Shares”), of Top Win International Limited, that may be sold from time to time by Ngai Ming Yuk and Kelven Wong, two existing shareholders of our Company (the “Selling Shareholders,” and each a “Selling Shareholder”). We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Our securities are presently not traded on any market or securities exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TOPW.” This Offering is contingent on the listing of our Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq Capital Market, this Offering cannot be completed.

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a price between US$4 and US$6 per Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. No sales of the Ordinary Shares covered by this prospectus shall occur until after the closing of our initial public offering (the “IPO”). Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 of the Public Offering Prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 13 and “Implication of Being a Foreign Private Issuer” beginning on page 13 of the Public Offering Prospectus for more information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Alt-i

THE OFFERING

Ordinary Shares Offered by the Selling Shareholders	1,300,000 Ordinary Shares
Ordinary Shares Outstanding Before the Offering:	22,200,000 Ordinary Shares
Ordinary Shares Outstanding Immediately after the Initial Public Offering pursuant to the Public Offering Prospectus:	24,864,000 Ordinary Shares
Offering Price

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a price between US$4 and US$6 per Ordinary Share, the offering price at which we sell our Ordinary Shares in our public offering pursuant to the registration statement of which this prospectus is a part.

Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Listing	We have applied to list the Ordinary Shares on the Nasdaq Capital Market
Proposed Nasdaq Capital Market Symbol	TOPW
Terms of the Offering	The Selling Shareholders will determine when and how they will sell the securities offered in this prospectus.
Use of Proceeds:

We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

Risk Factors

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 of the Public Offering Prospectus to read about factors you should consider before buying our Ordinary Shares.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Ordinary Shares by the Selling Shareholder. In addition, the underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

The Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Ordinary Shares. The Selling Shareholder is not a broker dealer nor an affiliate of a broker dealer. The Selling Shareholder has no agreement or understanding to distribute any of the shares being registered. Each selling shareholder may offer for sale from time to time any or all of the shares, subject to the lock up agreements described in the “Plan of Distribution.” The table below assumes that the Selling Shareholder will sell all of the shares offered for sale hereby. A selling shareholder is under no obligation to sell any shares pursuant to this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1) (assuming no exercise of over- allotment option)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering (assuming exercise of over- allotment option)
Kelven Wong	1,100,000	4.95%	650,000	450,000	1.81%	450,000	1.78%
Ngai Ming Yuk	1,100,000	4.95%	650,000	450,000	1.81%	450,000	1.78%

____________

(1)      Based on 22,200,000 Ordinary Shares issued and outstanding immediately prior to the offering and 24,864,000 Ordinary Shares to be issued and outstanding immediately after the offering, assuming no exercise of over-allotment option.

Lock-up Agreements

The Selling Shareholder has agreed, subject to limited exceptions, not to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of six (6) months after the closing of the IPO, without the prior written consent of the Representative.

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a price of US$[5] per share, the expected offering price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

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The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our counsel as to Cayman Islands law. Ortoli Rosenstadt LLP is acting as counsel to the Company regarding U.S. securities law matters. We are represented by Stevenson, Wong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm.

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under Cayman Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Our Amended and Restated Memorandum and Articles of Association will provide that, to the fullest extent permitted by Cayman Islands law or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their fiduciary duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

Our Amended and Restated Memorandum and Articles of Association will provide that we shall indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as will be provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S or Rule 701 under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Top Win International Limited was incorporated on June 27, 2024. In connection with the incorporation, on June 27, 2024, Top Win issued one Ordinary Share to Harneys Fiduciary (Cayman) Limited, which was transferred to Pride River on June 27, 2024, for nominal consideration. On June 27, 2024, Top Win issued 9,999 Ordinary Shares for consideration of USD 1.00 to Pride River.

On September 16, 2024, the board of directors of Top Win resolved and approved to issued 550 Ordinary Shares with a par value of US$1.00 to Kelven Wong and Ngai Ming Yuk, at a consideration of US$1,000,000, respectively.

On October 29, 2024, the board of directors of Top Win resolved and approved: (1) to transfer 555 Ordinary Shares from Pride River Limited to Seng Kar Men, at a consideration of US$1,000,000; and (2) to transfer 555 Ordinary Shares from Pride River Limited to Shi Dongqin, at a consideration of US$1,000,000; and (3) to transfer 555 Ordinary Shares from Pride River Limited to Kon Teck Tien, at a consideration of US$1,000,000; and (4) to transfer 555 Ordinary Shares from Pride River Limited to Yang Shengguang, at a consideration of US$1,000,000; and (5) to transfer 555 Ordinary Shares from Pride River Limited to HELPIZO Holdings Inc., at a consideration of US$1,000,000.

On November 20, 2022, Top Win executed a shareholder resolution to (1) approve and adopt amended and restated memorandum and articles of association which dated November 20, 2024; and (2) change the par value of the Ordinary Shares from US$1.00 to $0.0005, a 2,000 for 1 share subdivision (“Share Subdivision”). Pursuant to such resolution, the authorized share capital of Top Win International Limited was US$50,000 divided into 100,000,000 Ordinary Shares with a nominal or par value of US$0.0005 each, in accordance with section 13 of the Cayman Islands Companies Act.

Item 8. Exhibits and Financial Statement Schedule

(a)     Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association, as currently in effect
3.2**	Form of Amended and Restated Memorandum and Articles of Association, as in effect upon completion of this offering
5.1**	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
8.1*	Opinion of Guangdong Wesley Law Firm Regarding certain PRC legal matters
10.1**	Employment Agreement by and between Kwan NGAI and the Registrant
10.2**	Employment Agreement by and between Fung Yee Mary WONG and the Registrant
10.3**	Employment Agreement by and between Man Wa Claudia HO and the Registrant
10.4**	Lease Agreement for 33/F Sunshine Plaza, 353 Lockhart Road, Wan Chai, Hong Kong
10.5**	Form of the Independent Non-Executive Director Offer Letter
10.6**	Private Placement Subscription Agreement between Top Win International Limited and Ngai Ming Yuk
10.7**	Private Placement Subscription Agreement between Top Win International Limited and Kelven Wong
10.8**	Registration Rights Agreement between Top Win International Limited and Ngai Ming Yuk
10.9**	Registration Rights Agreement between Top Win International Limited and
14.1**	Code of Business Conduct and Ethics of the Registrant
14.2**	Clawback Policy of the Registrant
14.3**	Insider Trading Policy of the Registrant
21.1**	List of Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP
23.2**	Consent of Harney Westwood & Riegels, Cayman Islands Counsel to the Registrant (included in Exhibit 5.1)
23.3**	Consent of Stevenson, Wong & Co., Hong Kong Counsel to the Registrant (included in Exhibit 99.7)
23.4**	Consent of Migo Corporation, the independent research consultant to the Registrant
23.5**	Consent from Guangdong Wesley Law Firm, PRC Counsel to the Registrant
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nominating Committee Charter
99.4**	Consent of Ziyu Zhang, Independent Director Nominee
99.5**	Consent of Xiaojun Wang, Independent Director Nominee
99.6**	Consent of Shuo Chen, Independent Director Nominee
99.7**	Opinion of Stevenson, Wong & Co. regarding certain Hong Kong law and tax matters
99.8*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

____________

*        Filed herein

**      Previously filed

***    To be filed via amendment

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on February 10, 2025

TOP WIN INTERNATIONAL LIMITED
By:	/s/ Kwan NGAI
Chief Executive Officer, Chairman, and Director (Principal Executive Officer)
Name	Title	Date
/s/ Kwan NGAI	Chief Executive Officer, and Director	February 10, 2025
Mr. Kwan NGAI
/s/ Fung Yee Mary WONG	Chief Financial Officer and Director	February 10, 2025
Ms. Fung Yee Mary WONG
/s/ Man Wa Claudia HO	Chief Operating Officer	February 10, 2025
Ms. Man Wa Claudia HO

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on February 10, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of
Cogency Global Inc.